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                         POOLING AND SERVICING AGREEMENT



                          Dated as of November 1, 1999



                                  by and among

                 PaineWebber Mortgage Acceptance Corporation IV
                                   (Depositor)

                                       and

                         New South Federal Savings Bank
                            (Transferor and Servicer)

                                       and

                              The Bank of New York
                                    (Trustee)



                       New South Home Equity Trust 1999-2

                New South Home Equity Asset Backed Certificates,
                                  Series 1999-2



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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                                   Definitions

Section 1.1    Certain Defined Terms.......................................
Section 1.2    Provisions of General Application...........................


                                   ARTICLE II

                           Establishment of the Trust;
                        Sale and Conveyance of Trust Fund

Section 2.1    Sale and Conveyance of Trust Fund; Priority and
                Subordination of Ownership Interests; Establishment of
                the Trust..................................................
Section 2.2    Possession of Loan Files; Access to Loan Files..............
Section 2.3    Delivery of Loan Documents..................................
Section 2.4    Acceptance by Trustee of the Trust Fund; Certain
                Substitutions; Certification by Trustee....................
Section 2.5    Subsequent Transfers........................................
Section 2.6    Creation of the Uncertificated Regular Interests and
                Residual Interests; Basis Risk Arrangements; Issuance
                of Certificates............................................
Section 2.7    Designations under REMIC Provisions; Designation of
                Startup Day and Latest Possible Maturity Date..............
Section 2.8    Application of Principal and Interest.......................
Section 2.9    Grant of Security Interest..................................
Section 2.10   Further Assurances; Powers of Attorney......................


                                   ARTICLE III

                         Representations and Warranties

Section 3.1    Representations of the Servicer.............................
Section 3.2    Representations, Warranties and Covenants of the
                Depositor..................................................
Section 3.3    Representations and Warranties of the Transferor............
Section 3.4    Representations and Warranties of the Transferor
                Regarding Individual Loans.................................
Section 3.5    Purchase and Substitution...................................
Section 3.6    Servicer Covenants..........................................


                                   ARTICLE IV

                                The Certificates

Section 4.1    The Certificates............................................
Section 4.2    Registration of Transfer and Exchange of Certificates.......
Section 4.3    Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 4.4    Persons Deemed Owners.......................................


                                    ARTICLE V

                  Administration and Servicing of the Loans

Section 5.1    Appointment of the Servicer.................................
Section 5.2    Subservicing Agreements Between the Servicer and
                Subservicers...............................................
Section 5.3    Collection of Certain Loan Payments; Collection Account.....
Section 5.4    Permitted Withdrawals from the Collection Account...........
Section 5.5    Payment of Taxes, Insurance and Other Charges...............
Section 5.6    Maintenance of Casualty Insurance...........................
Section 5.7    [Reserved]..................................................
Section 5.8    Fidelity Bond; Errors and Omissions Policy..................
Section 5.9    Collection of Taxes, Assessments and Other Items............
Section 5.10   Periodic Filings with the Securities and Exchange
                Commission; Additional Information.........................
Section 5.11   Enforcement of Due-on-Sale Clauses; Assumption
                Agreements.................................................
Section 5.12   Realization upon Defaulted Loans............................
Section 5.13   Trustee to Cooperate; Release of Loan Files.................
Section 5.14   Servicing Fee; Servicing Compensation.......................
Section 5.15   Reports to the Trustee; Collection Account Statements.......
Section 5.16   Annual Statement as to Compliance...........................
Section 5.17   Annual Independent Public Accountants' Servicing Report.....
Section 5.18   Reports to be Provided by the Servicer......................
Section 5.19   Adjustment of Servicing Compensation in Respect of
                Prepaid Loans..............................................
Section 5.20   Periodic Advances...........................................
Section 5.21   Indemnification; Third Party Claims.........................
Section 5.22   Maintenance of Corporate Existence and Licenses; Merger
                or Consolidation of the Servicer...........................
Section 5.23   Assignment of Agreement by Servicer; Servicer Not to
                Resign.....................................................
Section 5.24   Pre-Funding Account.........................................
Section 5.25   Capitalized Interest Account................................


                                   ARTICLE VI

                           Distributions and Payments

Section 6.1    Establishment of Certificate Account, Deposits to the
                Certificate Account........................................
Section 6.2    Permitted Withdrawals From the Certificate Account..........
Section 6.3    Collection of Money.........................................
Section 6.4    The Certificate Insurance Policy............................
Section 6.5    Distributions...............................................
Section 6.6    Investment of Accounts......................................
Section 6.7    Reports by Trustee..........................................
Section 6.8    Additional Reports by Trustee and by Servicer...............
Section 6.9    Compensating Interest.......................................
Section 6.10   Effect of Payments by the Certificate Insurer;
                Subrogation................................................


                                   ARTICLE VII

                                     Default

Section 7.1    Events of Default...........................................
Section 7.2    Trustee to Act; Appointment of Successor....................
Section 7.3    Waiver of Defaults..........................................
Section 7.4    Loans, Trust Fund and Accounts Held for Benefit of the
                Certificate Holders and Certificate Insurer................


                                  ARTICLE VIII

                                   Termination

Section 8.1    Termination.................................................
Section 8.2    Additional Termination Requirements.........................
Section 8.3    Accounting Upon Termination of Servicer.....................


                                   ARTICLE IX

                                   The Trustee

Section 9.1    Duties of Trustee...........................................
Section 9.2    Certain Matters Affecting the Trustee.......................
Section 9.3    Not Liable for Certificates or Loans........................
Section 9.4    Trustee May Own Certificates................................
Section 9.5    Trustee's Fees and Expenses; Indemnity......................
Section 9.6    Eligibility Requirements for Trustee........................
Section 9.7    Year 2000 Compliance........................................
Section 9.8    Resignation and Removal of the Trustee......................
Section 9.9    Successor Trustee...........................................
Section 9.10   Merger or Consolidation of Trustee..........................
Section 9.11   Appointment of Co-Trustee or Separate Trustee...............
Section 9.12   Tax Returns; OID Interest Reporting.........................
Section 9.13   Retirement of Certificates..................................


                                    ARTICLE X

                            Miscellaneous Provisions

Section 10.1   Limitation on Liability of the Depositor and the
                Servicer....
Section 10.2   Acts of Certificateholders; Certificateholders' Rights......
Section 10.3   Amendment or Supplement.....................................
Section 10.4   Recordation of Agreement....................................
Section 10.5   Duration of Agreement.......................................
Section 10.6   Notices.....................................................
Section 10.7   Severability of Provisions..................................
Section 10.8   No Partnership..............................................
Section 10.9   Counterparts................................................
Section 10.10  Successors and Assigns......................................
Section 10.11  Headings....................................................
Section 10.12  The Certificate Insurer Default.............................
Section 10.13  Third Party Beneficiary.....................................
Section 10.14  Intent of the Parties.......................................
Section 10.15  Appointment of Tax Matters Person...........................
Section 10.16  GOVERNING LAW...............................................



                                    EXHIBITS

EXHIBIT A      Specimen Certificate Insurance Policy
EXHIBIT B-1    Specimen Class A-1 Certificate
EXHIBIT B-2    Specimen Class A-2 Certificate
EXHIBIT B-3    Specimen Class A-3 Certificate
EXHIBIT B-4    Specimen Class A-4 Certificate
EXHIBIT B-5    Specimen Class A-5 Certificate
EXHIBIT B-6    Specimen Class A-6 Certificate
EXHIBIT B-7    Specimen Class B Certificate
EXHIBIT B-8    Specimen Class R-I Certificate
EXHIBIT B-9    Specimen Class R-II Certificate
EXHIBIT B-10   Specimen Class R-III Certificate
EXHIBIT C      Loan Schedule
EXHIBIT D-1    Form of Initial Certification of Trustee
EXHIBIT D-2    Form of Updated Initial Certification of the Trustee
EXHIBIT E      Form of Final Certification of Trustee
EXHIBIT F      Form of Request for Release of Loan Files
EXHIBIT G1     Form of Transfer Affidavit
EXHIBIT G2     Form of Transferor Letter
EXHIBIT H      Form of Investment Representation Letter
EXHIBIT I      Form of ERISA Investment Representation Letter
EXHIBIT J      Form of Officer's Certificate of the Transferor:  Prepaid Loans
EXHIBIT K      Form of Servicer Remittance Report
EXHIBIT L      Form of Subsequent Transfer Agreement
EXHIBIT M      Form of Liquidation Report

     This Pooling and Servicing Agreement (the "Agreement"), relating to New South Home Equity Trust 1999-2 (the "Trust"), dated as of November 1, 1999 by and among PaineWebber Mortgage Acceptance Corporation IV, as depositor of the Trust (the "Depositor"), New South Federal Savings Bank, as Transferor (in such capacity, the "Transferor") and as Servicer (in such capacity, the "Servicer"), and The Bank of New York, in its capacity as trustee (the "Trustee").


                             W I T N E S S E T H:


     WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;


     WHEREAS, the Servicer has agreed to service the Loans (as described herein), which constitute the principal assets of the trust estate;


     WHEREAS, The Bank of New York is willing to serve in the capacity of Trustee hereunder; and


     WHEREAS, MBIA Insurance Corporation (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement, and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.


     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Transferor, the Servicer and the Trustee hereby agree as follows:


                              PRELIMINARY STATEMENT

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole "residual interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The REMIC I Regular Interest will have:
(i) a Pass-Through Rate equal to or calculated based upon the Net Loan Rate; and
(ii) an initial REMIC I Principal Balance equal to the sum of (i) the Principal Balances of all the Loans as of the applicable Cut-Off Date and (ii) the Original Pre-Funding Amount. The REMIC I Regular Interest will not be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Interest will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the Pass-Through Rate and the initial Lower-Tier Balance for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated. The Class R-II Interest will be an asset of a Grantor Trust, whose ownership is represented by the Class R-II Certificates.


Designation                 Pass-Through Rate                 Lower-Tier Balance
-----------                 -----------------                 ------------------

   LA-1                            (1)                           $87,000,000

   LA-2                            (2)                           $22,000,000

   LA-3                            (3)                           $47,000,000

   LA-4                            (4)                           $29,000,000

   LA-5                            (5)                           $20,155,000

   LA-6                            (6)                           $23,500,000

   LB                              (7)                            $6,345,000

----------

(1) A per annum rate (calculated on the basis of actual days elapsed and an assumed year of 360 days) equal to the lesser of (i) the Class A-1 LIBOR Rate and (ii) the Net Loan Rate.

(2) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.130% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(3) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.310% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(4) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.590% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(5) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.780% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(6) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.530% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(7) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 9.230% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.


     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and the initial Upper-Tier Balance for each of the Classes of REMIC III Regular Interests. None of the REMIC III Regular Interests will be certificated. The REMIC III Regular Interests will be assets of a Grantor Trust, whose ownership is represented by the alphabetically and numerically corresponding Certificates.


Designation                 Pass-Through Rate                 Upper-Tier Balance
-----------                 -----------------                 ------------------

   UA-1                            (1)                           $87,000,000

   UA-2                            (2)                           $22,000,000

   UA-3                            (3)                           $47,000,000

   UA-4                            (4)                           $29,000,000

   UA-5                            (5)                           $20,155,000

   UA-6                            (6)                           $23,500,000

   UB                              (7)                            $6,345,000

----------

(1) A per annum rate (calculated on the basis of actual days elapsed and an assumed year of 360 days) equal to the lesser of (i) the Class A-1 LIBOR Rate and (ii) the Net Loan Rate.

(2) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.130% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(3) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.310% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(4) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.590% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(5) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.780% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(6) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.530% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.

(7) A per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 9.230% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Net Loan Rate.



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Certain Defined Terms. Whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings.

     "Accepted Servicing Practices" shall mean the Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account loans of the same type as the Loans in the jurisdictions in which the related Properties are located and will give due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

     "Account" shall mean any Eligible Account established hereunder.

     "Accrual Period" shall mean (i) with respect to the Class A-1 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date or, in the case of the first Distribution Date, the Closing Date, and ending on the day preceding such Distribution Date and (ii) with respect to the Certificates other than the Class A-1 Certificates and any Distribution Date, the calendar month immediately prior to the month in which such Distribution Date occurs.

     "Addition Notice" shall mean, for any date during the Pre-Funding Period, a notice (which shall be in writing) given to the Rating Agencies and the Certificate Insurer, and the Trustee pursuant to Section 2.5 hereof.

     "Advance" shall mean any Servicing Advance or Periodic Advance.

     "Adverse REMIC Event" shall have the meaning set forth in Section 5.1(c).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Class A Principal Balance" shall mean the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance and the Class A-6 Principal Balance.

     "Aggregate Class Principal Balance" shall mean the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class B Principal Balance.

     "Aggregate Principal Balance" shall mean the sum of the Principal Balances of each of the Loans as of any date of determination.

     "Agreement" shall mean this Pooling and Servicing Agreement, including the Exhibits hereto, as amended or supplemented from time to time in accordance herewith.

     "Appraised Value" shall mean the lesser of (i) the appraised value of any Property, based upon the appraisal or other property valuation made at the time the related Loan is originated and (ii) the purchase price of such Property.

     "Assignment of Mortgage" shall mean, with respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument (which may be in blank) in recordable form and sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

     "Authorized Denominations" shall mean, in the case of the Class A Certificates, $25,000 or integral multiples of $1 in excess thereof; provided, however, that one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate, one Class A-5 Certificate, one Class A-6 Certificate, and one Class B Certificate, each is issuable in a denomination equal to an amount less than $1 such that the aggregate denomination of all Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class B Certificates, as the case may be, shall be equal to the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto. In the case of the Class R Certificates, a 25% Percentage Interest therein.

     "Available  Distribution  Amount" shall mean for any Distribution Date, the
(i) the Servicer Remittance Amount for such Distribution Date actually on deposit in the Certificate Account minus (ii) the sum of the (A) Trustee Fee for such Distribution Date and (B) the Certificate Insurance Premium Amount for such Distribution Date, plus (iii) the Capitalized Interest Requirement, if any, with respect to such Distribution Date.

     "Avondale"  shall  mean  Avondale   Funding.com.inc.,   Woodridge,   IL,  a
wholly-owned subsidiary of New South, and any successors in interest thereof.

     "Basis Risk Arrangements" shall mean the rights of the Class A and Class B Certificates to receive the deemed payments from the Class R-II Certificates as set forth in Section 6.5(c). The Basis Risk Arrangements are held by the Trustee as assets of the Grantor Trust portion of the Trust Fund.

     "Borrower" shall mean the obligor on a Mortgage Note.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the Certificate Insurer is closed as indicated on the schedule delivered to the Trustee by the Certificate Insurer, or (iii) a day on which banking institutions in the States of New York or Alabama are authorized or obligated by law or executive order to be closed.

     "Capitalized Interest Account" shall mean the account designated as such, established and maintained pursuant to Section 5.25 hereof. The Capitalized Interest Account is held by the Trustee as an asset of the Grantor Trust portion of the Trust Fund.

     "Capitalized Interest Initial Deposit" is an amount equal to $799,573.

     "Capitalized Interest Required Amount" shall mean, with respect to the Distribution Date in December 1999, an amount equal to the product of (i) the Pre-Funding Amount after taking into account all withdrawals from the Pre-Funding Account on or prior to such Distribution Date, (ii) one-twelfth of the Net WAC and (iii) 3 (the remaining months in the Pre-Funding Period).

     With respect to the Distribution Date in January 2000, an amount equal to the product of (i) the Pre-Funding Amount after taking into account all withdrawals from the Pre-Funding Account on or prior to such Distribution Date,
(ii) one-twelfth of the Net WAC and (iii) 2 (the remaining months in the Pre-Funding Period).

     With respect to the Distribution Date in February 2000, an amount equal to the product of (i) the Pre-Funding Amount after taking into account all withdrawals from the Pre-Funding Account on or prior to such Distribution Date,
(ii) one-twelfth of the Net WAC and (iii) 1 (the remaining months in the Pre-Funding Period).

     With respect to the Distribution Date in March 2000, zero.

     "Capitalized Interest Requirement" shall mean, with respect to the Distribution Date in December 1999, the excess of (i) the product of (a) the related Pre-Funding Amount on the Closing Date and (b) one-twelfth and (c) the CWAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in January 2000, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the CWAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in February 2000, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the CWAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in March 2000, zero.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "Certificate" shall mean any Class A Certificate, any Class B Certificate or any Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

     "Certificate Account" shall mean the Certificate Account established in accordance with Section 6.1(a) hereof and maintained by the Trustee.

     "Certificate Insurance Policy" shall mean the certificate guaranty insurance policy #30895, issued by the Certificate Insurer for the benefit of the Class A Certificateholders, a copy of which is attached hereto as Exhibit A.

     "Certificate Insurance Premium Amount" shall mean for any Distribution Date the product of 1/12th of the Premium Percentage and the Aggregate Class A Principal Balance after taking into account all distributions of principal of the Class A Certificates to occur on such Distribution Date.

     "Certificate Insurer" shall mean MBIA Insurance Corporation, a stock insurance company organized under the laws of the State of New York, and any successors thereto.

     "Certificate Insurer Default" shall mean the existence and continuance of any of the following: (i) a failure by the Certificate Insurer to make a payment required under a Certificate Insurance Policy in accordance with its terms; (ii) the entry of a nonappealable decree or nonappealable order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of a nonappealable order for the winding up or liquidation of the affairs of the Certificate Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of 90 consecutive days;
(iii) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar proceedings or of relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (iv) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     "Certificate Register" shall have the meaning described in Section 4.2(a).

     "Certificateholder" shall mean, except as provided in Article X, each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, requestor demand pursuant to this Agreement, any Certificate registered in the name of the Servicer or any Subservicer or the Transferor, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Servicer and the Transferor shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request. Any Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

     "Civil Relief Act" shall mean the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Class" shall mean any designated Class of Certificates of this Series or of any new Series issued hereunder.

     "Class A Certificate" shall mean any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, Class A-5 Certificate or Class A-6 Certificate.

     "Class A Certificateholder" shall mean a Holder of a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, Class A-5 Certificate or Class A-6 Certificate.

     "Class A Turbo Amount" shall mean for any  Distribution  Date the lesser of
(a) the amount of the Available Distribution Amount remaining after the distribution is made in Section 6.5(b)(vi) hereof on such Distribution Date and
(b) the Overcollateralization Deficiency Amount for such Distribution Date.

     "Class A-1 Available Funds Cap Rate" shall mean with respect to the Class A-1 Certificates for any Distribution Date a per annum rate determined by taking the amount of interest that would accrue on the Class Principal Balance of the Class A-1 Certificates at the Fixed Rate Available Funds Cap Rate (assuming that interest were to accrue on the Class A-1 Certificates on the basis of a 360-day year consisting of twelve 30-day months) and converting such amount of interest into a per annum rate calculated on the basis of a 360-day year and the actual number of days elapsed in the Accrual Period for the applicable Distribution Date. The Class A-1 Available Funds Cap Rate shall only apply when the Class A-1 Certificates are determined to be one of the Classes whose interest will be capped after determining the Fixed Rate Available Funds Cap Rate described in the definition thereof.

     "Class A-1 Certificate" shall mean any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

     "Class  A-1  Certificateholder"   shall  mean  a  Holder  of  a  Class  A-1
Certificate.

     "Class A-1 LIBOR Interest Carryover" shall mean for any Distribution Date and the Class A-1 Certificates, the sum of (i) the difference between (a) the amount of interest the Class A-1 Certificates would be entitled to receive on such Distribution Date at its applicable Uncapped Pass-Through Rate and (b) the amount of interest actually distributed to the Class A-1 Certificates on such Distribution Date pursuant to Section 6.5(b)(iii) of this Agreement, (ii) the portion of any amount calculated pursuant to clause (i) above remaining unpaid from prior Distribution Dates and (iii) interest accrued thereon at the then-applicable Class A-1 LIBOR Rate.

     "Class A-1 LIBOR Rate" shall mean with respect to the Class A-1 Certificates for any Distribution Date a per annum rate (calculated on the basis of actual days elapsed and an assumed year of 360 days) equal to the sum of (a) LIBOR on the Interest Determination Date plus a margin of (b) 0.240% per annum or, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.480% per annum.

     "Class A-1 Pass-Through Rate" with respect to any Distribution Date, will be equal to a per annum rate (calculated on the basis of actual days elapsed and an assumed year of 360 days) equal to the lesser of (i) the Class A-1 LIBOR Rate and (ii) the Class A-1 Available Funds Cap Rate.

     "Class A-1 Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance for such Class less all distributions pursuant to Section 6.5(b) attributable to principal on the Class A-1 Certificates on all prior Distribution Dates.

     "Class A-2 Certificate" shall mean any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit B-2 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

     "Class  A-2  Certificateholder"   shall  mean  a  Holder  of  a  Class  A-2
Certificate.

     "Class A-2 Pass-Through Rate" with respect to any Distribution Date, will be equal to a per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.130% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Fixed Rate Available Funds Cap Rate.

     "Class A-2 Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance of such Class less all distributions pursuant to Section 6.5(b) attributable to principal on the Class A-2 Certificates on all prior Distribution Dates.

     "Class A-3 Certificate" shall mean any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit B-3 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

     "Class  A-3  Certificateholder"   shall  mean  a  Holder  of  a  Class  A-3
Certificate.

     "Class A-3 Pass-Through Rate" with respect to any Distribution Date, will be equal to a per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.310% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Fixed Rate Available Funds Cap Rate.

     "Class A-3 Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance of such Class less all distributions pursuant to Section 6.5(b) attributable to principal on the Class A-3 Certificates on all prior Distribution Dates.

     "Class A-4 Certificate" shall mean any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit B-4 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

     "Class  A-4  Certificateholder"   shall  mean  a  Holder  of  a  Class  A-4
Certificate.

     "Class A-4 Pass-Through Rate" with respect to any Distribution Date, will be equal to a per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.590% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Fixed Rate Available Funds Cap Rate.

     "Class A-4 Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance of such Class less all distributions pursuant to Section 6.5(b) attributable to principal on the Class A-4 Certificates on all prior Distribution Dates.

     "Class A-5 Certificate" shall mean any Certificate designated as a "Class A-5 Certificate" on the face thereof, in the form of Exhibit B-5 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

     "Class  A-5  Certificateholder"   shall  mean  a  Holder  of  a  Class  A-5
Certificate.

     "Class A-5 Pass-Through Rate" with respect to any Distribution Date, will be equal to a per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.780% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Fixed Rate Available Funds Cap Rate.

     "Class A-5 Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance of such Class less all distributions pursuant to Section 6.5(b) attributable to principal on the Class A-5 Certificates on all prior Distribution Dates.

     "Class A-6 Certificate" shall mean any Certificate designated as a "Class A-6 Certificate" on the face thereof, in the form of Exhibit B-6 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

     "Class  A-6  Certificateholder"   shall  mean  a  Holder  of  a  Class  A-6
Certificate.

     "Class-A-6 Lockout Distribution Amount" shall mean with respect to any Distribution Date, the product of (a) the applicable Class A-6 Lockout Percentage for such Distribution Date and (b) the Class A-6 Lockout Pro Rata Distribution Amount for such Distribution Date.

     "Class A-6 Lockout Percentage" shall mean with respect to each Distribution Date as follows:

                                                             LOCKOUT
               DISTRIBUTION DATES                           PERCENTAGE
               ------------------                           ----------

          December 1999 - November 2002                          0%

          December 2002 - November 2004                         45%

          December 2004 - November 2005                         80%

          December 2005 - November 2006                        100%

          December 2006 and thereafter                         300%


     "Class A-6 Lockout Pro Rata Distribution Amount" shall mean with respect to any Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the Class A-6 Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balances for all Class A Certificates immediately prior to such Distribution Date and (b) the Principal Distribution Amount for such Distribution Date.

     "Class A-6 Lockout Pro Rata Turbo Amount" shall mean with respect to any Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the Class A-6 Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balances of the Principal Balance Certificates immediately prior to such Distribution Date and (b) the Class A Turbo Amount for such Distribution Date.

     "Class A-6 Lockout Turbo Amount" shall mean with respect to any Distribution Date, the product of (a) the applicable Class A-6 Lockout Percentage for such Distribution Date and (b) the Class A-6 Lockout Pro Rata Turbo Amount for such Distribution Date.

     "Class A-6 Pass-Through Rate" with respect to any Distribution Date will be equal to a per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 7.530% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Fixed Rate Available Funds Cap Rate.

     "Class A-6 Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance for such Class less all distributions pursuant to Section 6.5(b) allocable to principal on the Class A-6 Certificates on all prior Distribution Dates.

     "Class B Certificate" shall mean any Certificate designated as a "Class B Certificate" on the face thereof, in the form of Exhibit B-7 hereto, and authenticated by or on behalf of the Trustee in accordance with the procedures set forth herein.

     "Class B Certificateholder" shall mean a Holder of a Class B Certificate.

     "Class B Pass-Through Rate" with respect to any Distribution Date, will be equal to a per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days) equal to the lesser of (i) 9.230% plus, commencing on the first day of the Accrual Period during which the Optional Termination Date occurs, 0.50% and (ii) the Fixed Rate Available Funds Cap Rate.

     "Class B Principal Balance" shall mean, as of any date of determination, the Original Class Principal Balance of such Class less all distributions pursuant to Section 6.5(b) attributable to principal on the Class B Certificates on all prior Distribution Dates.

     "Class LA-1 Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class LA-2 Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class LA-3 Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class LA-4 Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class LA-5 Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class LA-6 Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class LB Interest" shall mean the REMIC II Regular Interest having an initial Lower-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class Principal Balance" shall mean, with respect to the Class A Certificates, the Class B Certificates and, except as provided in the next sentence, the Uncertificated Regular Interests, as of any time of determination, the related initial REMIC I Principal Balance, Lower-Tier Balances or Upper-Tier Balances set forth in the Preliminary Statement hereto, less any amounts distributed as principal pursuant to Section 6.5(b) or Section 6.5(d), as applicable, respectively, on all prior Distribution Dates, and with respect to the Class B Certificates, less any Realized Losses allocated to the Class B Certificates on prior Distribution Dates. Any amounts reimbursed to the Class B Certificates in respect of Realized Losses previously allocated in reduction of the Class Principal Balance of the Class B Certificates shall not reduce the Class Principal Balance of the Class B Certificates. The Class R-I, Class R-II and Class R-III Certificates and the Class R-II Interest have no Class Principal Balances.

     "Class R Certificate" shall mean any of the Class R-I, Class R-II or Class R-III Certificates.

     "Class R-I Certificate" shall mean any Certificate denominated as a Class R-I Certificate, which Certificate shall be in the form of Exhibit B-8 hereto.

     "Class  R-I  Certificateholder"   shall  mean  a  Holder  of  a  Class  R-I
Certificate.

     "Class R-II Certificate" shall mean any Certificate denominated as a Class R-II Certificate, representing beneficial ownership of the Class R-II Interest and the obligation to make payments under the Basis Risk Arrangements, which Certificate shall be in the form of Exhibit B-9 hereto.

     "Class R-II Certificateholder" shall mean a Holder of a Class R-II Certificate.

     "Class R-II Interest" shall mean the residual interest in REMIC II represented by the Class R Certificate. The Class R-II Interest shall be held by the Trustee as an asset of the Grantor Trust portion of the Trust Fund.

     "Class R-III Certificate" shall mean any Certificate denominated as a Class R-III Certificate, which Certificate shall be in the form of Exhibit B-10 hereto.

     "Class R-III Certificateholder" shall mean a Holder of a Class R-III Certificate.

     "Class UA-1 Interest" shall mean the REMIC III Regular Interest having an initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class UA-2 Interest" shall mean the REMIC III Regular Interest having an initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class UA-3 Interest" shall mean the REMIC III Regular Interest having an initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class UA-4 Interest" shall mean the REMIC III Regular Interest having the initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class UA-5 Interest" shall mean the REMIC III Regular Interest having the initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class UA-6 Interest" shall mean the REMIC III Regular Interest having the initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Class UB Interest" shall mean the REMIC III Regular Interest having the initial Upper-Tier Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Closing Date" shall mean December 2, 1999.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collection Account" shall mean the Eligible Account established and maintained for the benefit of the Certificateholders and the Certificate Insurer pursuant to Section 5.3(a) hereof.

     "Combined Loan-to-Value Ratio" shall mean with respect to any Loan, (i) the sum of (x) if applicable, the outstanding Principal Balance of any mortgage loan senior to such Loan and secured by the related Property as of the date of origination of the related Loan, plus (y) the Principal Balance of the related Loan as of the Cut-Off Date, divided by (ii) the Appraised Value of such Property.

     "Commission" shall mean the Securities and Exchange Commission.

     "Compensating  Interest"  shall have the  meaning  defined  in Section  6.9 hereof.

     "Curtailment" shall mean, with respect to a Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is neither intended to satisfy the Loan in full, intended as an advance payment of an amount due in a subsequent Due Period, nor intended to cure a delinquency.

     "Custodian" shall have the meaning defined in Section 2.2(c).

     "Cut-Off Date" shall mean the beginning of business on November 1, 1999 with respect to the Initial Loans transferred to the Trust on the Closing Date. With respect to the Subsequent Loans transferred to the Trust after the Closing Date, the date specified in the applicable Subsequent Transfer Agreement.

     "CWAC" shall mean, with respect to any Distribution Date, the weighted average of the Pass-Through Rates of the Class A-1, Class A-2 Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates for such Distribution Date, weighted on the basis of the Principal Balances of such Classes immediately prior to such Distribution Date.

     "Debt Instrument" shall mean the Mortgage Note or other evidence of indebtedness evidencing the indebtedness of a Borrower under a Loan.

     "Debt Service Reduction" shall mean, with respect to any Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Loan in a proceeding under the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

     "Deficient Valuation" shall mean, with respect to any Loan, a valuation of the related Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     "Deleted Loan" shall mean a Loan replaced by a Qualified Substitute Loan or repurchased pursuant to Sections 2.4(c) or 3.5 hereof.

     "Delinquency  Amount" shall mean for any Distribution Date, the product of:
(i) the Delinquency Percentage for such Distribution Date, and (ii) an amount equal to the Principal Balance of the Loans as of the end of the related Due Period plus the Pre-Funding Amount, if any.

     "Delinquency Percentage" shall mean for any Distribution Date, the average for such Distribution Date and the two immediately preceding Distribution Dates of the respective percentages, expressed as a fraction: (i) the numerator of which is the sum of: (1) the aggregate Principal Balance of all Loans which are 90 or more days Delinquent as of the end of each of the related Due Periods; (2) the aggregate Principal Balance of all Loans which are in foreclosure as of the end of each of the related Due Periods; and (3) the aggregate Principal Balance of all Loans which relate to REO Properties as of the end of each of the related Due Periods; and (ii) the denominator of which is Principal Balance of the Loans as of the end of the related Due Period.

     "Delinquent" shall mean a Loan for which any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on. For purposes of the definition of Delinquency Amount, a Loan for which the Servicer has extended the Due Date shall be considered 90 days Delinquent in same manner described in the preceding sentences without giving effect to the extension of the Due Date. For purposes of the definition of Delinquency Percentage, no Loan shall be included in more than a single category. For purposes of the definition of Delinquency Percentage, a Loan will be considered 90 days Delinquent if the related Borrower is in bankruptcy or other similar proceeding and such Borrower is 90 or more days Delinquent in accordance with the terms of the Mortgage Note.

     "Depositor" shall mean PaineWebber Mortgage Acceptance Corporation IV and any successor thereto.

     "Depository" shall mean the Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

     "Determination Date" shall mean the 18th calendar day of each month, or if such day is not a Business Day, then the immediately preceding Business Day.

     "Direct Participant" shall mean any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

     "Disqualified Organization" shall mean any of (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or cooperatives engaged in furnishing electric energy, or providing telephone service, to persons in rural areas as described in Section 1381(a)(2)(C) of the Code and (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause any of the REMICs or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     "Distributable Certificate Interest" shall mean with respect to each Class of Class A and Class B Certificates for each Distribution Date, an amount equal to interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Class Principal Balance during the related Accrual Period outstanding immediately prior to such Distribution Date, reduced by such Class of Certificate's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 6.5(f) hereof. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except that such interest calculated with respect to the Class A-1 Certificates will be based on a 360-day year and the actual number of days elapsed.

     "Distribution Date" shall mean the 25th day of any month or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 1999 with respect to the Class A-1 Certificates, and in January, 2000 with respect to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates.

     "Due Date" shall mean, with respect to any Loan, the day of the month upon which payment is due from the related Borrower on a Loan.

     "Due Period" shall mean, with respect to each Distribution Date, the period beginning on the opening of business on the first day of the calendar month preceding the calendar month in which such Distribution Date occurs, and ending at the close of business on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

     "Eligible Account" shall mean either (i) a segregated interest bearing trust account or accounts maintained with a depositary institution which is acceptable to the Certificate Insurer and to each Rating Agency, and such trust account shall be held in (a) the corporate trust account department of such depositary institution and (b) an institution with capital and surplus of not less than $50,000,000, and a minimum unsecured debt rating of BBB by S&P and Baa3 by Moody's; or (ii) an account or accounts maintained with an institution acceptable to the Certificate Insurer and whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by S&P and Aa2 or better by Moody's and the highest short-term rating by S&P and Moody's, and which is (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws institution (including the Trustee), (d) a principal subsidiary of a bank holding company, or (e) approved in writing by the Certificate Insurer, S&P and Moody's, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

     "ERISA" shall have the meaning defined in Section 4.2(j) hereof.

     "Event of Default" shall have the meaning described in Section 7.1.

     "FDIC" shall mean the Federal Deposit Insurance Corporation and any successor thereto.

     "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any successor thereto.

     "Fixed Rate Available Funds Cap Rate" shall mean for any Distribution Date and for each of the Class A-2, A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates if such Class's Uncapped Pass-Through Rate would be greater than the Net Loan Rate, the rate per annum determined for each such Class by taking
(A) all interest that accrued on the Loans at the Net Loan Rate and was due in the related Due Period, less (B) all interest accrued on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates during their related Accrual Periods, in each case only if their respective Uncapped Pass-Through Rates are less than or equal to the Net Loan Rate, divided by (C) the sum of the Class Principal Balance of such Class and the Class Principal Balance of each other Class of Certificates whose accrued interest is not included in clause (B) above, and multiplied by (D) 12. This calculation shall be repeated as appropriate so that in no event will the capped rate so calculated exceed any such Class's Uncapped Pass-Through Rate.

     "Fixed Rate Interest Carryover" shall mean for any Distribution Date and any Class of Class A-2, A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates subject to the Fixed Rate Available Funds Cap, an amount equal to the sum of (i) the difference between (a) the amount of interest such Class would be entitled to receive on such Distribution Date without regard to the applicable Fixed Rate Available Funds Cap Rate and (b) the amount of interest actually distributed to such Class with respect to such Distribution Date pursuant to Section 6.5(b)(iii) of this Agreement, (ii) the portion of any amount calculated pursuant to clause (i) above remaining unpaid from prior Distribution Dates and (iii) interest accrued thereon at the applicable Uncapped Pass-Through Rate without regard to the Fixed Rate Available Funds Cap Rate.

     "FNMA" shall mean the Federal National Mortgage Association and any successor thereto.

     "Foreclosure Profits" shall mean, as to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Loan that became a Liquidated Loan in the Due Period prior to such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Loan Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Borrower (or, in the case of a Liquidated Loan that had been an REO Loan, from the Due Date to which interest was last deemed to have been paid pursuant to
Section 5.12) to the first day of the month following the month in which such Loan became a Liquidated Loan.

     "Grantor Trust" shall mean that portion of the Trust Fund exclusive of the Trust REMICs, which is comprised of the REMIC III Regular Interests, the Class R-II Interest, amounts deemed distributed thereon and held in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and the Basis Risk Arrangements.

     "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemical wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other federal, state or local environmental related laws now existing or hereafter enacted.

     "Holder" shall mean each Person in whose name a Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Servicer or any Subservicer or the Transferor, or any Affiliate of any of them, shall be deemed not to be outstanding and in the case of any Certificate, the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

     "Indemnification   Agreement"  shall  mean  that  certain   Indemnification
Agreement among the Certificate Insurer, the Depositor, the Transferor and the Underwriters.

     "Indirect Participant" shall mean any financial institution for who many Direct Participant holds an interest in a Class A Certificate.

     "Initial Loans" shall mean the pool of Loans conveyed to the Trust pursuant to this Agreement on the Closing Date together with the payments thereon (exclusive of any prepayment penalties, which are retained by the Transferor) and proceeds therefrom received on or after the Cut-Off Date (exclusive of $1,041,110 of interest collections on the Initial Loans for the month of November 1999, which will be retained by the Transferor), as identified on the Loan Schedule annexed hereto as Exhibit C, as amended from time to time.

     "Insurance Agreement" shall mean that certain Insurance Agreement among the Certificate Insurer, the Depositor, the Trustee and New South Federal Savings Bank, as Transferor and Servicer dated as of December 1, 1999.

     "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to any insurance policy covering a Loan to the extent such proceeds are not applied to the restoration of the related Property or released to the related Borrower in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

     "Insured   Payment"  shall  have  the  meaning   assigned  thereto  in  the
Certificate Insurance Policy.

     "Interest Collections" shall mean all amounts (including, without limitation, Monthly Payments (or Periodic Advances in respect thereof) and Liquidation Proceeds) collected on any Loan allocable to interest pursuant to the terms of the related Mortgage Note, or if no provision for allocation is made therein, pursuant to the terms hereof.

     "Interest Determination Date" shall mean, with respect to any Accrual Period applicable to the Class A-1 Certificates, the second LIBOR Business Day preceding the first day of such Accrual Period.

     "Interest Reduction Amount" shall mean, for any Distribution Date, the amount equal to the sum of the Servicing Fee, the Trustee Fee and the Certificate Insurance Premium Amount for such Distribution Date.

     "Late Payment Rate" shall have the meaning assigned thereto in the Insurance Agreement.

     "LIBOR" shall mean, for any Accrual Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

     The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

     "LIBOR Business Day" shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     "Lien" means any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), claim, charge, preference, priority, right, interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financial statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     "Liquidated Loan" shall mean a Loan (i) with respect to which the related Property has been acquired, liquidated and/or foreclosed upon by the Servicer or
(ii) which the Servicer has elected to write down the outstanding Principal Balance of such Loan that has been delinquent for a period equal to or greater than 270 days to zero and, in either case, with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered, as set forth in a Liquidation Report in the form of Exhibit M hereto, delivered to the Trustee and the Certificate Insurer.

     "Liquidated Loan Loss" shall mean, with respect to any Distribution Date, the aggregate of the amount of losses with respect to each Loan which became a Liquidated Loan in the Due Period prior to such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Loan Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Loan became a Liquidated Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     "Liquidation Expenses" shall mean expenses incurred by the Servicer in connection with the liquidation of any defaulted Loan, REO Loan or REO Property (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.5, 5.6 and
5.12 respecting the related Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Loan which have been netted against related REO Proceeds.

     "Liquidation Proceeds" shall mean amounts received by the Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted or written-down Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Loans received from the Borrower, other than amounts required to be paid to the Borrower pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     "Loan" shall mean a Mortgage Loan.

     "Loan File" shall include the Loan documents described in Section 2.3 hereof and such documents as are required to be included in the Loan File pursuant to the Loan Sale Agreement.

     "Loan Interest Rate" shall mean, as to any Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note.

     "Loan Repurchase Price" shall have the meaning defined in Section 2.4(c) as set forth in an Officer's Certificate of the Servicer.

     "Loan Sale Agreement" shall mean the Loan Sale Agreement dated as of November 1, 1999, between New South Federal Savings Bank, as seller thereunder, and the Depositor, as purchaser thereunder, as such agreement may be amended, modified or supplemented from time to time.

     "Loan Schedule" shall mean the list of the Loans transferred to the Trustee on the Closing Date as part of the Trust Fund and attached hereto as Exhibit C (and also provided to the Certificate Insurer and the Trustee on a computer readable magnetic tape or disk). The Loan Schedule shall set forth at a minimum the following information as to each Loan:

     (A)  the Loan identifying number;

     (B)  the Principal Balance of the Loan;

     (C)  the city, state and ZIP code of the Property;

     (D)  the type of property;

     (E)  the current Monthly Payment as of the Cut-Off Date;

     (F)  the original number of months to maturity;

     (G)  the scheduled maturity date;

     (H)  the Combined Loan-to-Value Ratio as of the Cut-Off Date;

     (I)  the Loan Interest Rate as of the Cut-Off Date;

     (J)  the Appraised Value;

     (K)  the documentation type (as described in the Underwriting Guidelines);

     (L)  the lien priority;

     (M)  the loan purpose;

     (N)  whether such loan is a balloon loan;

     (O)  the paid through date;

     (P)  whether such loan provides for prepayment penalties; and

     (Q)  if the related Property is an Owner-Occupied Mortgaged Property.

Such "Loan Schedule" may consist of multiple reports that collectively set forth all of the information required, including the aggregate number of Loans and the Aggregate Principal Balance as of the Cut-Off Date. In addition, a summary of the information regarding the Loans shall be included as a part of the Loan
Schedule which summary shall include such consolidated and aggregated information as may be requested by the Trustee or the Certificate Insurer from time to time.

     "Lower-Tier Balance" shall mean with respect to the Class LA-1, Class LA-2, Class LA-3. Class LA-4, Class LA-5, Class LA-6 and Class LB Interests and any date of determination, an amount equal to the original Upper-Tier Balance for the Class UA-1, Class UA-2, Class UA-3, Class UA-4, Class UA-5, Class UA-6 and Class UB Certificates, respectively, reduced by the sum of all amounts previously distributed as a reduction of the Upper-Tier Balance for such Interest on all previous Distributions Dates prior to such date of determination as provided in Section 6.5(e)(iii), and with respect to the Class LB Interest, minus the amount of all Realized Losses allocated to the Class UB Interests on prior Distribution Dates. Any amounts reimbursed to the Class LB Interest in respect of Realized Losses previously allocated in reduction of the Lower-Tier Balance of the Class LB Interest shall not further reduce the Lower-Tier Balance of the Class LB Interest.

     "Lower-Tier Capitalized Interest Requirement" shall mean with respect to the Distribution Date in December 1999, the excess of (i) the product of (a) the related Pre-Funding Amount on the Closing Date and (b) one-twelfth and (c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in January 2000, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in February 2000, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in March 2000, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     "Majority Certificateholders" shall mean the Holder or Holders of Class A Certificates evidencing an undivided beneficial ownership interest in the Class A Certificates in excess of 50% in the aggregate by Class Principal Balance.

     "Mandatory Redemption Date" shall mean the Distribution Date immediately following the end of the Pre-Funding Period.

     "Maximum Collateral Amount" shall mean, with respect to the Loans, the sum of (i) the Principal Balance of the Initial Loans as of the Cut-Off Date and
(ii) the Original Pre-Funding Amount.

     "Monthly Payment" shall mean, as to any Loan (including any REO Loan) and any Due Date, the scheduled payment of principal and interest due thereon by such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period).

     "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

     "Mortgage" shall mean the mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property to secure the Mortgage Loan.

     "Mortgage Documents" shall mean the documents described in Section 2.3 hereof or required to be contained in a Loan File pursuant to the Loan Sale Agreement.

     "Mortgage Loan" shall mean (i) each fixed rate, closed end mortgage loan identified on the Loan Schedule on the Closing Date secured by a lien on the related Mortgaged Property, (ii) any additional fixed rate, closed end mortgage loans identified on the Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the deletion of the Deleted Loans and the substitution of Qualified Substitute Loans for Deleted Loans, (iii) each Mortgage Note evidencing any loan referred to in (i) or (ii) above, including all amounts now or hereafter due under such Mortgage Notes, whether relating to such loans or other loans which may be made from time to time, and (iv) the related Mortgage. Unless otherwise clearly indicated by the context, Mortgage Loan shall be deemed to refer to the related REO Loan and REO Property.

     "Mortgage Note" shall mean the original, executed note, loan agreement or other evidence of indebtedness evidencing the indebtedness of a Borrower under a Mortgage Loan.

     "Mortgaged Property" shall mean the underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

     "Net Foreclosure Profits" shall mean, as to any Distribution Date, the excess, if any, of (i) the aggregate Foreclosure Profits for such Distribution Date, over (ii) the Liquidated Loan Loss for such Distribution Date.

     "Net Liquidation Proceeds" shall mean, as to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer related to the Liquidated Loan. For purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to the payment of the related Loan as provided in the related Loan document and if not so provided, first to accrued and unpaid interest on the related Loan and then to the unpaid principal balance thereof.

     "Net Loan Rate" shall mean with respect to any Distribution Date a number which is the annualized percentage (expressed on a 30/360 basis (other than the Class LA-1 Interest and Class UA-1 Interest, which shall be expressed on an actual/360 basis)), derived from the fraction, (x) the numerator of which is the aggregate amount of all interest due on the Loans and the Capitalized Interest Requirement during the related Due Period minus the Interest Reduction Amount for such Distribution Date, and (y) the denominator of which is the sum of the Aggregate Principal Balance of the Loans and the Pre-Funding Amount, each as of the end of the related Due Period.

     "Net Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date and as to any Loan, any Prepayment Interest Shortfall for which no payment of Compensating Interest is paid.

     "Net REO Proceeds" shall mean, as to any REO Loan, REO Proceeds net of any related expenses of the Servicer related to such REO Loan.

     "Net WAC" shall mean, with respect to any Distribution Date, the annualized percentage, expressed on a 30/360 basis, derived from the fraction, (a) the numerator of which is the amount of all interest due on the Loans during the related Due Period and minus the Servicing Fee, the Trustee Fee and the Certificate Insurance Premium Amount, in each case, for such Distribution Date and (b) the denominator of which is the Principal Balance of the Loans as of the end of the related Due Period.

     "Non-United States Person" shall mean any Person other than a United States Person.

     "Nonrecoverable Advance" shall mean, with respect to any Loan, (i) any Advance previously made and not reimbursed pursuant to Section 5.4(a), or (ii) a Advance proposed to be made in respect of a Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Section 5.4(a).

     "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant Treasurers, Assistant Secretaries or other Responsible Officer of the Transferor, the Servicer or the Depositor, as required by this Agreement.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be counsel for the Transferor, the Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including, except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (i) the qualification of any of the Trust REMICs as a REMIC, or (ii) compliance with the REMIC Provisions must be an opinion of counsel who
(a) is in fact independent of the Transferor, the Servicer and the Trustee, (b) does not have any direct financial interest or any material indirect financial interest in the Transferor or the Servicer or the Trustee or in an Affiliate thereof, (c) is not connected with the Transferor or the Servicer or the Trustee as an officer, employee, director or person performing similar functions, and
(d) is reasonably acceptable to the Certificate Insurer. The Certificate Insurer shall be an addressee on each Opinion of Counsel relating to, or otherwise affecting, the Series 1999-2 Certificates.

     "Optional Termination Date" shall mean the first Distribution Date upon which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount.

     "Original Class Principal Balance" shall mean, with respect to (i) Class A-1, $87,000,000, (ii) Class A-2, $22,000,000, (iii) Class A-3, $47,000,000,
(iv)  Class  A-4,  $29,000,000,  (v) Class  A-5,  $20,155,000,  (vi)  Class A-6,
$23,500,000 and (vii) Class B, $6,345,000.

     "Original Pre-Funding Amount" shall mean $56,841,692.78, which is equal to the amount of funds deposited into the Pre-Funding Account on the Closing Date that may be used by the Trustee on behalf of the Trust to acquire Subsequent Loans.

     "Outstanding Loan" shall mean, as to any Due Date, a Loan (including an REO
Loan) which has not been paid in full prior to such Due Date, which did not become a Liquidated Loan prior to such Due Date and which was not repurchased by the Transferor prior to such Due Date pursuant to Sections 2.4 or 3.5.

     "Overcollateralization Amount" shall mean, with respect to any Distribution Date, the excess, if any, of (i) the Aggregate Principal Balance as of the close of business on the last day of the related Due Period and the Pre-Funding Amount as of the end of the Due Period over (ii) the Aggregate Class A Principal Balance as of such Distribution Date (after taking into account all distributions of the Principal Distribution Amount made to the Class A Certificates for such Distribution Date).

     "Overcollateralization Deficiency Amount" shall mean, with respect to any Distribution Date, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

     "Overcollateralization Deficit" shall mean, with respect to any Distribution Date, the amount, if any, by which (i) the Aggregate Class A Principal Balance, after taking into account all distributions of the Principal Distribution Amount to be made on such Distribution Date but without regard to the application of any related Insured Payment on such Distribution Date, exceeds (ii) the sum of (a) the aggregate Principal Balance of the Loans as of the close of business on the last day of the related Due Period and (b) the Pre-Funding Amount as of such Distribution Date.

     "Overcollateralization Reduction Amount" shall mean, with respect to any Distribution Date, the lesser of (i) the excess, if any, of (a) the Overcollateralization Amount, assuming principal payments distributed on such Distribution Date are equal to the Principal Distribution Amount, without regard to this Overcollateralization Reduction Amount, over (b) the Overcollateralization Target Amount and (ii) the Principal Distribution Amount, as determined without the deduction of this Overcollateralization Reduction Amount from that amount, on such Distribution Date.

     "Overcollateralization Target Amount" shall mean (i) with respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greatest of (a) an amount equal to 5.50% of the Maximum Collateral Amount; and
(b) 150% of the Delinquency Amount or (ii) with respect to any Distribution Date occurring on or after the Stepdown Date, an amount equal to the greatest of: (a) an amount equal to 11.00% of the Principal Balance of the Loans as of the end of the related Due Period; (b) 150% of the Delinquency Amount; (c) 0.75% of the aggregate of the Maximum Collateral Amount; and (d) an amount equal to the aggregate Principal Balance then outstanding of the three largest Loans; provided, however, for any Distribution Date occurring on or after the Stepdown Date, if the amount described in clause (ii)(b) above exceeds the amount described in clause (ii)(a) above, the Overcollateralization Target Amount for such Distribution Date must equal an amount sufficient to cause the product of:
(i) the Senior Enhancement Percentage and (ii) the Aggregate Principal Balance of the Loans, plus any Pre-Funding Amount, in each case, as of the end of the related Due Period, to equal 175% of the Delinquency Amount. The Certificate Insurer may, at anytime, modify clauses (i)(b) or (ii)(b) above for the purpose of reducing or eliminating, in whole or in part, the application of clauses
(i)(b) or (ii)(b) above. However, the Certificate Insurer may only make this modification if it will not cause a downgrade, withdrawal or qualification by the Rating Agencies of the then current ratings on the Class A Certificates. The Certificate Insurer has reserved the right to increase the Overcollateralization Target Amount based on the characteristics of the Loans following the end of the Pre-Funding Period. However, with respect to any Distribution Date, the Overcollateralization Target Amount will not exceed the Aggregate Class A Principal Balance then outstanding.

     "Owner-Occupied Mortgaged Property" shall mean a Residential Dwelling as to which (i) the related Borrower represented an intent to occupy as such Borrower's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (ii) the Transferor has no actual knowledge that such Residential Dwelling is not so occupied.

     "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate" shall mean, (i) for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates, the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate and the Class B Pass-Through Rate, respectively, and (ii) for the REMIC I Regular Interest, REMIC II Regular Interests and REMIC III Regular Interests, the applicable Pass-Through Rate set forth in the Preliminary Statement hereto.

     "Percentage Interest" shall mean, with respect to a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, Class A-5 Certificate, Class A-6 Certificate or Class B Certificate, the portion of the total beneficial ownership interest in the Loans evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the original denomination of such Certificate and the denominator of which is the respective initial Class Principal Balance thereof set forth in the Preliminary Statement hereto. With respect to a Class R Certificate, the portion evidenced thereby as stated on the face of such Certificate.

     "Periodic Advance" shall mean the aggregate of the advances required to be made by the Servicer on any Servicer Remittance Date pursuant to Section 5.20 hereof, the amount of any such advances being equal to the sum of: (i) all the interest portion of all Monthly Payments (net of the related Servicing Fee and any amount excluded from the Servicer Remittance Amount pursuant to clauses (A)
- (H) of the definition of "Servicer Remittance Amount") on the Loans that are not received by the Servicer as of the close of business on the related
Determination Date and have not been determined by the Servicer to be Nonrecoverable Advances, plus (ii) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of (a) interest on the Principal Balance of the related REO Loan at the related Loan Interest Rate, net of the Servicing Fee, for the most recently ended Due Period for the related Loan over (b) the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

     "Permitted Investments" shall mean each of the following:

          (1) obligations of, or guaranteed as to principal and interest by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

          (2) a repurchase agreement that satisfies the following criteria: (A) it must be between the Trustee and either (x) primary dealers on the Federal Reserve reporting dealer list which are rated one of the two highest ratings for long-term unsecured debt obligations by each Rating Agency or (y) banks rated in the highest categories for long-term unsecured debt obligations by each Rating Agency; and (B) it must be in writing and include the following terms: (a) the securities acceptable for transfer are either (i) direct U.S. government obligations or (ii) obligations of a federal agency that are backed by the full faith and credit of the U.S. government or by FNMA or FHLMC; (b) a term no greater than 30 days for any repurchase transaction; (c) the collateral must be delivered to the Trustee or a third party custodian acting as agent for the Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneously with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued daily, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 105% of the amount of cash transferred by the Trustee under the repurchase agreement and, if the value of the securities held as collateral declines to an amount below 105% of the cash transferred by the Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Trustee to satisfy such margin call;

          (3) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, and subject to supervision and examination by federal and/or state authorities, which have an original term to maturity of not more than 365 days; provided, however, that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in the highest short-term rating categories;

          (4) deposits, including deposits with the Transferor or Trustee, which are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

          (5) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate Affiliates of the Trustee, which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

          (6) debt obligations rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category which have an original term to maturity of not more than 365 days (or those investments specified in (3) above with depository institutions which have debt obligations rated by each Rating Agency in the highest long-term rating categories);

          (7) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category; provided that any such money market funds invest only in other Permitted Investments and such money market funds provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or

          (8) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency and the Certificate Insurer at the time at which the investment is made;

provided, however, that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, estate, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     "Pre-Funding Account" shall mean an account created and maintained by the Trustee pursuant to Section 5.24 hereof. The Pre-Funding Account shall be held by the Trustee as an asset of the Grantor Trust portion of the Trust Fund.

     "Pre-Funding Amount" shall mean, with respect to any date, the amount on deposit in the Pre-Funding Account, net of investment earnings on that amount.

     "Pre-Funding Earnings" shall mean, with respect to the Distribution Date in December 1999, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from December 2, 1999 through and including December 26, 1999. With respect to the Distribution Date in January 2000, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from December 27, 1999 through and including January 24, 2000. With respect to the Distribution Date in February 2000, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from January 25, 2000 through and including February 24, 2000. With respect to the
Distribution Date in March 2000, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from February 25, 2000 through and including March 24, 2000.

     "Pre-Funding Period" shall mean, with respect to each Class of Certificates, the period commencing on the Closing Date and ending on the earlier to occur of: (i) the date on which the Pre-Funding Amount for that Class of Certificates is less than $50,000 and (ii) March 2, 2000.

     "Preference Amount" shall have the meaning assigned thereto in the Certificate Insurance Policy.

     "Premium Percentage" shall have the meaning assigned thereto in the Insurance Agreement.

     "Prepayment Assumption" shall mean 100% Constant Prepayment Rate (CPR).

     "Prepayment Interest Shortfall" shall mean with respect to any Distribution Date and any Loan, an amount equal to the excess, if any, of (a) 30 days' interest on the outstanding Principal Balance of such Loan at a per annum rate equal to the related Loan Interest Rate, less any Deficient Valuation and/or any Debt Service Reduction, and less the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the borrower in connection with the related Principal Prepayment, less the Servicing Fee for such Loan in such month.

     "Principal Balance" shall mean with respect to any Loan, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Loan as of the Cut-Off Date after giving effect to payments due on or prior to such date, and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any Liquidated Loan Loss with respect thereto which relates to such Due Period), without giving effect to amounts received in respect of such Loan or related REO Property after such Due Period; provided, however, that any Liquidated Loan shall have a Principal Balance of zero.

     "Principal Balance Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 Certificates and Class B Certificates.

     "Principal Deficiency Amount" shall mean, (i) with respect to any Distribution Date, other than as set forth in clause (ii) below, the excess, if any, of (a) the Aggregate Class A Principal Balance as of the related Distribution Date, after giving effect to all distributions of principal on the Class A Certificates on the related Distribution Date, but without giving effect to the application of any Insured Payment to be made on the related Distribution Date, over (b) the Aggregate Principal Balance of all the Loans as of the end of the related Due Period, plus the Pre-Funding Amount, if any, and (ii) with respect to the final Distribution Date of the Certificates, the Aggregate Class A Principal Balance, after giving effect to all distributions of principal on the Class A Certificates on the final Distribution Date, but without giving effect to the application of any Insured Payment to be made on the final Distribution Date.

     "Principal Distribution Amount" shall mean, the sum, without duplication, of: (i) that portion of all scheduled installments of principal in respect of the Loans which is received during the related Due Period together with all unscheduled recoveries of principal (including Principal Prepayments, Curtailments and Deficient Valuations) on such Loans actually collected by the Servicer during the prior calendar month, (ii) the Principal Balance of each Loan that either was, effective on such Distribution Date, repurchased by the Transferor but only to the extent the amount equal to such Principal Balance is actually received by the Trustee, (iii) any Substitution Adjustment amounts delivered by the Transferor on the related Distribution Date in connection with a substitution of a Loan, to the extent such Substitution Adjustments are actually received by the Trustee, (iv) with respect to each Loan that became a Liquidated Loan during the prior calendar month, the Principal Balance of such Loan immediately prior to the time when such Loan became a Liquidated Loan, and
(v) the principal portion of the proceeds relating to the Loans received by the Trust Fund following any optional termination of the Trust Fund and the Trust REMICs by either the Servicer or Certificate Insurer in accordance with Section
8.1 hereof, up to the then outstanding aggregate Class Principal Balance plus the Overcollateralization Amount.

     The Principal Distribution Amount for any Distribution Date will be reduced, but not to less than zero, by the Overcollateralization Reduction Amount, if any, for such Distribution Date.

     "Principal Prepayment" shall mean any payment or other recovery of principal on a Loan equal to the outstanding Principal Balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a Scheduled Monthly Payment.

     "Property" shall mean a Mortgaged Property.

     "Property State" shall mean any state in which any Property is located.

     "Prospectus Supplement" shall mean the Prospectus Supplement dated November 24, 1999, as amended and supplemented, relating to the Class A Certificates and the Class B Certificates and filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b).

     "Qualified Appraiser" shall mean an appraiser, duly appointed by the Servicer, who had no interest, direct or indirect, in the Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.

     "Qualified Mortgage" shall have the meaning set forth from time to time in the definition of "Qualified Mortgage" at Section 860G(a)(3) of the Code (or any successor statute thereto), but without regard to the provision of Treasury Regulations Section 1.860G-2(f)(2) (or any substantially similar successor provision), which treats a defective mortgage loan as a "Qualified Mortgage" for certain purposes.

     "Qualified Substitute Loan" shall mean a mortgage loan or mortgage loans which (i) has an interest rate at least equal to the Deleted Loan for which it is to be substituted (ii) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Loan for which it is to be substituted and in each case has or have the same occupancy status or is an Owner-Occupied Mortgaged Property, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Loan for which it is to be substituted, (iv) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Loan for which it is to be substituted, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less than the Principal Balance of the Deleted Loan for which it is to be substituted as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto),
(vii) has or have an applicable borrower or borrowers with the same or better traditionally ranked credit status as the borrower or borrowers under the Deleted Loan for which it is to be substituted, and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in
Section 3.4 herein.

     "Rating Agency" shall mean S&P or Moody's.

     "Realized Losses" shall mean with respect to any Distribution Date the amount, if any, by which (1) the aggregate Class Principal Balance of the Class A and Class B Certificates after giving effect to distributions made on that Distribution Date exceeds (2) the Aggregate Principal Balance of the Loans after giving effect to any payments of principal received or advanced with respect to the related Due Period.

     "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Reference Bank Rate" shall mean, with respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the then outstanding Class A-1 Principal Balance; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the then outstanding Class A-1 Principal Balance. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

     "Reference Banks" shall mean Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee after consultation with the Servicer.

     "Reimbursement  Amount" shall mean, as of any Distribution Date, the sum of
(i) all Insured Payments previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Section 6.5(b)(viii) hereof plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date such Insured Payment was paid, plus (iii) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer, plus (iv) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Depositor of the amount of any Reimbursement Amount.

     "Released Property Proceeds" shall mean, as to any Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Borrower in accordance with applicable law, Accepted Servicing Practices and this Agreement.

     "Relief Act Shortfalls" shall mean interest shortfalls incurred by any Class of Certificates resulting from the application of the Civil Relief Act.

     "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC Change of Law" shall mean any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the Trust REMICs and the REMIC Provisions issued after the Closing Date.

     "REMIC I" shall mean the segregated asset pool of the Trust Fund comprised of items (i)-(vii) of the definition of "Trust Fund," excluding the Pre-Funding Account, the Capitalized Interest Account and amounts in the Certificate Account attributable to REMIC II, REMIC III or the Grantor Trust as set forth herein.

     "REMIC I Principal Balance" shall mean, prior to the first Distribution Date, the sum of the Aggregate Principal Balance of the Initial Loans as of the Cut-Off Date and the Original Pre-Funding Amount, and as of any date of determination thereafter, the Aggregate Principal Balance of the Loans and the Pre-Funding Amount as of the last day of the preceding Due Period.

     "REMIC I Regular Interests" shall mean the uncertificated regular interest representing the Loans in the aggregate that are assets of REMIC I having the initial REMIC I Principal Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

     "REMIC II" shall mean the segregated asset pool of the Trust Fund comprised of the REMIC I Regular Interest and all amounts distributed thereon and held in the Certificate Account.

     "REMIC II Regular Interests" shall mean any of the regular interests represented by the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-6 and Class LB Interests having the initial Lower-Tier Balances and Pass-Through Rates set forth in the Preliminary Statement hereto.

     "REMIC III" shall mean the segregated asset pool of the Trust Fund comprised of the REMIC II Regular Interests and all amounts distributed thereon and held in the Certificate Account.

     "REMIC III Regular Interests" shall mean the regular interests represented by the Class UA-1, Class UA-2, Class UA-3, Class UA-4, Class UA-5, Class UA-6 and Class UB Interests having the initial Upper-Tier Balances and Pass-Through Rates set forth in the Preliminary Statement hereto. The REMIC III Regular Interests are held by the Trustee as assets of the Grantor Trust portion of the Trust Fund.

     "REMIC Provisions" shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

     "REO Disposition" shall mean the final sale by the Servicer of a Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure.

     "REO Loan" shall mean any Loan that is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Property is held as part of the Trust Fund.

     "REO Proceeds" shall mean proceeds received in respect of any REO Loan (including, without limitation, proceeds from the rental of the related Property).

     "REO Property" shall have the meaning described in Section 5.12.

     "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates and the Class B Certificates registered in the Certificate Register under the nominee name of the Depository.

     "Request for Release" shall mean a request for release in substantially the form attached as Exhibit F hereto.

     "Residential Dwelling" shall mean a one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit.

     "Residual Interest" shall mean any of the Class R-I, Class R-II and Class R-III Interests, or all of them.

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee, in each case having direct responsibility for the administration of this Agreement customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Transferor or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     "S&P" shall mean Standard & Poor's Ratings Services, Inc. or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

     "Senior Enhancement Percentage" shall mean for any Distribution Date, the percentage expressed as a fraction (i) the numerator of which is the
Overcollateralization Amount for such Distribution Date; and (ii) the denominator of which is the Aggregate Principal Balance of the Loans as of the end of the related Due Period, plus the Pre-Funding Amount for such Distribution Date, if any.

     "Series" shall mean the New South Home Equity Asset Backed Certificates, Series 1999-2.

     "Servicer" shall mean New South Federal Savings Bank, a federal savings bank, or any successor appointed as herein provided.

     "Servicer  Employees"  shall have the  meaning  as  defined in Section  5.8 hereof.

     "Servicer Remittance Amount" shall mean, with respect to any Determination Date, an amount equal to the sum of (i) all unscheduled collections of principal and interest on the Loans (including Principal Prepayments, Net REO Proceeds, Net Foreclosure Profits, minus any portion payable to the Servicer pursuant to
Section 5.3 and Net Liquidation Proceeds, if any, and any amounts deposited in the Collection Account or Certificate Account in connection with a repurchase of the Loans) collected by the Servicer during the Due Period and all scheduled Monthly Payments due on the Loans on the Due Date and received by the Servicer during the related Due Period, plus (ii) all Periodic Advances made by the Servicer with respect to interest payments due to be received on the Loans on the related Due Date, plus (iii) the amount of Compensating Interest due with respect to Loans that prepay with respect to the related Due Period, plus (iv) all previously undistributed payments or other receipts on account of interest on the Loans, which were scheduled to be paid during the related Due Period, plus (v) any other amounts required to be placed in the Certificate Account with respect to Loans by the Servicer pursuant to this Pooling and Servicing Agreement but excluding, without duplication, the following:

          (A) amounts received on a particular Loan as late payments of interest and respecting which the Servicer has previously made an unreimbursed Periodic Advance;

          (B) the portion of Liquidation Proceeds on a particular Loan used to reimburse any unreimbursed Periodic Advances by the Servicer with respect to such Loan;

          (C) those portions of each payment of interest on a particular Loan which represent the Servicing Fee with respect to such Loan;

          (D) that portion of Liquidation Proceeds and REO Proceeds on a particular Loan which represents any unpaid Servicing Fee with respect to such Loan;

          (E) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

          (F) all amounts in respect of late fees, assumption fees, fees associated with prepayments (which will be remitted to the Transferor), demand statement fees, reconveyance and recording fees and other service related fees;

          (G) all other amounts which are explicitly reimbursable to the Servicer hereunder with respect to a particular Loan, including (1) as provided in Section 5.4 hereof; and (2) any unreimbursed and accrued Liquidation Expenses with respect to a particular Loan from Liquidation Proceeds related to such Loan and without duplication of any amounts reimbursed to the Servicer as a Servicing Advance or a Non-recoverable Advance;

          (H) the portion of Net Foreclosure Profits representing any unpaid Servicing Fee; and

          (I) all amounts representing scheduled payments of interest due after the Due Period in which such Distribution Date relates to.

     "Servicer Remittance Date" shall mean the fourth Business Day prior to a Distribution Date.

     "Servicer Termination Delinquency Rate Trigger" shall have the meaning assigned thereto in the Insurance Agreement.

     "Servicer Termination Financial Trigger" shall have the meaning assigned thereto in the Insurance Agreement.

     "Servicer Termination Loss Trigger" shall have the meaning assigned thereto in the Insurance Agreement.

     "Servicing Advances" shall mean all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Property, (ii) any enforcement proceedings, including foreclosures, (iii) expenditures relating to the purchase or maintenance of a first lien not included in the Trust Fund on the Property,
(iv) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (v) compliance with the obligations under Sections 5.2 (limited solely to the reasonable and customary out-of-pocket expenses of the Subservicer), 5.5, 5.6 or 5.9, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Section 5.4(a).

     "Servicing Compensation" shall mean the Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 5.14.

     "Servicing Fee" shall mean, as to each Loan, the monthly fee payable to the Servicer, which is calculated as an amount equal to the product of (i) 1/12 of the Servicing Fee Rate, and (ii) the Principal Balance thereof. Such fee shall be calculated and payable only on amounts actually received in respect of interest on such Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     "Servicing Fee Rate" shall mean, as to each Loan, 0.50% per annum.

     "Servicing Officer" shall mean any officer or Responsible Officer of the Servicer or the Transferor involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Servicer, as such list may from time to time be amended.

     "Startup Day" shall mean the day designated as such pursuant to Section 2.7(d) hereof.

     "Stepdown Date" shall mean the first distribution date occurring on the later of (i) December 25, 2002 or (ii) the Distribution Date on which the Senior Enhancement Percentage equals 11.00%.

     "Subsequent Cut-Off Date Deposit" shall mean, with respect to any Subsequent Transfer Date and any Subsequent Loan transferred to the Trustee during any month, which Subsequent Loan does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Principal Balance of such Subsequent Loan on the related Cut-Off Date and (b) one-twelfth of the Loan Interest Rate on such Subsequent Loan.

     "Subsequent Loan" shall mean each Loan transferred to the Trustee for inclusion in the Trust pursuant to Section 2.5 hereof and the related Subsequent Transfer Agreement, which Loan shall be listed on the related Subsequent Loan Schedule.

     "Subsequent Loan Schedule" shall mean the schedule of Subsequent Loans transferred to the Trustee pursuant to the related Subsequent Transfer Agreement and attached thereto.

     "Subsequent Transfer Agreement" shall mean each Subsequent Transfer Agreement executed by the Trustee, Depositor and the Transferor substantially in the form of Exhibit L attached hereto by which Subsequent Loans are sold and assigned to the Depositor by the Transferor and transferred by the Depositor to the Trustee.

     "Subsequent Transfer Date" shall mean the date specified in each Subsequent Transfer Agreement; provided, however, that in no event shall there be more than three (3) such Subsequent Transfer Agreements.

     "Subservicer" shall mean any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.2(a) hereof in respect of the qualification of a Subservicer.

     "Subservicing Agreement" shall mean any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in Section 5.2(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

     "Substitution Adjustment" shall mean, as to any date on which a substitution occurs pursuant to Section 2.4 or 3.5, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Loans as of the date of substitution) are less than the aggregate of the Principal Balances of the related Deleted Loans together with 30 days' interest thereon at the Loan Interest Rate, and plus any unreimbursed Servicing Advances with respect to such Deleted Loans as set forth in an Officer's Certificate of the Servicer.

     "Tax Matters Person" shall mean the Person or Persons appointed pursuant to
Section 10.15 from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of each of the Trust REMICs.

     "Tax Returns" shall mean the federal income tax returns on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Trust REMICs due to their classification as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     "Telerate Page 3750" shall mean the display page so designated on the Bridge Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Trustee), the rate will be the Reference Bank Rate.

     "Termination Price" shall mean an amount equal to the greater of: (1) the sum of (a) 100% of the unpaid Principal Balance of each outstanding Loan (including each REO Loan); (b) the aggregate amount of accrued and unpaid interest on the unpaid Principal Balances of the Loans through the related Due Period and any unreimbursed Periodic Advances and Servicing Advances; and (c) any unreimbursed amounts due to the Trustee and the Certificate Insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement; and
(2) the sum of (a) the Aggregate Class A Principal Balance, together with all accrued and unpaid interest on the Class A Certificates; (b) any unreimbursed Periodic Advances and Servicing Advances; and (c) any unreimbursed amounts due to the Trustee and the Certificate Insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement.

     "Transaction Documents" shall mean this Agreement, the Loan Sale Agreement, the Indemnification and Contribution Agreement, dated November 24, 1999 among the Depositor, New South and the Underwriters, the Insurance Agreement and the Indemnification Agreement.

     "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer  Affidavit  and  Agreement"  shall have the meaning as defined in
Section 4.2(i)(ii).

     "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" shall mean New South Federal Savings Bank, a federal savings bank.

     "Transferor Excess Capitalized Interest Amount" shall mean with respect to any Distribution Date during the Pre-Funding Period, an amount equal to the excess, if any, of (i) the amount on deposit in the Capitalized Interest Account on such Distribution Date, after taking into account of withdrawals of the Capitalized Interest Requirement for such Distribution Date over (ii) the Capitalized Interest Required Amount for such Distribution Date.

     "Trust" shall mean New South Home Equity Trust 1999-2, the trust created hereunder.

     "Trust Fund" shall mean (i) each Loan transferred to the Trust pursuant to the provisions hereof (exclusive of prepayment penalties and charges and $1,041,110 of interest collections on the Initial Loans for the month of November 1999, which, in each case, are retained by the Transferor), (ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (iii) all assets deposited in the Accounts, including any amounts on deposit in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account and the Certificate Account and all amounts in the Accounts invested in Permitted Investments, (iv) the Trustee's rights with respect to the Loans under all insurance policies (other than the Certificate Insurance Policy) required to be maintained pursuant to this Agreement and any Insurance Proceeds, (v) all Liquidation Proceeds, (vi) all Released Property Proceeds, (vii) all rights against the Transferor arising under the Loan Sale Agreement, (viii) the REMIC I Regular Interest, (ix) the REMIC II Regular Interests, (x) the REMIC III Regular Interests, (xi) the Class R-II Interest and (xii) the Basis Risk Arrangements.

     "Trust REMIC" shall mean REMIC I, REMIC II and REMIC III, or any of them.

     "Trustee" shall mean The Bank of New York, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee" shall mean, as to any Distribution Date, the fee payable to the Trustee in respect of its services as Trustee and as agent for the Tax Matters Person that accrues at a monthly rate equal to 1/12 of 0.0065% of the Class Principal Balances of the Principal Balance Certificates as of first day of the related Due Period.

     "Trustee's Loan File" shall mean the documents delivered to the Trustee or its designated agent pursuant to Section 2.3.

     "Trustee's Report" shall have the meaning as defined in Section 6.7.

     "Uncapped Fixed Pass-Through Rate" shall mean with respect to any Distribution Date and the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate and the Class B Pass-Through Rate respectively, in each case calculated without the imposition of the Fixed Rate Available Funds Cap Rate.

     "Uncapped Pass-Through Rate" shall mean with respect to any Distribution Date and (i) the Class A-1 Certificates, the Class A-1 LIBOR Rate and (ii) the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates, the applicable Uncapped Fixed Pass-Through Rate.

     "Uncertificated Regular Interests" shall mean any of the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests.

     "Underwriters"   shall  mean  PaineWebber   Incorporated  and  First  Union
Securities, Inc.

     "Underwriting Guidelines" shall mean the underwriting guidelines with respect to the Loans, a copy of which is attached as Exhibit A to the Loan Sale Agreement.

     "United States Person" shall mean a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States Persons).

     "Unpaid REO Amortization" shall mean, as to any REO Loan and any month, the aggregate of the installments of principal and accrued interest deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with Section 5.12.

     "Unreimbursed Servicing Transfer Costs" shall mean the costs and expenses associated with the transfer of servicing from the Servicer or successor Servicer to a successor Servicer to the extent the costs and expenses have not been paid by the predecessor Servicer.

     "Upper-Tier Balance" shall mean with respect to the Class UA-1, Class UA-2, Class UA-3, Class UA-4, Class UA-5, Class UA-6 and Class UB Interests and any date of determination, an amount equal to the original Class Principal Balance for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates, respectively, reduced by the sum of all amounts previously distributed in respect of principal for such Interest on all previous Distributions Dates prior to such date of determination as provided in Section 6.5(b), and with respect to the Class UB Interest, minus the amount of all Realized Losses allocated to the Class B Certificates on prior Distribution Dates. Any amounts reimbursed to the Class UB Interest in respect of Realized Losses previously allocated in reduction of the Upper-Tier Balance of the Class UB Interest shall not further reduce the Upper-Tier Balance of the Class UB Interest.

     Section 1.2    Provisions of General Application.

     (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

     (b) The terms defined in this Article include the plural as well as the singular.

     (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

     (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

     (e) All calculations of interest relating to the Class A-1 Certificates (other than with respect to the Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of actual days elapsed divided by a year comprised of 360 days. All calculations of interest relating to the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates or Class B Certificates (other than with respect to the Loans, or as otherwise specifically set forth herein) provided for herein, shall be made on the basis of an assumed year of 360 days consisting of twelve 30 day months. All calculations of interest with respect to any Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of dividing actual days elapsed by a 365 day year.

     (f) Any Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that for purposes of calculating distributions on the Certificates prepayments with respect to any Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Loan on which interest accrues.


                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST;
                        SALE AND CONVEYANCE OF TRUST FUND

     Section 2.1    Sale  and   Conveyance   of   Trust   Fund;   Priority   and
                    Subordination of Ownership Interests; Establishment of the Trust.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trust for the benefit of the Certificateholders and the Certificate Insurer without recourse but subject to the provisions in this Section 2.1 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund, exclusive of the obligations of the Depositor, Transferor or any other party with respect to the Loans.

     (b) The rights of the Certificateholders to receive payments with respect to the Loans in respect of the Certificates and all ownership interests of the Certificateholders, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates, are subject and subordinate to the preferential rights of the Class A and Class B Certificateholders to receive payments in respect of the Class A and Class B Certificates and to the Certificate Insurer's rights to receive the Reimbursement Amount.

     (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "New South Home Equity Trust 1999-2" and does hereby appoint The Bank of New York as Trustee in accordance with the provisions of this Agreement.

     Section 2.2    Possession of Loan Files; Access to Loan Files.

     (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage, and the contents of the related Loan File related to each Loan shall be vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their respective interests may appear.

     (b) Pursuant to Section 2.2 of the Loan Sale Agreement, New South Federal Savings Bank has delivered or caused to be delivered the Trustee's Loan File related to each Loan to the Trustee.

     (c) The Trustee may enter into a custodial agreement in form and substance acceptable to the Certificate Insurer pursuant to which the Trustee will appoint a custodian (a "Custodian") to hold the Trustee's Loan Files in trust for the benefit of the Trustee; provided, however, that the custodian so appointed shall in no event be the Depositor, the Transferor or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them and the appointment of any Custodian other than the Trustee shall require the prior written consent of the Certificate Insurer. The Trustee shall be the initial Custodian.

     (d) The Trustee and the Custodian shall afford the Depositor, the Certificate Insurer and the Servicer reasonable access to all records and documentation regarding the Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Trustee or the Custodian, as applicable.

     Section 2.3    Delivery of Loan Documents.

     (a) In connection with each conveyance pursuant to Section 2.1 or 2.2 hereof, the Transferor has delivered or does hereby agree to deliver on or before the Closing Date to the Trustee the Certificate Insurance Policy and each of the following documents for each Loan sold by the Transferor to the Depositor and sold by the Depositor to the Trust Fund:

          (1) The original Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Loan to Transferor and further endorsed without recourse in the following form: "Pay to the order of ___________, without recourse" and signed by manual or facsimile signature in the name of an authorized officer of the Transferor;

          (2) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

          (3) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 30 days of the Closing Date with respect to the Initial Loans and, with respect to the Subsequent Loans, within 30 days of the Subsequent Transfer Date unless the related Mortgage or intervening assignment has not been returned from the applicable recording office, in which case the Transferor shall submit the Assignment of Mortgage for recording within 30 days of the return of the related Mortgage or intervening assignment and a recorded Assignment of original Mortgage to be received by the Trustee within 360 days of the Closing Date with respect to the Initial Loans, and with respect to the Subsequent Loans, within 360 days of the Subsequent Transfer Date); provided, however, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to each unrecorded Mortgage shall be delivered on the Closing Date);

          (4) Any recorded intervening assignments of the Mortgage with evidence of recording thereon;

          (5)  Any   assumption,   modification,   consolidation   or  extension
     agreements; and

          (6) the original or duplicate lender's title insurance policy and all riders thereto, or title insurance binder/commitment, if applicable;

provided, however, that in the case of any Loans which have been prepaid in full on or after the Cut-Off Date and prior to the date of the execution of this Agreement, the Transferor, in lieu of delivering the above documents, hereby delivers to the Trustee a certification of an officer of the Transferor of the nature set forth in Exhibit J attached hereto; and provided, further, however, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Transferor in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Transferor is delivering to the Trustee a true copy thereof with a certification by the Transferor on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." The Transferor has agreed pursuant to the Loan Sale Agreement that it will deliver such original documents on behalf of the Depositor to the Trustee on or prior to the Closing Date; provided, further, that in those instances where the public recording office retains the original Mortgage, intervening assignment or Assignment of Mortgage after it has been recorded or such original document has been lost by the recording office, the Transferor shall be deemed to have satisfied its obligations hereunder if it shall have delivered to the Trustee a copy of such original Mortgage, intervening assignment or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. The Transferor agrees, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment within 30 days of the Closing Date with respect to the Initial Loans, and with respect to the Subsequent Loans, within 30 days of the Subsequent Transfer Date, in the appropriate public office for real property records, unless the related Mortgage or intervening assignment has not been returned from the applicable recording office, in which case the Transferor shall submit the Assignment of Mortgage for recording within 30 days of the return of the related Mortgage or intervening assignment and provided, further, that Assignments of Mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Loan File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, recordation of such assignment is not necessary under applicable states law to preserve the Trustee's interest in the related loan against the claim of any subsequent transferee of such Loan or any successor to, or creditor of the Depositor or the Transferor; provided, further, that any Assignment of Mortgage for which an opinion has been delivered shall be recorded by the Servicer upon the earlier to occur of (1) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (2) the occurrence of any Event of Default, as such term is defined in this Agreement, or (3) a bankruptcy or insolvency proceeding involving the Borrower is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan.

     On or prior to the Closing Date the Servicer, at its own expense shall complete the endorsement of each Mortgage Note such that the final endorsement appears in the following form:

     "Pay to the order of _________, without recourse, New South Federal Savings Bank."

     The Servicer, at its own expense shall also complete each Assignment of Mortgage either in blank or such that the final Assignment of Mortgage appears in the following form:

     "The Bank of New York, as Trustee for New South Home Equity Trust 1999-2 formed pursuant to the Pooling and Servicing Agreement dated as of November 1, 1999, among PaineWebber Mortgage Acceptance Corporation IV as Depositor, New South Federal Savings Bank, as Transferor and as Servicer and The Bank of New York, as Trustee."

     (b) Without  diminution  of the  requirements  of Sections  2.2(c) and this
Section 2.3, all original documents relating to the Loans that are not delivered to the Trustee are and shall be delivered to the Servicer by the Transferor on behalf of the Depositor pursuant to the Loan Sale Agreement, and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.3 to be a part of a Loan File, the Servicer shall promptly deliver such original document to the Trustee. In acting as custodian of any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Loans or the Loan Files. Promptly upon the Depositor's and the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark the Transferor's master data processing records evidencing each Loan with a legend, acceptable to the Trustee and the Certificate Insurer, evidencing that the Trust has purchased the Loans and all right and title thereto and interest therein pursuant to the Loan Sale Agreement and this Agreement.

     (c) In the event that any Mortgage Note required to be delivered pursuant to this Section 2.3 is conclusively determined by any of the Transferor or the Servicer, to be lost, stolen or destroyed, the Transferor shall, on the Closing Date or the later date upon which such Mortgage Note has been conclusively determined to be lost, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee and the Certificate Insurer, and shall further agree to hold the Trustee and the Certificate Insurer harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit; provided, however, that the Aggregate Principal Balance of the Loans with lost notes may not exceed 1% of the Maximum Collateral Amount. Delivery by the Transferor of such lost note affidavit to the Trustee, with a copy to the Certificate Insurer, shall not affect the obligations of the Transferor under the Loan Sale Agreement with respect to the related Mortgage Loan.

     Section 2.4    Acceptance   by   Trustee   of  the  Trust   Fund;   Certain
                    Substitutions; Certification by Trustee.

     (a) The Trustee agrees to execute and deliver to the Depositor, the Certificate Insurer, the Servicer and the Transferor on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, with respect to each Initial Loan, the original Mortgage Note (with any exceptions noted and the Original Assignment of Mortgage as provided in Section 2.3(a)(3)), in the form attached as Exhibit D-1 hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer.

     (b) The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Loan File within 180 Business Days after the Closing Date with respect to the Initial Loans, and with respect to the Subsequent Loans, within 180 days of the Subsequent Transfer Date, and to deliver to the Transferor, the Servicer, the Depositor and the Certificate Insurer an interim certification in the form attached hereto as Exhibit D-2 (with applicable exceptions noted thereon, with the exceptions divided into two categories, namely "critical exceptions" and "non-critical exceptions"; critical exceptions shall consist of the lack of (1) an original Mortgage Note or a certificated copy of the Mortgage Notes, together with a lost note affidavit, (2) an original Mortgage, with evidence of recording or a certified copy of the Mortgage, with evidence of recording and (3) a recorded Assignment of Mortgage or a certified copy of recorded Assignment of Mortgage; non-critical exceptions shall be, with respect to Mortgage Loans, the items described in Section 2.3(a)(4) and (6)) to the effect that, as to each Loan listed in Loan Schedule (other than any Loan paid in full or any Loan specifically identified in such certification as not covered by such certification), (1) all documents required to be delivered to it pursuant to
Section 2.3 hereof are in its possession, (2) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Borrower), appears regular on its face and relates to such Loan. The Trustee shall be under no duty or obligation to (1) inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (2) determine whether any Trustee's Loan File should contain any of the documents referred to in
Section 2.3(a)(5). On the 60th day following delivery of the interim certificate by the Trustee and each 60th day thereafter until the earlier of (1) the clearing of all critical exceptions by the Transferor and (2) the delivery of the final certificate as described below by the Trustee, the Trustee shall deliver critical exception reports to the Certificate Insurer.

     Within 360 days of the Closing Date with respect to the Initial Loans and with respect to the Subsequent Loans, within 360 days of the Subsequent Transfer Date, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Transferor, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit E to the effect that, as to each Loan listed in the Loan Schedule (other than any Loan paid in full or any Loan specifically identified in such certification as not covered by such certification), and as to any document noted in an exception included in the Trustee's initial certifications, (i) all documents required to be delivered to it pursuant to
Section 2.3 hereof and the Loan Sale Agreement are in its possession (other than the documents referred to in Section 2.3(a)(5)), (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Borrower), appears regular on its face and relates to such Loan.

     (c) If the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Loan Files finds any document constituting a part of a Trustee's Loan File which is not executed, has not been received, is unrelated to the Loan identified in the related Loan Schedule, or does not conform to the requirements of Section 2.3 or the description thereof as set forth in the related Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Transferor, the Certificate Insurer and the Trustee. In performing any such review, the Trustee may conclusively rely on the Transferor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Loan Files is limited solely to confirming that the documents listed in
Section 2.3 have been executed and received and relate to the Loan Files identified in the related Loan Schedule (other than the documents referred to in Section 2.3(a)(5)). Pursuant to the Loan Sale Agreement, the Transferor has agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Loan File of which it is so notified by the Trustee or otherwise becomes aware. If, however, within 180 days after the Trustee's or Certificate Insurer's, as applicable, notice to it respecting such defect (or within 90 days if such defect would cause the Loan not to be a Qualified Mortgage) the Transferor has not caused to be remedied the defect and the defect materially and adversely affects the value of the Loans or the interest of the Certificateholders or the Certificate Insurer in such Loan (in the reasonable determination of the Certificate Insurer), the Transferor shall either (1) substitute in lieu of such Loan a Qualified Substitute Loan in the manner and subject to the conditions set forth in Section 3.5 hereof or (2) purchase such Loan at a purchase price equal to the outstanding Principal Balance of such Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest to the Due Date for such Loan in the related Due Period and (y) 30 days' interest thereon, computed at the related Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Loan, as set forth in an Officer's Certificate of the Servicer, copies of which shall be provided by the Servicer to the Trustee and the Certificate Insurer, which purchase price shall be deposited in the Collection Account on the next succeeding Determination Date, after deducting therefrom any amounts received in respect of such repurchased Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Loan (the "Loan Repurchase Price"); provided, however, the lack of a recorded Assignment of Mortgage in a Loan File shall not be considered a defect until 360 days after the Closing Date with respect to the Initial Loans and within 360 days after the Subsequent Transfer Date with respect to the Subsequent Loans.

     (d) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Loan File, and the deposit of the amounts described above into the Certificate Account (which certification shall be in the form of Exhibit F hereto), the Trustee shall release to the Servicer for release to the Transferor the related Trustee's Loan File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Transferor as may be necessary to transfer such Loan to the Transferor. The Trustee shall notify the Certificate Insurer if the Transferor fails to repurchase or substitute for a Loan in accordance with the foregoing.

     Section 2.5    Subsequent Transfers.

     (a) Subject to the satisfaction of the conditions set forth in this Section
2.5 and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Depositor, and in consideration of the Depositor's delivery on each Subsequent Transfer Date to or upon the order of the Transferor, of all or a portion of the Pre-Funding Amount, in any case on deposit in the Pre-Funding Account, the Transferor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Depositor, and the Depositor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, all of its right, title and interest in and to each Subsequent Loan listed on the related Subsequent Loan Schedule. The Trustee may only acquire Subsequent Loans with an aggregate Principal Balance of up to the Original Pre-Funding Amount. The transfer by the Transferor to the Depositor, and by the Depositor to the Trustee of the Subsequent Loans set forth in the related Subsequent Transfer Agreement shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Transferor to the Depositor, and a sale by the Depositor to the Trustee. If the assignment and transfer of the Subsequent Loans and the other property specified in this Section 2.5(a) from the Transferor to the Depositor, and from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Transferor and the Depositor intend that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (a)(i) the Transferor shall be deemed to have granted and does hereby grant to the Depositor as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Transferor in and to the related Subsequent Loans and all other property conveyed to the Depositor pursuant to this Section 2.5(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law and (b)(i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the related Subsequent Loans and all other property conveyed to the Trustee pursuant to this
Section 2.5(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. The amount released to the Transferor from the Pre-Funding Account shall be one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred.

     (b) The Trustee shall transfer funds from the Pre-Funding Account funds in an amount equal to one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred to the Trustee and use such cash to acquire the Subsequent Loans on behalf of the Trust, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) The Transferor on its behalf and on behalf of the Depositor, shall have provided the Trustee and the Rating Agencies with an Addition Notice, which notice shall be given no fewer than five (5) Business Days prior to the related Subsequent Transfer Date and shall designate the Subsequent Loans to be sold by the Transferor to the Depositor and by the Depositor to the Trustee and the aggregate Principal Balances of such Subsequent Loans as of the related Cut-Off Date and the Rating Agencies shall have provided written confirmation that the purchase of such Subsequent Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the then outstanding Certificates;

          (ii) The Transferor on its behalf and on behalf of the Depositor, shall have deposited in the Collection Account all principal collected after the related Cut-Off Date and interest payments collected after the related Cut-Off Date in respect of each Subsequent Loan and the related Subsequent Cut-Off Date Deposit;

          (iii) The Transferor shall have delivered to the Depositor, the Certificate Insurer and the Trustee, an Officer's Certificate confirming that, as of each Subsequent Transfer Date, the Transferor was not insolvent, would not be made insolvent by such transfer and was not aware of any pending insolvency;

          (iv) The Pre-Funding Period shall not have ended;

          (v) The Transferor shall have delivered to the Depositor, the Certificate Insurer and the Trustee, an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph
     (b) (including those set forth in clause (B) of subparagraph (vii) below) and in the related Subsequent Transfer Agreement;

          (vi) The Transferor shall have delivered to the Depositor, the Certificate Insurer and the Trustee, an Officer's Certificate confirming that the representations and warranties of the Transferor pursuant to
     Section 3.3 (other than to the extent representations and warranties relate to statistical information as to the characteristics of the Initial Loans in the aggregate) and pursuant to Section 3.4 are true and correct with respect to the Subsequent Loans and the Transferor, as of the Subsequent Transfer Date;

          (vii) Each of the Depositor and the Trustee shall not purchase a Subsequent Loan unless:

               (A) each Rating Agency shall consent thereto (which consent shall be evidenced by a letter from the Rating Agency);

               (B) the Depositor and the Transferor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee Opinions of Counsel with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer, the Rating Agencies and the Trustee on the Closing Date relating to corporate formalities and enforceability; and

               (C) the following conditions shall have been satisfied as evidenced by an Officer's Certificate pursuant to Section 2.5 (b)(v) above:

     (1) no Subsequent Loans may be 30 or more days Delinquent as of the applicable Cut-Off Date;

     (2) the Subsequent Loan must be secured by a first or second priority lien;

     (3) no Subsequent Loan may have an outstanding Principal Balance of more than $499,000 as of the applicable Cut-Off Date and the average Principal Balance of all the Subsequent Loans will not be greater than $64,479;

     (4) the Subsequent Loan is a balloon loan or a fully amortizing loan with level payments over the remaining term of no more than 30 years;

     (5) the Subsequent Loan must have a fixed interest rate equal to at least 8.25% per annum;

     (6) the Subsequent Loan must have a CLTV of no more than 100%;

     (7) the Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines similar to those of the Initial Loans;

     (8) following the acquisition of the Subsequent Loans by the trust, all of the loans included in the trust must satisfy the following:

          (a) The minimum FICO credit score must be at least 620 for the Loans originated by Avondale;

          (b) The percentage of Loans originated by Avondale may not be more than 34.82% of the total Loans based on Aggregate Principal Balance;

          (c) The weighted average CLTV of all the Loans may not be more than 79.15%;

          (d) The percentage of Loans with a CLTV of greater than 80% may not be greater than 34.72% based on Aggregate Principal Balance;

          (e) The percentage of Loans with a CLTV of greater than 90% may not be greater than 8.61% based on Aggregate Principal Balance;

          (f) The percentage of Loans that are second liens may not be greater than 10.53% based on Aggregate Principal Balance;

          (g) Of the Loans that are second liens, the percentage of Loans originated by New South that are second liens may not be greater than 8.06% of the total Loans originated by New South based on Aggregate Principal Balance and the percentage of Loans originated by Avondale that are second liens may not be greater than 15.16% of the total Loans originated by Avondale based on Aggregate Principal Balance;

          (h) The percentage of A classified Loans from New South shall be no less than 42.74% based on Aggregate Principal Balance;

          (i) The percentage of AA classified Loans from New South shall be no less than 28.60% based on Aggregate Principal Balance;

          (j)  [Reserved];

          (k) The percentage of C classified Loans from New South shall be no more than 6.42% based on Aggregate Principal Balance;

          (l) The percentage of Loans that are non-owner occupied properties may not be greater than 1.80% based on Aggregate Principal Balance;

          (m) The percentage of Loans which are balloon loans may not be greater than 14.80% based on Aggregate Principal Balance;

          (n) The percentage of Loans that are considered "Full Doc" or "Time Saver" shall be no less than 65.42% based on Aggregate Principal Balance;

          (o) The percentage of Loans that are secured by mortgaged properties considered single family residences may not be less than 96.56% based on Aggregate Principal Balance;

          (p) The weighted average interest rate of the Loans must be at least 9.91% based on Aggregate Principal Balance;

          (q) No more than 0.93% of the Loans, by Aggregate Principal Balance may be concentrated in any single zip code;

          (r) No more than 22.00% of the Loans, by Aggregate Principal Balance may be secured by properties located in the State of Alabama;

          (viii) in connection with the transfer and assignment of the Subsequent Loans, the Transferor on its behalf, and on behalf of the Depositor, shall satisfy the document delivery requirements set forth in
     Section 2.3 hereof; and

          (ix) each proposed Subsequent Loan must be listed on the Loan Schedule hereto as the same may be amended from time to time with the approval of the Depositor.

     (c) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Trustee shall determine, based on the written instructions received from the Servicer (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. In the event that any amounts are released as a result of calculation error by the Trustee from the Pre-Funding Account or from the Capitalized Interest Account, the Trustee shall not be liable therefor and the Transferor shall immediately repay such amounts to the Trustee.

     Section 2.6    Creation  of  the   Uncertificated   Regular  Interests  and
Residual Interests; Basis Risk Arrangements; Issuance of Certificates.

     (a) Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interest and Class R-I Certificate have been issued hereunder. The interests evidenced by the REMIC I Regular Interests and Class R-I Certificate constitute the entire beneficial ownership of REMIC I. The rights of the REMIC II and the Class R-I Certificateholders to receive distributions from the proceeds of REMIC I in respect of the REMIC I Regular Interest and the Class R-I Certificate, respectively, and all ownership interests of REMIC II and the Class R-I Certificateholders in and to such distributions, shall be as set forth in this Agreement.

     (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interest to the Trustee for the benefit of the Trustee as Holder of the REMIC II Regular Interests and the Class R-II Interest. The Trustee acknowledges the assignment to it of the REMIC I Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders (other than the Class R-I Certificateholders) and of the Trustee as Holder of the REMIC II Regular Interests and the Class R-II Interest.

     (c) Concurrently with the assignment to the Trustee of the REMIC I Regular Interest, and in exchange therefor, at the direction of the Depositor, the REMIC II Regular Interests and Class R-II Interest have been issued hereunder. The rights of REMIC III and the Class R-II Certificateholders to receive distributions from the proceeds of REMIC II in respect of the REMIC II Regular Interests and the Class R-II Interest, respectively, and all ownership interests of REMIC III and the Class R-II Certificateholders in and to such distributions, shall be as set forth in this Agreement.

     (d) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Trustee as Holder of the REMIC III Regular Interests and the Class R-III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders (other than the Class R-I and Class R-II Certificateholders) and of the Trustee as Holder of the REMIC III Regular Interests.

     (e) Concurrently with the assignment to the Trustee of the REMIC III Regular Interests and the entering into of the Basis Risk Arrangements, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class R-I and Class R-II Certificates) in Authorized Denominations evidencing the beneficial ownership of the Grantor Trust; provided, however, that the Class R-I and Class R-III Certificates represent direct interests in REMIC I and REMIC III and the Class R-II Certificates represent beneficial ownership of the portion of the Grantor Trust consisting of the Class R-II Interest. The rights of the respective Classes of Holders of the Certificates (other than the Class R-I and Class R-II Certificates) to receive distributions from the proceeds of REMIC III and to receive amounts under the Basis Risk Arrangements in respect of their Certificates, and all ownership interests of the respective Classes of Holders of the Certificates in and to such distributions, shall be as set forth in this Agreement.

     (f) The Holders of the Certificates (other than the Class R-I and Class R-III Certificates), by their acceptance of their certificates, acknowledge and agree for federal income tax purposes that it is their intention that the amounts distributable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates pursuant to Sections 6.5(b)(iii)(B), 6.5(b)(iv)(B), 6.5(b)(xii) and 6.5(b)(xiii) be treated as having been deemed distributed with respect to the Class R-II Interest and paid on behalf of the Holders of the Class R-II Certificates to the Holders of the foregoing Classes of Certificates, as set forth in Section 6.05(c) and that such Basis Risk Arrangements be treated as notional principal contracts held by the Grantor Trust for federal income tax purposes.

     (g) The Trustee  acknowledges  that it holds as assets of the Grantor Trust
(i) the REMIC III Regular Interests, which are beneficially owned by the Holders of the respective Classes of Certificates (other than the Class R Certificates),
(ii) the Pre-Funding Account and the Capitalized Interest Account and all amounts on deposit therein, which shall be beneficially owned by the Transferor,
(iii) the Class R-II Interest, which shall be beneficially owned by the Class R-II Certificateholders, (iv) the prepayment penalties and charges payable by a Borrower on any Loan, which shall be beneficially owned by the Transferor, and
(v) the Basis Risk Arrangements, which are beneficially owned by the Class A Certificateholders and the Class B Certificateholders, as set forth in the definition of "Basis Risk Arrangement."

     Section 2.7 Designations under REMIC Provisions; Designation of Startup Day and Latest Possible Maturity Date.

     (a) The REMIC I Regular Interest is hereby designated as the "regular interest," and the Class R-I Certificate is hereby designated as the single Class of "residual interest" in REMIC I for purposes of the REMIC Provisions.

     (b) The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-6 and Class LB Interests are hereby designated as the "regular interests," and the Class R-II Interest is hereby designated as the single Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

     (c) The Class UA-1, Class UA-2, Class UA-3, Class UA-4, Class UA-5, Class UA-6, and Class UB Certificates are hereby designated as representing beneficial interests in the "regular interests," and the Class R-III Certificate is hereby designated as the single Class of "residual interest" in REMIC III for purposes of the REMIC Provisions.

     (d) The Closing Date will be the "startup day" of each of the Trust REMICs within the meaning of Section 860G(a)(9) of the Code (the "Startup Day").

     (e) The "latest possible maturity date," within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) will be April 1, 2030 with respect to the Uncertificated Regular Interests.

     Section 2.8 Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Loan are less than the outstanding Principal Balance of the related Loan plus accrued interest thereon, or any Borrower makes a partial payment of any Monthly Payment due on a Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Loan as provided therein, and if not so provided, first to interest accrued at the Loan Interest Rate, then to the principal owed on such Loan.

     Section 2.9    Grant of Security Interest.

     (a) It is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Fund and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted and hereby grants to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund to secure a loan in an amount equal to the purchase price of the Loans. The conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall not constitute and are not intended to result in an assumption by the Trustee, the Certificate Insurer or any Certificateholder of any obligation of the Transferor or any other Person in connection with the Trust Fund.

     (b) The Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Loan and the assets in the Trust Fund are held by the Trustee on behalf of the Trust. In addition, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust.

     Section 2.10   Further Assurances; Powers of Attorney.

     (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Transferor, promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer and the Depositor will, upon the request of the Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

     (b) In the event that the Depositor is unable to fulfill its obligations in subsection (a) above, the Depositor hereby grants to the Servicer powers of attorney to execute all documents on its behalf under this Agreement and the Loan Sale Agreement as may be necessary or desirable to effectuate the foregoing.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations of the Servicer. The Servicer hereby represents and warrants to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders as of the Closing Date and during the term of this
Agreement:

     (a) the Servicer is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States of America, and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer;

     (b) the Servicer has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

     (c) the Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization or registration or declaration as shall have been obtained or filed, as the case may be;

     (d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the federal charter or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which it may be bound;

     (e) no suit in equity, action at law or other judicial or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Servicer, threatened against the Servicer or any of its properties or with respect to this Agreement or the Securities that in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

     (f) any custom-made software or hardware designed or purchased or licensed by the Servicer, which the Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, is capable of accurately performing calculations or other processing with respect to dates after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Servicer, properly exchange date data.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.1 shall survive the delivery of the respective Loan Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee and the Certificate Insurer.

     Section 3.2 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Certificate Insurer that as of the date of this Agreement or as of such date specifically provided herein:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) The Depositor has the corporate power and authority to convey the Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

     (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

     (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (1) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (i) the charter or bylaws of the Depositor, or (ii) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (2) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (3) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Loans or any documents or instruments evidencing or securing the Loans;

     (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

     (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.2 shall survive delivery of the respective Loan Files to the Trustee or to a custodian, as the case maybe, and shall inure to the benefit of the Trustee and the Certificate Insurer.

     Section 3.3    Representations  and  Warranties  of  the  Transferor.   The
Transferor hereby represents and warrants to the Trustee, the Certificate Insurer, the Certificateholders and the Depositor that as of the Closing Date (except as otherwise specifically provided herein):

     (a) The Transferor is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States of America and has and had at all relevant times, full corporate power to originate or purchase the Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under each Transaction Document to which it is a party.

     (b) The execution and delivery of each Transaction Document to which it is a party by the Transferor and its performance of and compliance with the terms of each Transaction Document to which it is a party will not violate the Transferor's federal charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Transferor is a party or which may be applicable to the Transferor or any of its assets.

     (c) The Transferor has the full power and authority to enter into and consummate all transactions contemplated by the Transaction Documents to which it is a party, has duly authorized the execution, delivery and performance of each Transaction Document to which it is a party and has duly executed and delivered each Transaction Document to which it is a party. Each Transaction Document to which the Transferor is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (d) The Transferor is not in violation of, and the execution and delivery of any Transaction Documents by the Transferor and its performance and compliance with the terms thereof will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Transferor or its properties or materially and adversely affect the performance of its duties hereunder or thereunder.

     (e) There are no actions or proceedings against, or investigations of, the Transferor currently pending with regard to which the Transferor has received service of process and no action or proceeding against, or investigation of, the Transferor is, to the knowledge of the Transferor, threatened or otherwise pending, before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Certificates invalid, (B) seek to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or
(C) if determined adversely, would prohibit or materially and adversely affect the sale of the Loans to the Depositor, the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates.

     (f) No consent, approval, authorization or order of any court or governmental agency or body is required for: (1) the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement, (2) the issuance of the Certificates, (3) the sale of the Loans under the Loan Sale Agreement or (4) the consummation of the transactions required of it by this Agreement, except such as shall have been obtained before the Closing Date.

     (g) The Transferor acquired title to the Loans in good faith, without notice of any adverse claim.

     (h) The collection practices used by the Transferor with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the servicing of loans of the same type as the Loans.

     (i) No Officer's Certificate, statement, report or other document prepared by the Transferor and furnished or to be furnished by it pursuant to any Transaction Document or in connection with the transactions contemplated hereby contains any untrue statement of material fact.

     (j) The Transferor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of any Transaction Document or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Transferor prior to the date hereof.

     (k) The Prospectus Supplement does not contain an untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Transferor makes no statement with respect to: (1) the statements set forth in the final paragraph of the cover of the Prospectus Supplement; and (2) statements set forth under the following captions: (i) "SUMMARY--Tax Status," "--ERISA Considerations," and "--Legal Investment"; (ii) "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," (iii) "ERISA CONSIDERATIONS," (iv) "LEGAL INVESTMENT," and (v) "UNDERWRITING."

     (l) The Transferor has transferred the Loans without any intent to hinder, delay or defraud any of its creditors.

     (m) The origination and collection practices used with respect to each Loan have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business and in compliance with the Transferor's underwriting criteria as described in the Prospectus Supplement.

     (n) The transfer, assignment and conveyance of the Loans by the Transferor pursuant to the Loan Sale Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     Section 3.4 Representations and Warranties of the Transferor Regarding Individual Loans. The Transferor hereby represents and warrants to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Loan as of the Closing Date, except as otherwise expressly stated:

     (a) Loan Schedule. The information with respect to each Loan set forth in the Loan Schedule is complete, true and correct as of the Cut-Off Date.

     (b) Delivery of Loan File. All of the original or certified documentation required to be delivered by the Transferor on the Closing Date or as otherwise provided herein or in the Loan Sale Agreement has or will be so delivered as provided. The Loan File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent loan lenders that regularly originate or purchase mortgage loans comparable to the Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Loans. To the best knowledge and belief of the Transferor, no such documentation contains any untrue statement of a material fact or omits to state a fact necessary to make the statements contained therein not misleading

     (c) Nature of Mortgaged Property. Each Mortgaged Property consists of a single parcel of residential real property, separately assessed for tax purposes, owned by the related Borrower in fee simple absolute and is improved by a one-to-four-family residential dwelling.

     (d) Servicing. Each Loan is being serviced by the Servicer.

     (e) Fixed Interest Rate. The Debt Instrument related to all of the Loans bears a fixed Loan Interest Rate. The Loan Interest Rate is not less than 7.75% nor more than 16.88% and as of the Cut-Off Date, the weighted average Loan Interest Rate on the Loans is approximately 9.91%.

     (f) Priority of Lien. Each Mortgage is a valid and subsisting first or second lien of record on a single parcel of real estate constituting the Mortgaged Property, subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage or the interests of the Certificate Insurer or the Certificateholders.

     (g) Title. Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated the Transferor held good and marketable title to, and was the sole owner of, each Loan, subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment by the Depositor to the Trustee herein contemplated, the Trust will hold good and marketable title to, and be the sole owner of, each Loan, subject to no liens, charges, mortgages, encumbrances or rights of others.

     (h) Delinquencies. As of the Cut-Off Date, less than 1% of the Loans by aggregate Principal Balance are 30 or more days delinquent and less than 0.44% of the Loans by aggregate Principal Balance are 60 or more days delinquent; and no Loans are more than 89 days delinquent.

     (i) Tax Liens; Status of Property. There is no delinquent tax or assessment lien on any Property, and each Property is free of material damage and is in good repair.

     (j) No Defenses. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan, or the exercise of any right thereunder, render the Loan unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (k) No Mechanics Lien. There is no mechanic's lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal to or on a parity with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause (m) below.

     (l) Origination in Compliance with Laws. Each Loan complies, at the time it was made complied and at all times has complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedure, consumer credit protection, equal credit opportunity, disclosure and recording laws and the Transferor has and shall maintain in its possession available for inspection and shall deliver upon demand, evidence of compliance with all such requirements; and, to the Transferor's knowledge, no fraud or misrepresentation was committed by any person or entity in connection with the origination of each Loan.

     (m) Title Insurance. With respect to each Mortgage Loan other than any second Mortgage Loans with a Principal Balance at origination of less than $50,000 secured by a Mortgaged Property not located in the State of Illinois, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Loan insuring the mortgagee's interest under the related Loan as the holder of a valid first lien of record on the real property described in the Mortgage subject only to exceptions of the character referred to in paragraph (g) above, was effective on the date of the origination of such Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect. The Transferor is the sole named insured of such mortgage title insurance policy and the assignment to the Trust of the Transferor's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement and the Loan Sale Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

     (n) Hazard Insurance. The improvements upon each Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (1) the outstanding Principal Balance of the related Loan, (2) the minimum amount required to compensate for damage or loss on a replacement cost basis or (3) the full insurable value of the Property. All individual insurance policies (collectively, the "Hazard Insurance Policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Transferor, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Loan obligated the Borrower thereunder to maintain all such insurance at the Borrower's cost and expense, and upon the Borrower's failure to do so, authorizes the holder of the Loan to obtain and maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from the Borrower.

     (o) Flood Insurance. If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the related Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended. The Mortgage obligated the Borrower thereunder to maintain all such insurance at the Borrower's cost and expense, and upon the Borrower's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from the Borrower.

     (p) Enforceability. Each Mortgage and Debt Instrument is genuine and is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Loan had full legal capacity to execute all Loan documents and convey the estate therein purported to be conveyed and the Mortgage and Debt Instrument have been duly and properly executed by such parties; the Borrower is a natural person who is a party to the Debt Instrument and the Mortgage in an individual capacity and not in the capacity of a trustee or otherwise.

     (q) [Reserved].

     (r) Geographic Concentration. No more than approximately 0.94% of the Aggregate Principal Balance is secured by Properties located within any single zip code area; no more than 22.11% of the Aggregate Principal Balance is located in Alabama, no more than 14.93% of the Aggregate Principal Balance is located in Louisiana, no more than 12.03% of the Aggregate Principal Balance is located in Florida, and no more than 7.54% of the Aggregate Principal Balance is located within any other single state.

     (s) Primary Residence. At the time of origination, at least 98.19% of the Aggregate Principal Balance is secured by Properties as to which the related Borrower represented that such property is maintained by the Borrower as such Borrower's primary residence.

     (t) No Modification. The terms of the Debt Instrument and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Certificateholders and the Certificate Insurer and which has been or will be delivered to the Trustee or the Custodian. The substance of any such alteration or modification has been approved by the applicable title insurer, to the extent required by the applicable title insurance policy, is reflected on the Loan Schedule.

     (u) No Waiver. Except for modifications and partial releases otherwise included in the Loan File, no instrument or release or waiver has been executed in connection with the Loan, and no Borrower has been released, in whole or in part.

     (v) Taxes and Insurance. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

     (w) No Advances. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Borrower, directly or indirectly, for the payment of any amount required by the Loan, except for interest accruing from the date of the Debt Instrument or date of disbursement of the Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

     (x) Condemnation; Damage. There is no proceeding pending or threatened for the total or partial condemnation of the Property, nor is such a proceeding currently occurring. No Property is damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Property as security for the Loan or the use for which the premises were intended.

     (y) No Encroachments. All the improvements which were included for the purpose of determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Property.

     (z) Property in Compliance with Law. No improvement located on or being part of the Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Property is lawfully occupied under applicable law.

     (aa) No Future Advances. The proceeds of the Loan have been fully disbursed, and there is no obligation on the part of the mortgagee or any person to make, or option on the part of the Borrower to request, future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. All costs, fees and expenses incurred in making or closing or recording the Loans were paid.

     (bb) Sole Security. The related Debt Instrument is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

     (cc) No-Buy-Down Loans. No Loan was originated under a buydown plan.

     (dd) No Transferor Payment Obligations. There is no obligation on the part of the Servicer or any other party to make payments in addition to those made by the Borrower.

     (ee) Deeds of Trust. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders, the Certificate Insurer or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Borrower.

     (ff) No Shared Appreciation. No Loan has a shared appreciation feature, or other contingent interest feature.

     (gg) State Qualification. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state or exempt from such qualifications or requirements, or (C) federal savings and loans associations or national banks having principal offices in such state or (D) not doing business in such state so as to require qualification or licensing.

     (hh) Due on Sale. The Loan contains a customary provision for the acceleration of the payment of the unpaid Principal Balance of the Loan in the event the related Property is sold without the prior consent of the lender thereunder.

     (ii) Borrower Bankruptcy. No Borrower is a debtor in any state or federal insolvency or bankruptcy proceeding.

     (jj) Enforcement Rights. The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Borrower which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose upon the related Mortgage.

     (kk) No Default. Other than delinquent Loans set forth in clause (h) of this Section 3.4, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Debt Instrument or Manufactured Home Contract and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Transferor has waived any default, breach, violation or event of acceleration.

     (ll) Deposit of  Payments.   All amounts  received on and after the Cut-Off
Date with respect to the Loans to which the Transferor is not entitled to will be deposited into the Collection Account.

     (mm) Underwriting. All of the Loans were originated and underwritten by the Transferor (or in the case of the Loans originated by Avondale, originated and underwritten by Avondale), or purchased and re-underwritten by the Transferor, in each case in accordance with the applicable Underwriting Guidelines. The Underwriting Guidelines conform in all material respects to the description thereof set forth in the Prospectus Supplement.

     (nn) Conformity to Prospectus.   Each Loan conforms,  and all such Loans in
the aggregate conform, to the description thereof set forth in the Prospectus and the Prospectus Supplement.

     (oo) No Adverse Selection. The Loans were not selected by the Transferor for inclusion in the Trust on any basis intended to adversely affect the Trust. The Loans are representative of the Transferor's portfolio of fixed rate mortgage loans.

     (pp) Appraisal. If required pursuant to the Underwriting Guidelines, full appraisal on forms approved by FNMA or FHLMC was performed in connection with the origination of the related Loan. Each appraisal meets guidelines that would be generally acceptable to prudent lenders that regularly originate or purchase mortgage loans comparable to the Loan for sale to prudent investors in the secondary market that invest in loans such as the Loans. Each Loan is secured by a property having an Appraised Value of at least $15,000.

     (qq) Combined Loan-To-Value. As of the Cut-Off Date, no Loan had a Combined Loan-To-Value Ratio in excess of 100% and as of the Cut-Off Date, the weighted average Combined Loan-To-Value Ratio is 79.17%.

     (rr) Environmental Matters. To the best of the Transferor's knowledge, (i) no Property was, as of the Cut-Off Date, (A) located within a one-mile radius of any site containing environmental or hazardous waste risks, and (B) in violation of any environmental law or regulation; and (ii) no Property contained any environmentally hazardous material, substance or waste.

     (ss) Term. No Loan has a remaining term in excess of 360 months.

     (tt) REMIC Qualification. Each Loan is a Qualified Mortgage.

     (uu) Computer Tape. The computer tape from which the selection of the Loans being acquired on the Closing Date was made available to the accountants that are providing a comfort letter to the Certificate Insurer and the
Certificateholders in connection with any information contained in the Prospectus Supplement, and such information was complete and accurate as of its date and includes a description of the same Loans that are described on the Loan Schedule and the payments due thereunder as of the Closing Date or the date of substitution, as applicable.

     (vv) One Original. Except as previously disclosed in writing to the Trustee and the Certificate Insurer, with respect to each Loan, there is only one originally executed Debt Instrument not stamped as a duplicate.

     (ww) Entire Agreement. Except as otherwise disclosed and contained in the Loan File, the Mortgage and the Debt Instrument contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Loan, and no other agreement defines, modifies, or expands the obligations of the seller or subcontractor under the Loan.

     (xx) No Consent Required. The rights with respect to each Loan are assignable by the Transferor without the consent of any Person other than consents which will have been obtained on or before the Closing Date.

     (yy) Recordation. Each Mortgage was recorded or has been submitted for recordation, and all intervening assignments of the original Mortgage have been recorded or has been submitted for recordation in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Transferor. Except for states in which the Certificate Insurer, the Trustee and each Rating Agency have previously agreed, each Mortgage and Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in the property securing such Mortgage is located.

     (zz) No Proceedings.  There are no proceedings  pending,  or to the best of
the   Transferor's   knowledge,   threatened,   wherein  the  Mortgagor  or  any
governmental agency has alleged that any Loan is illegal or unenforceable.

     (aaa) Mortgagor Information. To the best knowledge and belief of the Transferor, the documents, instruments and agreements submitted by each Borrower for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements contained therein not misleading.

     (bbb) Full Disbursement. Each Loan has been closed and all proceeds of such Loan have been fully disbursed and there is no requirement of further disbursements thereunder. Except as otherwise disclosed and contained in the Loan File, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the related Mortgage were paid, and the related Borrower is not entitled to any refund of any amounts paid or due under the related Debt Instrument or Mortgage.

     (ccc) First Payment Date. The first date on which the applicable Borrower must make a payment on each Initial Loan is due no later than November 10, 1999.

     (ddd) Aggregate Balance. The Aggregate Principal Balance of all Initial Loans as of the Closing Date is $178,158,307.22.

     (eee) Condominiums  & Townhouses.   No more than 2.15% of the Initial Loans
are secured by condominiums or townhouses.

     (fff) No Coops. No property securing a Loan includes cooperatives.

     (ggg) Civil Relief Act. As of November 1, 1999, no Borrower has requested relief under the Soldiers' and Sailors' Civil Relief Act of 1940.

     (hhh) No Adverse Circumstances. To the best knowledge and belief of the Transferor, there do not exist any circumstances or conditions with respect to the Mortgage, the property securing same, the Borrower or the Borrower's credit standing that reasonably can be expected to cause private institutional investors to regard the related Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan.

     (iii) To the best knowledge and belief of the Transferor, all information regarding a Loan which could reasonably be expected to affect adversely the value or marketability of any property securing such Loan has been disclosed to the Certificate Insurer.

     (jjj) HOEPA. With respect to each Loan that is a "mortgage" as such term is defined in 15 U.S.C. 1602(aa), no obligor has or will have a claim or defense under such Loan.

     (kkk) Each Loan secured by a manufactured housing unit is secured by a manufacturing housing unit which is classified as part of the real estate under the laws of the jurisdiction in which the manufactured housing unit is located.

     (lll) 6.62% of the Initial Loans have simultaneous second liens for which the second lien is not owned by the Trust.

     (mmm) None of the Borrowers under the Loans are employees of New South Federal Savings Bank or Avondale.

     (nnn) None of the Loans are blanket loans.

     (ooo) Since the date of its origination, no Loan has been foreclosed upon and no Borrower under a Loan has filed for bankruptcy or other insolvency protection.

     Section 3.5    Purchase and Substitution.

     (a) It is understood and agreed that the representations and warranties set forth in Sections 3.3 and 3.4 of this Agreement shall survive delivery of the Certificates to the Certificateholders. With respect to any representation or warranty contained in Section 3.3 or 3.4 of this Agreement that is made to the best of the Transferor's knowledge, if it is discovered by the Servicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Loan, then notwithstanding the Transferor's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by any of the Certificateholders, the Transferor, the Servicer, the Trustee or the Certificate Insurer of a breach of any of such representations and warranties as of the Closing Date which materially and adversely affects the value of the Loans or the interest of the Certificateholders or the Certificate Insurer, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Loan in the case of a representation and warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.5, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Transferor shall be required to (1) promptly cure such breach in all material respects, (2) purchase such Loan in the manner and at the price specified in Section 2.4(c) (in which case the Loan shall become a Deleted Loan), or (3) remove such Loan from the Trust Fund (in which case the Loan shall become a Deleted Loan) and substitute one or more Qualified Substitute Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day. Any such substitution shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to the Servicer to be deposited in the Collection Account.

     (b) As to any Deleted Loan for which the Transferor substitutes a Qualified Substitute Loan or Loans, the Transferor shall be required to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit F, executed by a Servicing Officer and the documents described in Sections 2.3(a) for such Qualified Substitute Loan or Loans.

     (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Transferor. The Trust Fund will own all payments received on the Deleted Loan on or before the date of substitution, and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Qualified Substitute Loan. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects.

     (d) It is understood and agreed that the obligation of the Transferor set forth in this Section 3.5 to cure, purchase, substitute or otherwise pay amounts to the Trust or the Certificate Insurer for a defective Loan constitutes the sole remedies of the Trustee and the Certificateholders with respect to a breach of the representations and warranties of the Transferor set forth in Sections
3.3 and 3.4 of this Agreement. The Trustee shall give prompt written notice to the Certificate Insurer of any repurchase or substitution made pursuant to
Section 3.5 or Section 2.4(b) hereof.

     (e) Upon discovery by the Servicer, the Trustee or any Certificateholder that any Loan does not constitute a Qualified Mortgage, the Person discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the others of such Persons and the Certificate Insurer. Upon discovery by the Certificate Insurer that any Loan does not constitute a Qualified Mortgage, the Certificate Insurer may promptly give written notice thereof to the Servicer, the Trustee and the Certificateholders. In connection therewith, the Transferor shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Transferor's receipt of notice or the discovery by the Transferor of such failure to qualify as a Qualified Mortgage, in the same manner as it would a Loan for a breach of representation or warranty contained in Section 3.3 or 3.4 of this Agreement. The Trustee shall reconvey to the Transferor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty contained in Section 3.3 or 3.4 of this Agreement.

     Section 3.6 Servicer Covenants. The Servicer hereby covenants to the Trustee, the Depositor and the Certificate Insurer and the Certificateholders that as of the Closing Date and during the term of this Agreement:

     (a) The Servicer shall deliver on the Closing Date an opinion from the general counsel or the corporate counsel of the Servicer as to general corporate matters in form and substance reasonably satisfactory to Underwriters' counsel and counsel to the Certificate Insurer; and

     (b) The Servicer may in its discretion (1) waive any prepayment penalty or other charge, assumption fee, late payment charge or other charge in connection with a Loan, and (2) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note for the liquidation of delinquent items; provided, that the Servicer shall not agree to the modification or waiver of any provision of a Loan at a time when such Loan is not in default or such default is not imminent, or if such modification or waiver would be treated as a taxable exchange under Code Section 1001, unless such exchange would not be considered a "prohibited transaction" under the REMIC Provisions as certified in writing by the Servicer to the Certificate Insurer and the Trustee.

It is understood and agreed that the covenants set forth in this Section 3.6 shall survive the delivery of the respective Trustee Loan Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee and the Certificate Insurer.


                                   ARTICLE IV

                                THE CERTIFICATES

     Section 4.1 The Certificates. The Certificates shall be substantially in the forms annexed hereto as, in the case of the Class A-1 Certificates, Exhibit B-1, in the case of the Class A-2 Certificates, Exhibit B-2, in the case of the Class A-3 Certificates, Exhibit B-3, in the case of the Class A-4 Certificates, Exhibit B-4, in the case of the Class A-5 Certificates, Exhibit B-5, in the case of the Class A-6 Certificates, Exhibit B-6, in the case of the Class B
Certificates, Exhibit B-7, in the case of the Class R-I Certificates, Exhibit B-8, in the case of the Class R-II Certificates, Exhibit B-9 and in the case of the Class R-III Certificates, Exhibit B-10. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Any Certificates bearing the signatures of individuals who were at the time of the execution thereof the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication. The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations.

     Section 4.2    Registration of Transfer and Exchange of Certificates.

     (a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering and transferring Certificates, as herein provided. The Certificate Insurer and the Servicer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice. Notwithstanding anything herein to the contrary, the Transferor and its affiliates shall not transfer the Class R-II Certificates without the prior consent of the Certificate Insurer.

     (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or holder thereof or his attorney duly authorized in writing.

     (d) No service charge shall be made to a Holder or holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transferor exchange shall be an expense of the Trust.

     (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A-1 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Certificate with a denomination equal to the Original Class Principal Balance for such Class. The Class A-2 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-2 Certificate with a denomination equal to the Original Class Principal Balance for such Class. The Class A-3 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-3 Certificate with a denomination equal to the Original Class Principal Balance for such Class. The Class A-4 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-4 Certificate with a denomination equal to the Original Class Principal Balance for such Class. The Class A-5 Certificates shall, except as otherwise provided in the next paragraph,  be initially  issued in the form of a single fully  registered Class
A-5 Certificate with a denomination equal to the Original Class Principal Balance for such Class. The Class A-6 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-6 Certificate with a denomination equal to the Original Class Principal Balance for such Class. The Class B Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class B Certificate with a denomination equal to the Original Class Principal Balance for such Class. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Transferor, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A or Class B Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Transferor, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (1) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (2) the delivery to any Direct or Indirect Participant or any other Person, other than a
Certificateholder, of any notice with respect to the Class A or Class B Certificates or (3) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A or Class B Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A or Class B Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede &Co." in this Agreement shall refer to such new nominee of the Depository.

     (f) In the event that (1) the Depositor or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A or Class B Certificates and the Servicer or the Depositor is unable to locate a qualified successor or (2) the Servicer at its sole option elects to terminate the book-entry system through the Depository, the Class A or Class B Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A or Class B Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A or Class B Certificates may be registered in whatever name or names Certificateholders transferring Class A or Class B Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Servicer.

     (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A or Class B Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A or Class B Certificates as the case may be and all notices with respect to such Class A or Class B Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

     (h) No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended, and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) of Class R Certificates is to be made in reliance upon an exemption from the Securities Act of 1933, and under the applicable state securities laws, then either: (i) the Trustee shall require that the transferee deliver to the Trustee an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit H attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Trustee may also require that the transferee deliver to the Trustee an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Trustee shall require an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Depositor or the Trustee and (b) the Trustee shall require the transferor to execute a certification in form and substance satisfactory to the Trustee setting forth the facts surrounding such transfer; provided, however, that a transfer of a Class R Certificate may be made to a trust if the transferor provides to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
4.2 and, in the case of the Class R-II Certificate, the prior written consent of the Certificate Insurer, which prior written consent shall not be unreasonably withheld and provided, further, that the prior consent of the Certificate Insurer shall not be required for any transfer of the Class R-II Certificate to an Affiliate of the Transferor. The Trustee will furnish, or cause to be furnished, upon the request of any Holder of Class R Certificates to a prospective purchaser of such Class R Certificates who is a Qualified
Institutional Buyer, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act. None of the Depositor, the Trustee or the Servicer or the Certificate Insurer is obligated to register or qualify any Class of Class R Certificate under the Securities Act of 1933, as amended, or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class R Certificate without registration or qualification. Any Holder of a Class R Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in conflict with or contrary to the interests of the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party),
(2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

     Unless the Class R Certificates have been registered under the Securities Act, each of the Class R Certificates shall bear a legend substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (a) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (b) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (d) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

     (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee;

          (ii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit G from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.2(i) and agrees to be bound by them;

          (iii)  Notwithstanding  the  delivery  of  a  Transfer  Affidavit  and
     Agreement by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected;

          (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit H) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee;

          (v) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter, the form of which is attached hereto as Exhibit G1 from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code) (such Person, a "Permitted Transferee");

          (vi) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 4.2 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.2, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this
     Section 4.2. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.2 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate; and

          (vii) In the case of the Class R-II Certificate, the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld, is required in order for the Transferor or its Affiliates to transfer the Class R-II Certificates to any Person that is not an Affiliate of the Transferor.

     (j) With respect to the Class B and Class R Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit I attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation
Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Insurer, the Servicer, or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Trustee shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Trustee, the Certificate Insurer, or the Trust Fund. Each Holder of a Class R Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or
(b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 4.02(j) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

     So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, or the Loans which
(i) is  necessary to the  provision  of an Opinion of Counsel  described in this
Section 4.2(j) and (ii) pertains to the following: (A) whether the Servicer or any Affiliate, is an Affiliate of the Trustee, (B) which of the Loans constitute more than 5% of the aggregate unamortized Principal Balance of the Loans as of the Closing Date, and (C) the amount of compensation paid to the Servicer and any sub-servicer pursuant to the terms and provisions of this Agreement.

     (k) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and evidencing, in the case of a Class A-1
Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate, or Class A-5 Certificate, Class A-6 Certificate or Class B Certificate, the same Percentage Interest, and in any other case, the equivalent undivided beneficial ownership interest in the Trust Fund and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate undivided beneficial ownership interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be canceled by the Trustee.

     Section 4.3 Mutilated, Destroyed, Lost or Stolen Certificates. (i) If any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Certificate Insurer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and representing an equivalent beneficial ownership interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.4 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.2 and Article X, the Servicer, the Depositor, the Transferor, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.5 and for all other purposes whatsoever, and the Servicer, the Depositor, the Transferor, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.


                                    ARTICLE V

                  ADMINISTRATION AND SERVICING OF THE LOANS

     Section 5.1    Appointment of the Servicer.

     (a) New South Federal Savings Bank agrees to act as the Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

     (b) The Servicer shall service and administer the Loans on behalf of the Trust, for the benefit of the Certificateholders and the Certificate Insurer,
and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Certificate Insurer and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. The Servicer shall also take such reasonable steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Properties. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Servicer or its Subservicers with any powers of attorney and such other documents (that have been prepared by the Servicer for execution by the Trustee) as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     In servicing and administering the Loans, the Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Servicer pursuant to this Agreement.

     Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the Property securing a Loan and foreclosure costs may be added by the Servicer to the amount owing under such Loan where the terms of such Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the Principal Balance of the Loan or distributions to be made to Certificateholders. Such costs shall be recoverable by the Servicer pursuant to Section 5.4. Notwithstanding any other provision of this Agreement, the Servicer shall at all times service the Loans in a manner consistent with the provisions of Sections 5.1(b) and 5.1(c).

     (c) It is intended that the Trust Fund formed hereunder shall constitute, that the affairs of the Trust REMICs shall be conducted so as to qualify them as, three separate REMICs in accordance with the REMIC Provisions and that the affairs of the Grantor Trust be conducted so as to qualify it as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In furtherance of such intentions, the Servicer covenants and agrees that it shall not take any action or omit to take any action reasonably within the Servicer's control and the scope of its duties as described in this Agreement that would (1) result in a taxable event to the Holders of the Certificates or endanger the REMIC status of any of the Trust REMICs or the grantor trust status of the Grantor Trust, (2) result in the imposition on any of the Trust REMICs or the Trust Fund of a tax on "prohibited transactions" (either clause (1) or (2) shall be an "Adverse REMIC Event"). The Servicer shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has been advised prior to the date such action was taken or omitted to be taken it in writing pursuant to an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action, and the Servicer shall have no liability hereunder for any action taken by it in accordance with the written instructions of the Trustee taken pursuant to such Opinion of Counsel; provided, however, the Trustee shall have no obligation to monitor the duties or activities of the Servicer and the Trustee shall only be required to advise the Servicer with respect to any action that could result in an Adverse REMIC Event to the extent the Servicer requests such advice from the Trustee. In addition, prior to taking any action with respect to the Trust Fund that is not expressly permitted under the terms of this Agreement (other than interest rate modifications referred to in the provision to the second preceding sentence), the Servicer will consult with the Trustee or its designee and the Certificate Insurer, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Servicer shall use its best efforts to ensure that substantially all of the assets of the Trust REMICs will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. In the event any specified time period or other requirement set forth in this Agreement in respect of compliance with the REMIC Provisions becomes inconsistent with the REMIC Provisions as the same may be amended, such specified time period or other requirement shall also be deemed amended to comply with the requirements of this Section, unless such amended time period or other requirements shall be less protective of the interests of the Certificateholders and the Certificate Insurer, in which case, to the extent consistent with the REMIC Provisions, the former time period or requirement shall continue in force.

     (d) Subject to Section 5.13, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to the Properties. If reasonably required by the Servicer, each Certificateholder and the Trustee shall execute any powers of attorney furnished to the Trustee by the Servicer and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     (e) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 5.23, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 5.23, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Servicer, subject to Section 7.2 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

     (f) The Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date, which list may, from time to time, be amended, modified or supplemented by the subsequent delivery to the Trustee and the Certificate Insurer of any superseding list of Servicing Officers.

     Section 5.2    Subservicing    Agreements    Between   the   Servicer   and
Subservicers.

     (a) The Servicer may, subject to the prior written approval of the Certificate Insurer, enter into Subservicing Agreements with Subservicers for the servicing and administration of the Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either
(1) a  depository  institution  the accounts of which are insured by the FDIC or
(2) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Properties it is to service are situated if state law requires such authorization. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates and any of the Loans and to perform or cause to be performed its duties under the related Subservicing Agreement which shall provide that the Subservicer's rights shall automatically terminate upon the termination, resignation or other removal of the Servicer under this Agreement. Each account used by any Subservicer for the deposit of payments on any of the Loans shall be an Eligible Account.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the
Certificate Insurer and the Certificateholders for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when the Subservicer has received such payments.

     In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer may, with the prior written consent of the Certificate Insurer, or shall, at the direction of the Certificate Insurer, assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into.

     Section 5.3    Collection of Certain Loan Payments; Collection Account.

     (a) The Servicer shall use its reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices.

     The Servicer shall establish and maintain in the name of the Trustee one or more Collection Accounts (collectively, the "Collection Account"), in trust for the benefit of the Holders of the Certificates and the Certificate Insurer. The Servicer shall promptly provide notice to the Certificate Insurer, the Trustee and each Rating Agency of any creation and establishment of a Collection Account hereunder. Each Collection Account shall be established and maintained as an Eligible Account. The Certificate Insurer, in its sole discretion, may direct the Servicer to close such Collection Account and to establish and maintain a replacement Collection Account that is an Eligible Account.

     (b) On the Servicer Remittance Date prior to the first Distribution Date, the Servicer shall have deposited into the Certificate Account the Servicer Remittance Amount, and shall, on a daily basis thereafter (except as otherwise provided herein), deposit such collections and payments into the Collection
Account:

          (i) all scheduled and unscheduled payments received on or after the Cut-Off Date on account of principal and interest on the Loans and all Principal Prepayments, Curtailments and all Net REO Proceeds collected on or after the Cut-Off Date, exclusive of approximately $1,041,110 of interest collected on the Loans in the month of November 1999, which will be retained by the Transferor;

          (ii) [Reserved];

          (iii) all Net Liquidation Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of law or in accordance with Accepted Servicing Practices;

          (iv) all Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of law or in accordance with Accepted Servicing Practices;

          (v) all Released Property Proceeds;

          (vi) any amounts payable in connection with the repurchase of any Loan and the amount of any Substitution Adjustment pursuant to Sections 2.4 and
     3.5 hereof;

          (vii) all net revenues with respect to the Property held by the Trust fund;

          (viii) amounts reimbursed by the Servicer on account of investment losses incurred with respect to the Collection Account;

          (ix) any amount expressly required to be deposited in the Collection Account in accordance with certain provisions of this Agreement, and amounts referenced in Sections 2.4(c), 3.5(a), 3.5(c), 5.6, and 6.6(b) of this Agreement;

provided,  however, that the Servicer shall be entitled, at its election, either
(a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Servicer in respect of a Loan (whether paid by the Borrower or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Servicing Fee bears to the Loan Interest Rate borne by such Loan shall be allocated to the Servicing Fee with respect to such Loan. All other amounts shall be deposited in the Collection Account not later than two Business Days following the day of receipt and posting by the Servicer. Notwithstanding any regularly scheduled transfer of funds to the Certificate Account, the Servicer shall, not later than the Servicer Remittance Date transfer to the Certificate Account all funds in each Collection Account that are to be included in the Servicer Remittance Amount as of the Determination Date immediately preceding the Distribution Date.

     The Servicer shall direct, in writing, the institution maintaining each Collection Account to invest the funds in the Collection Account only in Permitted Investments in the name of the Trustee and for the benefit of the Certificateholders and the Certificate Insurer, which mature, unless payable on demand, no later than the Business Day preceding the related Servicer Remittance Date. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained an Opinion of Counsel addressed to the Trustee and the Certificate Insurer (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause any of the Trust REMICs to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized. In no event whatsoever shall the institution maintaining the Collection Account be liable for any loss on Permitted Investments invested at the direction of the Servicer (except to the extent the Servicer is one and the same).

     The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.14 and payments in the nature of prepayment charges, late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account. Notwithstanding any provision herein to the contrary, the Servicer shall not deposit in any Collection Account any amount other than amounts required to be deposited therein in accordance with the terms of this Agreement, and the Servicer shall have the right at all times to transfer funds from the Collection Account to the Certificate Account. All funds deposited by the Servicer in the Collection Account and the Certificate Account shall be held therein for the account of the Trustee in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with Section 6.2 or withdrawn in accordance with Section 5.4.

     (c) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

     (d) The Collection Account may, upon written notice by the Servicer to the Certificate Insurer and the Trustee, be transferred to a different depository so long as such transfer is to an Eligible Account.

     Section 5.4 Permitted Withdrawals from the Collection Account. The Servicer is hereby authorized by the Trustee (such authorization to be revocable by the Trustee at any time), from time to time, to make withdrawals from the Collection Account, but only for the following purposes:

     (a) to reimburse itself from any funds in the Collection Account for any accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances from late collections on the related Loan, including Liquidation Proceeds, Released Property Proceeds, Insurance Proceeds and such other amounts on deposit in the Collection Account as may be collected by the Servicer from the related Borrower or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Periodic Advances shall be limited to late collections of interest on any Loan and to Liquidation Proceeds and Insurance Proceeds on related Loans;

     (b) [Reserved];

     (c) to withdraw from the Collection Account any Preference Amount received from a Borrower;

     (d) to withdraw any funds deposited in the Collection Account that were mistakenly deposited therein;

     (e) to withdraw from the Collection Account any funds needed to pay itself Servicing Compensation pursuant to Section 5.14 hereof to the extent not retained or paid pursuant to Section 5.3, 5.4 or 5.14;

     (f) to withdraw from the Collection Account to pay to the Transferor with respect to each Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.5 or to pay to itself with respect to each Loan or property acquired in respect thereof that has been purchased pursuant to Section 8.1 all amounts received thereon and not required to be deposited into the Collection Account as a result of such repurchase or replacement;

     (g) [Reserved];

     (h) to withdraw funds from the Collection Account necessary to make deposits to the Certificate Account (which shall include the Trustee Fee and the Certificate Insurance Premium Amount) in the amounts and in the manner provided for in Section 6.1 hereof;

     (i) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account;

     (j) to withdraw from the Collection Account to pay to the Transferor with respect to each Loan, any prepayment penalties or charges collected on such Loan; or

     (k) to clear and terminate the Collection Account upon the termination of this Agreement.

     The Servicer shall keep and maintain a separate accounting for each Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

     Section 5.5 Payment of Taxes, Insurance and Other Charges. With respect to each Loan, the Servicer shall maintain accurate records reflecting casualty insurance coverage.

     With respect to each Loan as to which the Servicer maintains escrow accounts in an account separate from the Collection Account, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Borrower in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Borrower.

     Section 5.6 Maintenance of Casualty Insurance. For each Loan, the Servicer shall maintain or cause to be maintained in accordance with the Servicer's loan servicing policies and procedures and to the extent required by the related Loan to be maintained by the Borrower, fire and casualty insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the replacement value of the improvements securing such Loan or the unpaid Principal Balance of such Loan, whichever is less. If, upon origination of the Loan, the Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available) the Servicer will cause to be maintained in accordance with the Servicer's loan servicing policies and procedures and to the extent required by the related Loan to be maintained by the Borrower, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the unpaid Principal Balance of the Loan, (ii) the full insurable value of the Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. With respect to each Loan, the Servicer shall in accordance with the Servicer's loan servicing policies and procedures also maintain fire insurance with extended coverage and, if applicable, flood insurance on REO Property in an amount which is at least equal to the lesser of
(i) the full insurable value of the improvements which are a part of such property and (ii) the Principal Balance owing on such Loan at the time of such foreclosure, deed in lieu of foreclosure or repossession plus accrued interest and related Liquidation Expenses. Such insurance on an REO Property may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Borrower or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. The parties acknowledge that the Servicer does not monitor maintenance of insurance with respect to every Loan. Pursuant to Section 5.3, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 5.6 (other than amounts to be applied to the restoration or repair of the related Property or released to the Borrower in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to
Section 5.4. Any cost incurred by the Servicer in maintaining any such insurance shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the Principal Balance of the Loan or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Servicer pursuant to Section 5.4. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the first sentence of this Section 5.6, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this
Section 5.6 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 5.7    [Reserved].

     Section 5.8    Fidelity Bond; Errors and Omissions Policy.

     (a) The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.8 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, such Certificateholder or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained with certain underwriters as may be specified in writing to the Certificate Insurer and the Trustee, from time to time. Any such fidelity bond or insurance policy shall not be canceled or modified in a materially adverse manner without written notice to the Trustee and the Certificate Insurer.

     (b) The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.8(a) hereof. Any such Fidelity Bond and Errors and Omissions Policy shall not be canceled or modified in a materially adverse manner without written notice to the Certificate Insurer.

     Section 5.9 Collection of Taxes, Assessments and Other Items. The Servicer shall deposit all payments by Borrowers for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items in the escrow accounts in accordance with Section 5.5 hereof. Withdrawals from such escrow accounts may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Borrowers any sums determined to be overages, or to pay any interest owed to Borrowers on such account to the extent required by law. The Servicer shall advance the payments referred to in the first sentence of this
Section 5.9 that are not timely paid by the Borrowers on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required to so advance only to the extent that such advances will be recoverable by the Servicer pursuant to Section 5.4 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

     Section 5.10 Periodic Filings with the Securities and Exchange Commission; Additional Information. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Securities Exchange Act of 1934. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Depositor in connection with this Section shall not be reimbursable from the Trust Fund.

     The Servicer and the Depositor each agree to promptly furnish the Trustee, from time to time upon request, such further information, reports and financial statements within their respective control related to this Agreement and the Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.

     Section 5.11 Enforcement of Due-on-Sale Clauses; Assumption Agreements. In any case in which a Property has been or is about to be conveyed by the Borrower (whether by absolute conveyance or by contract of sale, and whether or not the Borrower remains liable thereon) and the Servicer has knowledge of such prospective conveyance, the Servicer shall exercise its rights to accelerate the maturity of the related Loan in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Servicer's judgment, such exercise is reasonably likely to result in legal action by the Borrower, or such conveyance is in connection with a permitted assumption of the related Loan. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note, and, unless prohibited by applicable state law, the Borrower remains liable thereon, provided that the Loan Interest Rate and Principal Balance with respect to such Loan shall remain unchanged. The Servicer is also authorized to release the original Borrower from liability upon the Loan and substitute the new Borrower as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Loans and as it applies to mortgage loans owned solely by it. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Loan File and shall, for all purposes, be considered a part of such Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Loan Interest Rate of the related Mortgage Note, and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Borrower of the property subject to the Mortgage, or any assumption of a Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Servicer's judgment, be reasonably likely to result in legal action by the Borrower.

     Section 5.12 Realization upon Defaulted Loans. Except as provided in the last two paragraphs of this Section 5.12, the Servicer shall, on behalf of the Trust, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.3. In connection with such foreclosure or other conversion, the Servicer shall follow Accepted Servicing Practices. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds). The Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account with respect thereto are permitted under Section 5.4.

     The Servicer may foreclose against the Property securing a defaulted Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Borrower or any other person, may proceed for the deficiency. The Servicer shall comply with the information reporting requirements of Section 6050J of the Code with respect to Property that is foreclosed or abandoned, at the time and in the manner required by the Code.

     In the event that title to any Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Trustee, on behalf of the Certificate Insurer and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Loan, such REO Loan shall be considered to be a Loan held in REMIC I until such time as the related Property shall be sold and such REO Loan becomes a Liquidated Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Loan shall be considered to be an Outstanding Loan:

     (a) Notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) shall be assumed to remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

     (b) Net REO Proceeds (after payment of Servicer's expenses related to disposition) from such Property received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that title to the related REO Property was acquired by the REMIC I, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds for such Property received in any month shall be applied to the payment of installments of principal and accrued interest on such Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Loan.

     (c) The Net REO Proceeds allocated to the payment of a related Servicing Fee shall be limited to an amount equal to the product of (x) the total amount of Net REO Proceeds allocable to interest multiplied by (y) the fraction, the numerator of which is the interest rate at which the Servicing Fee is determined and the denominator of which is the Loan Interest Rate borne by such Loan.

     In the event that REMIC I acquires any Property as aforesaid or otherwise in connection with a default or imminent default on a Loan, such Property shall be disposed of by or on behalf of such REMIC prior to the close of the third calendar year following the year of its acquisition unless (i) the Servicer shall have provided to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that the holding by such REMIC of such Property subsequent to such period (and specifying the period beyond such period for which the Property may be held) will not cause any of the Trust REMICs to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject any of the Trust REMICs or the Trust Fund to tax or cause any of the Trust REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (ii) the Servicer or the Trustee (at the Servicer's expense) shall have applied for, at least 60 days prior to the expiration of the close of such third calendar year, an extension of such period in the manner contemplated by Code Section 856(e)(3), in which case the initial period shall be extended by the applicable extension period. The Servicer shall further ensure that the Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by REMIC I of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that REMIC I does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

     In lieu of foreclosing upon any defaulted Loan, the Servicer may, in its discretion, permit the assumption of such Loan if, in the Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Servicer's underwriting guidelines with respect to mortgage loans owned by the Servicer. In connection with any such assumption, the Loan Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation. Alternatively, the Servicer may encourage the refinancing of any defaulted Loan by the Borrower.

     Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Property, the Servicer shall make, or cause to be made, inspection of the Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, substantially comparable to such procedures as are required by the provisions of the FNMA's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and the Certificateholders. The Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for such Property without obtaining the consent of the Certificate Insurer.

     Section 5.13 Trustee to Cooperate; Release of Loan Files. Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall (i) immediately deliver to the Trustee two copies of a notice substantially in the form of the Request for Release attached hereto as Exhibit F (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.3 have been or shall be so deposited) and executed by a Servicing Officer and (ii) request delivery to it of the Loan File. Upon receipt of such Request for Release, the Trustee, or the Custodian on its behalf, shall promptly (and in no event later than 5 Business
Days) release the related Loan File to the Servicer. Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Servicer any required power of attorney provided to the Trustee by the Servicer and other required documentation in accordance with Section 5.1(d). From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release signed by a Servicing Officer, release, or cause the Custodian to release, the related Loan File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return the Loan File to the Trustee when the need therefor by the Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release herein above specified, the Loan File shall be delivered by the Trustee to the Servicer.

     Section 5.14   Servicing Fee; Servicing Compensation.

     (a) The Servicer shall be entitled, at its election, either (1) to pay itself the Servicing Fee out of any Borrower payment on account of interest or Net REO Proceeds actually collected prior to the deposit of such payment in the Collection Account or (2) to withdraw from the Collection Account such Servicing Fee pursuant to Section 5.4. The Servicer shall also be entitled, at its election, either (i) to pay itself the Servicing Fee in respect of each delinquent Loan out of Liquidation Proceeds in respect of such Loan or other recoveries with respect thereto to the extent permitted in Section 5.3(b) or
(ii) to withdraw from the Collection Account the Servicing Fee in respect of each such Loan to the extent of such Liquidation Proceeds or other recoveries with respect to such Loan, to the extent permitted by Section 5.4(a).

     The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Servicer as Servicer of the Loans, for the payment of other expenses related to such replacement. The aggregate Servicing Fee shall be offset as provided in Section 5.19. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.6) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     (b) Servicing compensation in the form of assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Servicer and are not required to be deposited in the Collection Account.

     Section 5.15 Reports to the Trustee; Collection Account Statements. Not later than 15 days after each Distribution Date, the Servicer shall provide to the Trustee and the Certificate Insurer a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the related Determination Date, stating that all distributions required by this Agreement to be made by the Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the Due Period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section
5.3 and each category of withdrawal specified in Section 5.4, the allocation of such amounts between principal and interest collected on the Loans and the aggregate of deposits into the Certificate Account as specified in Section 6.1(c). Such statement shall also state the aggregate unpaid Principal Balance of all the Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

     Section 5.16 Annual Statement as to Compliance. The Servicer will deliver to the Trustee, the Certificate Insurer not later than the last day of the third month (as of the Closing Date, March 31st) subsequent to the end of the Servicer's fiscal year, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such Officers' Certificate shall be delivered in March 2000. Such Officers' Certificate shall be accompanied by the statement described in Section 5.17 of this Agreement. Copies of such statement shall, upon request, be provided to any Certificateholder by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies.

     Section 5.17 Annual Independent Public Accountants' Servicing Report. Not later than the last day of the third month (as of the Closing Date, March 31,
2000) subsequent to the end of the Servicer's fiscal year, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render services to the Servicer) to furnish a statement to the Trustee, the Certificate Insurer, to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Servicer under pooling and servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such statement) during the preceding year (or such longer period from the Closing Date to the end of the following calendar year), conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Servicer (including servicing of Loans subject to this Agreement) that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such statement. The first such statement shall be delivered on March 31, 2000. Copies of such statement shall, upon request, be provided to Certificateholders by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs asset-backed pass-through certificates offered by the Depositor (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer's Certificates).

     Section 5.18   Reports to be Provided by the Servicer.

     (a) In connection with the transfer of the Certificates, the Trustee on behalf of any Certificateholder may request that the Servicer make available to any prospective Certificateholder annual audited financial statements of the Servicer (or, upon request, audited annual financial statements of the Servicer's ultimate parent corporation) for one or more of the most recently completed fiscal years for which such statements are available, which request shall not be unreasonably denied or unreasonably delayed. Such annual audited financial statements also shall be made available to the Certificate Insurer pursuant to Section 2.02(c) of the Insurance Agreement. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer's Certificates).

     (b) The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer, the Trustee or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer or any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer, the Trustee or such prospective Certificateholder that the Servicer has the ability to service the Loans in accordance with this Agreement.

     (c) On the 15th calendar day of each month, and if such day is not a Business Day, the next succeeding Business Day, the Servicer shall deliver to the Trustee and the Depositor a computer tape in a Microsoft Excel file format that includes the "loan level" information with respect to the Loans as of the end of the related Due Period for the loan data fields required pursuant to Exhibit K hereof and those additional loan data fields as reasonably required by the Trustee, the Certificate Insurer, the Depositor or the Certificate Insurer from time to time, and the Trustee shall deliver such computer tape upon receipt to a certain financial market publisher (which initially shall be Bloomberg, L.P.).

     (d) The Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Servicer shall, on or before January 15th of each year, provide to the Internal Revenue Service, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, the Servicer shall, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the related Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     Section 5.19 Adjustment of Servicing Compensation in Respect of Prepaid Loans. The aggregate amount of the Servicing Fees that the Servicer shall be entitled to receive with respect to all of the Loans and each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Loans which were subjects of Principal Prepayments during the Due Period applicable to such Distribution Date. The amount of any offset against the aggregate Servicing Fee with respect to any Distribution Date under this Section 5.19 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in the Due Period applicable to such Distribution Date received by the Servicer prior to the Determination Date, and (ii) Principal Prepayments, Curtailments, Released Property Proceeds, Insurance Proceeds and Liquidation Proceeds received in the Due Period applicable to such Distribution Date, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

     Section 5.20 Periodic Advances. If, on the Business Day immediately following any Determination Date, the Servicer determines that the interest portion of any Monthly Payments due on the Due Date immediately preceding such Determination Date have not been received as of the close of business on the Business Day preceding such Determination Date, the Trustee shall determine the amount of any Periodic Advance required to be made with respect to such unpaid interest portion of all Monthly Payments on the related Servicer Remittance Date. The Servicer, on the Business Day immediately following such Determination Date, shall certify and deliver a magnetic tape or diskette to the Trustee and the Depositor indicating the payment status of each Loan as of the close of business on the Determination Date and shall cause an amount equal to the Periodic Advance for the related Determination Date to be deposited in the Certificate Account in accordance with Section 6.1(c) hereof, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Servicer from its own funds by deposit into the Collection Account on or before the Determination Date corresponding to any such future Determination Date to the extent that funds in the Collection Account for such future Determination Date shall otherwise be less than the amount required to be transferred to the Certificate Account in respect of payments to Certificateholders required to be made on the Distribution Date related to such future Determination Date.

     The Trustee shall designate on its records the specific Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such designation, except in cases of manifest error, being conclusive for purposes of withdrawals from the Collection Account pursuant to Section 5.4.

     Section 5.21   Indemnification; Third Party Claims.

     New South, as Transferor and Servicer (solely for the purpose of this Section 5.21, the "Indemnifying Party") agrees to indemnify with its own funds and to hold each of the Depositor, the Trustee, the Certificate Insurer and each Certificateholder (solely for the purpose of this Section 5.21, the "Indemnified Parties") harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may, respectively, sustain in any way related to the failure of the Indemnifying Party to materially perform its respective duties in compliance with the terms of this Agreement. Each Indemnified Party and the Servicer shall promptly notify the other Indemnified Parties if a claim is made by a third party with respect to this Agreement.

     Section 5.22 Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Servicer.

     (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.1 to be true and correct at all times under this Agreement.

     (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of at least $50,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

     Section 5.23 Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not assign its obligations and duties under this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual written consent of the Certificate Insurer, the Depositor and the Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel to such effect delivered to the Trustee, the Transferor, the Depositor and the Certificate Insurer. No such resignation shall become effective until the Trustee or another successor appointed in accordance with the terms of this Agreement has assumed in writing the Servicer's responsibilities and obligations hereunder in accordance with Section 7.2. The Servicer shall provide the Trustee, Moody's and S&P and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 5.23.

     Section 5.24   Pre-Funding Account.

     (a) The Trustee for the benefit of the Certificateholders, shall cause to be established and maintained a Pre-Funding Account (the "Pre-Funding Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Pre-Funding Account, The Bank of New York, in trust for the New South Home Equity Backed Certificates, Series 1999-2." Funds in the Pre-Funding Account shall be invested in accordance with Section 6.6 hereof. The Pre-Funding Account shall not be an asset of either REMIC I, REMIC II or REMIC III, but rather shall be an asset of the Grantor Trust.

     On the Closing Date, the Trustee will deposit in the Pre-Funding Account the Pre-Funding Amount (which was received from the Depositor from the net proceeds of the sale of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4, Class A-5, Class A-6 and Class B Certificates). On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.5 hereof with respect to such transfer, the Trustee shall withdraw from the Pre-Funding Account an amount equal to the Principal Balances of the Subsequent Loans transferred to the Trustee pursuant to the related Subsequent Transfer Agreement on such Subsequent Transfer Date and distribute such amount to or upon the order of the Transferor.

     (b) If the Pre-Funding Amount has not been reduced to zero on the last day of the Pre-Funding Period after giving effect to any reductions in the Pre-Funding Amount on such date pursuant to Section 5.24(a) above, the Trustee shall withdraw from the Pre-Funding Account on the Mandatory Redemption Date, the Pre-Funding Amount and deposit such amount in the Certificate Account to be applied in reduction of the Principal Balances of the Class A and Class B Certificates as set forth in Section 6.5(b).

     (c) On the Business Day preceding each of the first, second and third Distribution Dates, if applicable, the Trustee shall withdraw the related Pre-Funding Earnings for the related Due Period and pay such amounts to the Transferor.

     Section 5.25   Capitalized Interest Account.

     (a) The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained a Capitalized Interest Account (the "Capitalized Interest Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Capitalized Interest Account, The Bank of New York, in trust for the New South Home Equity Asset Backed Certificates, Series 1999-2." Funds in the Capitalized Interest Account shall be invested in accordance with Section 6.6 hereof. The Capitalized Interest Account shall not be an asset of either REMIC I, REMIC II or REMIC III, but rather shall be an asset of the Grantor Trust.

     On the Closing Date, the Trustee will deposit in the Capitalized Interest Account the Capitalized Interest Initial Deposit (which was received from the Depositor and derived from the net proceeds of the sale of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates).

     (b) On each Determination Date during the Pre-Funding Period, the Trustee will withdraw from the Capitalized Interest Account an amount equal to the Lower-Tier Capitalized Interest Requirement and deposit such amount into the Certificate Account. Such amount shall be treated as having been deposited by the Transferor into REMIC I.

     (c) On the Mandatory Redemption Date, any amounts remaining in the Capitalized Interest Account, after withdrawal of the Lower-Tier Capitalized Interest Requirement on the immediately preceding Determination Date, shall be paid to the Transferor.

     (d) On each Distribution Date during the Pre-Funding Period, the Trustee shall withdraw from the Capitalized Interest Account an amount equal to the Transferor Excess Capitalized Interest Amount for such Distribution Date and pay such amount to the Transferor.


                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS

     Section 6.1    Establishment  of  Certificate  Account,   Deposits  to  the
                    Certificate Account.

     (a) The Trustee shall establish and maintain the Certificate Account which shall be titled "Certificate Account, The Bank of New York, as trustee for the registered holders of New South Home Equity Asset Backed Certificates, Series 1999-2" and which shall be an Eligible Account. Notice of the establishment of the Certificate Account shall be promptly provided in writing to each of the Servicer, the Rating Agencies and the Certificate Insurer.

     (b) The Trustee shall control and receive the income from the investment of funds in the Certificate Account. The Trustee shall deposit the amount of any losses incurred in respect of any such investments in the Certificate Account out of its own funds immediately as realized.

     (c) On each Servicer Remittance Date, the Servicer shall cause to be deposited in the Certificate Account from funds on deposit in the Collection Account, an amount equal to the Servicer Remittance Amount.

     (d) If the Servicer or the Certificate Insurer exercises its option to purchase all the Loans on or after the Optional Termination Date pursuant to
Section 8.1(b), the Termination Price shall be deposited into the Certificate Account.

     Section 6.2 Permitted Withdrawals From the Certificate Account. The Trustee shall, in accordance with the Servicer's written directions (in the case of (a), (c) or (d) below) to the Trustee as described in Section 6.5, withdraw or cause to be withdrawn funds from the Certificate Account for the following purposes:

     (a) to effect the distributions described in Section 6.5(b) and 6.5(d);

     (b) [Reserved];

     (c) to pay the Trustee any interest earned on or investment income earned with respect to funds in the Certificate Account;

     (d) to return to the Collection Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

     (e) to clear and terminate the Certificate Account upon termination of the Trust Fund pursuant to Article VIII.

     The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Account pursuant to each of subclauses (a) through (e) listed above.

     Section 6.3 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including, but not limited to, (i) all payments due from the Servicer or any Subservicer on the Loans in accordance with the respective terms and conditions of such Loans and required to be paid over to the Trustee by the Servicer or by any Subservicer and (ii) Insured Payments from the Certificate Insurer. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall apply it as provided in this Agreement.

     Section 6.4    The Certificate Insurance Policy.

     (a) Not later than 12:00 noon on the third Business Day prior to the Distribution Date, the Trustee shall determine with respect to the immediately following Distribution Date the amount to be on deposit in the Certificate Account reduced by (x) the sum of the amounts described in clauses (i) and (ii) of Section 6.5(b) for the related Distribution Date, and further not including
(y) any Insured Payment.

     (b) Not later than 12:00 noon New York City time on the third Business Day preceding each Distribution Date, the Trustee shall, if the Trustee determines that an Insured Payment is required to be made in accordance with the Certificate Insurance Policy complete a Notice in the form of Exhibit A to the Certificate Insurance Policy, and submit such notice to the Certificate Insurer and such notice shall serve as a claim for an Insured Payment in an amount equal to the Insured Payment due with respect to the Class A Certificates for and on such Distribution Date. The Insured Payment shall be deposited directly into the Certificate Account in accordance with the Notice and the Certificate Insurance Policy.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount distributed on the Class A Certificates, including any amounts represented by an Insured Payment, has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided amount distributed, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's amount distributed is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

     (e) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (1) the direction of any appeal of any order relating to such Preference Claim and (2) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Class A Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Trustee and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

     Section 6.5    Distributions.

     (a) No later than 12:00 noon New York time on the Business Day following each Determination Date, the Servicer shall calculate and deliver to the Trustee and the Certificate Insurer a report in a mutually agreed upon format specifying
(x) the outstanding Principal Balances of each of the Loans as of the close of business on the Determination Date, (y) such of the information included in
Section 6.7(c) as to the Loans as the Certificate Insurer or the Trustee may reasonably request and (z) such information as to each Loan as of the Record Date immediately preceding such Determination Date and such other information as the Certificate Insurer or the Trustee may reasonably request. The Trustee shall calculate, based on such information delivered by the Servicer, and shall deliver to the Certificate Insurer on the Business Day preceding the Distribution Date, a remittance report specifying the following information (which need not be in computer-readable form): (i) the Servicer Remittance Amount, (ii) the Net Foreclosure Profits (net of any portion payable to the Servicer) and (iii) the Periodic Advances for the related Distribution Date;
(iv) an itemization of the amounts to be distributed pursuant to Sections 6.5(b)(i)-(xv). The information with respect to the Distribution Date provided by the Trustee to the Certificate Insurer on the Business Day preceding each Distribution Date shall also include the Premium Percentage, the Uncapped Pass-Through Rates, the Class A-1 Pass-Through Rate, the Class A-1 Available Funds Cap Rate, the Class A-1 Principal Balance, the Fixed Rate Available Funds Cap Rate, the Class A-2 Pass-Through Rate, the Class A-2 Principal Balance, the Class A-3 Pass-Through Rate, the Class A-3 Principal Balance, the Class A-4 Pass-Through Rate, the Class A-4 Principal Balance, the Class A-5 Pass-Through Rate, the Class A-5 Principal Balance, the Class A-6 Pass-Through Rate, the Class A-6 Principal Balance, the Class B Pass-Through Rate, the Class B Principal Balance, the Net Loan Rate, the Class A-1 LIBOR Interest Carryover, the Fixed Rate Interest Carryover, the Aggregate Principal Balance of the Loans, the Overcollateralization Deficiency Amount, the Overcollateralization Amount, the Overcollateralization Deficit, the Overcollateralization Target Amount and the Class A Turbo Amount. The Trustee shall also calculate and provide the Available Distribution Amount and the amount of any Insured Payment. With respect to the Trust REMICs, the Trustee shall also calculate the Class Principal Balance of each Class of Uncertificated Regular Interests, the Net Loan Rate, each other Pass-Through Rate with respect to the Uncertificated Regular Interests. Simultaneously with the delivery of the foregoing information to the Certificate Insurer, the Trustee shall also provide to the Certificate Issuer with a report including information specified in each of Sections 6.7(a)(i)-(xvii).

     (b) With respect to the Certificate Account (including, if deposited into such Certificate Account, any Insured Payments), on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, in accordance with the information received pursuant to the immediately preceding paragraph and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

          (i) from the Servicer Remittance Amount and so long as no Certificate Insurer Default exists, to the Certificate Insurer, the Certificate Insurance Premium Amount;

          (ii) from the Servicer Remittance Amount, to the Trustee, the Trustee Fees then due to it;

          (iii) from the Available Distribution Amount and any Insured Payment for such Distribution Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, the sum of: (A) related Distributable Certificate Interest for such Classes determined by using the Net Loan Rate in clause (ii) of the related Pass-Through Rate definition instead of the Fixed Rate Available Funds Cap Rate (or Class A-1 Available Funds Cap Rate with respect to the Class A-1 Certificates), and (B) the excess, if any, of the related Distributable Certificate Interest over the amount determined in clause (A), pro rata, as among those Classes, based on their respective entitlements to Distributable Certificate Interest;

          (iv) from any remaining Available Distribution Amount, to the Class B Certificates, the sum of: (A) related Distributable Certificate Interest for the Class B Certificates determined by using the Net Loan Rate in clause (ii) of the definition of Class B Pass-Through Rate instead of the Fixed Rate Available Funds Cap Rate and (B) the excess, if any, of the related Distributable Certificate Interest over the amount determined in Clause (A);

          (v) from any remaining Available Distribution Amount for such Distribution Date, to the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero, in an amount equal to the lesser of (a) the Principal Distribution Amount and (b) the Class A-6 Lockout Distribution Amount;

          (vi) from any remaining Available Distribution Amount for such Distribution Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, in an aggregate amount up to the Principal Distribution Amount until the Certificate Principal Balance of each Class has been reduced to zero. No amount will be distributed on any class of Class A Certificates pursuant to this clause (vi) while any Class A Certificate having a lower numerical designation remains outstanding;

          (vii) from any remaining Available Distribution Amount and any Insured Payment for such Distribution Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, in an amount equal to the Overcollateralization Deficit, if any, in reduction of the Principal Balance of those Classes, in each case until the Principal Balance of each Class is reduced to zero;

          (viii) from any remaining Available Distribution Amount for such Distribution Date, to the Certificate Insurer, to reimburse for any unpaid Reimbursement Amounts owing to the Certificate Insurer;

          (ix) from any remaining Available Distribution Amount for such Distribution Date, to the Class A-6 Certificates, the Class A-6 Lockout Turbo Amount, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

          (x) from any remaining Available Distribution Amount for such Distribution Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, in an amount equal to the remaining Overcollateralization Deficiency Amount after making the distributions required by clauses (vii) and (ix) above, as a reduction of the Principal Balance of those Classes, in each case, until the Principal Balance of each Class is reduced to zero;

          (xi) from any remaining Available Distribution Amount for such Distribution Date, to the Class B Certificates, any remaining Available Distribution Amount, until the Principal Balance of the Class B Certificates has been reduced to zero;

          (xii) from any remaining Available Distribution Amount for such Distribution Date, to the Class A Certificates, any Class A-1 LIBOR
     Interest Carryover or Fixed Rate Interest Carryover for the related distribution date, pro rata as among those Classes in accordance with their respective entitlements to Class A-1 LIBOR Interest Carryover or Fixed Rate Interest Carryover;

          (xiii) from any remaining Available Distribution Amount for such Distribution Date, to the Class B Certificates, any Fixed Rate Interest Carryover for the Class B Certificates for the related distribution date;

          (xiv) on the distribution date following the Due Period in which the termination of the Pre-Funding Period occurs, the Pre-Funding Amount, if any, that is on deposit in the Pre-Funding Account will be distributed to the Class A and Class B Certificates, in reduction of their Principal Balances, pro rata, based on their Principal Balances;

          (xv) to any successor Servicer, the Certificate Insurer or the Trustee, as applicable, any Unreimbursed Servicing Transfer Costs;

          (xvi) from any remaining Available Distribution Amount for such Distribution Date, to the Class B Certificates, to reimburse in an amount up to the aggregate realized losses allocated to the Class B Certificates as a prior reduction of their Principal Balance, together with interest at the Pass-Through Rate for the Class B Certificates;

          (xvii) from any remaining Available Distribution Amount for such Distribution Date, to the Servicer in an amount needed to reimburse the Servicer for any non-recoverable Servicing Advances and Periodic Advances; and

          (xviii) to the holders of the Class R-II Certificates, any remaining Available Distribution Amount.

     Notwithstanding the priorities set forth above, if the Certificate Insurer has defaulted under the Certificate Insurance Policy, then on any Distribution Date on which the Overcollateralization Amount has been reduced to zero, any amounts payable to the holders of the Class A Certificates in respect of principal on such Distribution Date will be distributed pro rata in proportion to the Class Principal Balance of such Certificates, and not pursuant to the priorities set forth in clauses (vi), (vii) and (x) above.


     (c) Amounts distributable to a Class of Certificates other than the Class R-II Certificates pursuant to Section 6.5(b) shall be treated as having been distributed from REMIC III in respect of the related REMIC III Regular Interests, except as follows:

          (i) Amounts distributable pursuant to Sections 6.5(b)(iii)(B) and 6.5(b)(iv)(B) shall be deemed to have been distributed, first, to the Class R-II Interest, to the extent of amounts distributable pursuant to Section 6.5(b)(xviii), and then to the related Class of Certificates from the Grantor Trust.

          (ii) Amounts distributable pursuant to Sections 6.5(b)(xii) and 6.5(b)(xiii) shall be deemed to have been distributed, first, to the Class R-II Interest, to the extent of amounts distributable pursuant to Section 6.5(b)(xviii), and then to the related Class Certificates from the Grantor Trust.

     (d) Amounts distributable pursuant to Sections 6.5(b)(viii), 6.5(b)(xv) and 6.5(b)(xvii) shall be treated as having been paid or deposited in respect of REMIC I.

     (e) With respect to the Certificate Account (including, if deposited into the Certificate Account, any Insured Payments), on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, in accordance with the information received pursuant to Section 6.5(a), in respect of the Trust REMICs:

          (i) REMIC III. On each Distribution Date, the timing and amounts of principal and interest distributions on each Class of REMIC III Regular Interests shall be identical to the timing and amounts of principal and interest distributions on the Classes of Certificates (other than the Class R Certificates), except as follows: (i) the Pass-Through Rates of each Class of REMIC III Regular Interests shall be as set forth in the Preliminary Statement hereto, such that the amount of interest distributable to the REMIC III Regular Interests shall correspond to the interest distributable to the alphabetically and numerically corresponding Class of Certificates pursuant to Sections 6.5(b)(iii)(A) and 6.5(b)(iv)(A), and (ii) Net Prepayment Interest Shortfalls shall be allocated to the REMIC III Regular Interests in proportion to the amount of interest distributable thereto pursuant to clause (i) (prior to allocating such Net Prepayment Interest Shortfalls). The Upper-Tier Balance of the Class UB Interest shall be reduced by any Realized Losses that reduced the Class Principal Balance of the Class B Certificates pursuant to Section 6.5(g), and the Class UB Interest shall be deemed to receive any amounts distributable to the Class B Certificates as reimbursement of Realized Losses. Amounts in the Certificate Account deemed distributed in respect of the REMIC III Regular Interests shall be treated as held by the Grantor Trust for distribution in accordance with Section 6.5(b). Any amounts remaining in REMIC III on a Distribution Date shall be distributed in respect of the Class R-III Certificate.

          (ii) REMIC II. On each Distribution Date, the timing and amounts of principal and interest distributions and allocations of Net Prepayment Interest Shortfalls on each Class of REMIC II Regular Interests shall be identical to the timing, amounts and allocations in respect of the alphabetically and numerically corresponding Classes of REMIC III Regular Interests pursuant to Section 6.5(e)(ii). The Lower-Tier Balance of the Class LB Interest shall be reduced by any Realized Losses allocated to the Class UB Interest pursuant to Section 6.5(e)(i), and the Class LB Interest shall be deemed to receive any amounts distributable to the Class UB Interest as reimbursement of Realized Losses. Amounts in the Certificate Account deemed distributed in respect of the REMIC II Regular Interests shall be treated as assets of REMIC III for distribution in accordance with
     Section 6.5(e)(i). Any portion of the Available Distribution Amount remaining in REMIC II on a Distribution Date shall be distributed in respect of the Class R-II Interest to the holders of the Class R-II Certificates pursuant to Section 6.5(b)(xviii).

          (iii) REMIC I. On each Distribution Date, the REMIC I Regular Interest shall receive a distribution of interest and principal equal in the aggregate to amounts distributable pursuant to Section 6.5(b)(iii), (iv),
     (v), (vi), (vii), (ix), (x), (xi), (xii), (xiii), (xiv), (xvi) and (xviii) from amounts on deposit in the Certificate Account, including any Insured Payments. Such amounts with respect to interest shall accrue at the Net Loan Rate on the REMIC I Principal Balance, reduced by any Net Prepayment Interest Shortfalls and any other shortfalls of interest not covered by Insured Payments, and such amounts with respect to principal and any Realized Losses with respect to principal not covered by Insured Payments shall reduce the REMIC I Principal Balance so that it corresponds to the aggregate Principal Balance of the Loans as of the last day of the related Due Period. Any reimbursements of Realized Losses shall be deemed to be distributed in respect of the REMIC I Regular Interest. Amounts in the Certificate Account deemed distributed in respect of the REMIC I Regular Interest shall be treated as held by REMIC II for distribution in accordance with Section 6.5(e)(ii). Any amounts remaining in REMIC I on a Distribution Date shall be distributable in respect of the Class R-I Certificate.

     (f) On each Distribution Date, Net Prepayment Interest Shortfalls will be allocated to reduce the amount of interest otherwise distributable on the Class A and Class B Certificates. Such allocation will be made based on the Distributable Certificate Interest for such Distribution Date for the Class A and Class B Certificates prior to allocating such Net Prepayment Interest Shortfalls (determined using Uncapped Pass-Through Rates).

     (g) On each Distribution Date, any Realized Losses will be allocated to reduce the Class Principal Balance of the Class B Certificates. The aggregate amount of Realized Losses that may be allocated to the Class B Certificates may not exceed the initial Class Principal Balance of the Class B Certificates.

     Section 6.6    Investment of Accounts.

     (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any funds on deposit in the Certificate Account held by the Trustee may be invested and reinvested by and for the benefit of the Trustee, in one or more Permitted Investments bearing interest or sold at a discount and maturing not later than the next Distribution Date. Notwithstanding anything to the contrary in this
Section 6.6(a), all amounts received under the Certificate Insurance Policy shall remain uninvested.

     If any amounts are needed for disbursement from any Certificate Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Certificate Account. The Trustee shall be liable for any investment loss or other charge resulting therefrom.

     (b) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Collection Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee). The Servicer shall deposit in the related Account the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

     Section 6.7    Reports by Trustee.

     (a) On each Distribution Date the Trustee shall forward the report prepared by the Trustee on the Business Day preceding each Distribution Date, as described in Section 6.5 hereof, to each Holder, to the Certificate Insurer, to the Depositor, to the Servicer, to Moody's and to S&P (the "Trustee Report"). Such report shall set forth the following information:

          (i) the amount of the distributions made on such Distribution Date with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class B Certificates;

          (ii)  the  amount  of  such  distributions   allocable  to  principal,
     separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein;

          (iii)  the  amount  of  such  distributions   allocable  to  interest,
     separately stating the amounts in Section 6.5(d)(iii) and (iv), if applicable;

          (iv) the amount of any Net Liquidation Proceeds included in such distributions and the calculation thereof;

          (v) the principal amount of the Class A-1 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-2 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-3 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-4 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-5 Certificates (based on a Certificate in an original principal amount of $1,000) and the principal amount of the Class A-6 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, the principal amount of the Class B Certificates (based on a Certificate in an original principal amount of $1,000) and the outstanding amount of the aggregate Class Principal Balances of all Principal Balance Certificates, in each case, after giving effect to any principal payments made on such Distribution Date;

          (vi) the amount of any Insured Payment included in the amounts distributed to the Class A Certificateholders on such Distribution Date;

          (vii) (a) the amount of the Overcollateralization Amount, the Overcollateralization Reduction Amount and the Overcollateralization Target Amount and (b) any Overcollateralization Deficit on such Distribution Date;

          (viii) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in each such distribution;

          (ix) the amounts, if any, of any related Liquidation Loan Losses for the related Due Period and cumulatively since the Closing Date;

          (x) the Net Loan Rate for such Distribution Date;

          (xi) the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account;

          (xii) for each Class A and Class B Certificate, the Uncapped Pass-Through Rate for such Distribution Date;

          (xiii) for each Class A and Class B Certificate, the Pass-Through Rate for such Distribution Date;

          (xiv) the Class A-1 LIBOR Carryover for such Distribution Date;

          (xv) the Class A-1 Available Funds Capped Rate for such Distribution Date;

          (xvi) for each Class A and Class B Certificate (other than the Class A-1 Certificates), the Fixed Rate Available Funds Capped Rate for such Distribution Date;

          (xvii) for each Class A and Class B Certificate (other than the Class A-1 Certificates), the Fixed Rate Interest Carryover for such Distribution Date;

          (xviii)  the  amount  of  any  Net   Liquidation   Proceeds  for  such
     Distribution Date; and

          (xix) the Principal Deficiency Amount, if any, for such Distribution Date.

Items (i), (ii) and (iii) above shall, with respect to the Class A and Class B Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by December 1 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

     (b) All distributions made to the Certificateholders according to Class or type of Certificate on each Distribution Date will be made on a pro rata basis among the Certificateholders as of the next preceding Record Date based on the proportional beneficial ownership interest in the Trust Fund as are represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least
$5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

     (c) In addition, on each Distribution Date the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriters, to the Depositor, to Moody's and to S&P, together with the information described in subsection (a) preceding, the following information with respect to the Loans as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below), which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Determination Date:

          (i) the total number of Loans and the aggregate Principal Balances thereof, together with the number, aggregate Principal Balances of such Loans and the percentage (based on the aggregate Principal Balances of the Loans) of the aggregate Principal Balances of such Loans to the aggregate Principal Balance of all Loans (A) one month Delinquent, (B) two months Delinquent and (C) three or more months Delinquent;

          (ii) the number, aggregate Principal Balances of all Loans and percentage (based on the aggregate Principal Balances of the Loans) of the aggregate Principal Balances of such Loans to the aggregate Principal Balance of all Loans in foreclosure proceedings and the number, aggregate Principal Balances of all Loans and percentage (based on the aggregate Principal Balances of the Loans) of any such Loans also included in any of the statistics described in the foregoing clause (i);

          (iii) the number, aggregate Principal Balances of all Loans and percentage (based on the aggregate Principal Balances of the Loans) of the aggregate Principal Balances of such Loans to the aggregate Principal Balance of all Loans relating to Borrowers in bankruptcy proceedings and the number, aggregate Principal Balances of all Loans and percentage (based on the aggregate Principal Balances of the Loans) of any such Loans are also included in any of the statistics described in the foregoing clause
     (i);

          (iv) the number, aggregate Principal Balances of all Loans and percentage (based on the aggregate Principal Balances of the Loans) of the aggregate Principal Balances of such Loans to the aggregate Principal Balance of all Loans relating to REO Loans and the number, aggregate Principal Balances of all Loans and percentage (based on the aggregate Principal Balances of the Loans) of any such Loans that are also included in any of the statistics described in the foregoing clause (i);

          (v) the weighted average of the Loan Interest Rate for the Loans on the Due Date occurring in the Due Period related to such Distribution Date;

          (vi) the weighted average remaining term to stated maturity of all Loans;

          (vii) the book value of any REO Property as of the close of business on the last day of the calendar month preceding the Distribution Date; and

          (viii) the number and aggregate Principal Balance of Loans repurchased or substituted by the Transferor during the related Due Period and the cumulative number and aggregate Principal Balance of the Loans repurchased or substituted for by the Transferor since the Closing Date.

     All items set forth in this Section 6.7(c) above relating to the Loan level information shall also be reported on a sub-pool level with the sub-pools consisting of the Loans originated by the Transferor and the Loans originated by Avondale.

     Section 6.8    Additional Reports by Trustee and by Servicer.

     (a) The Trustee shall report to the Depositor, the Servicer and the Certificate Insurer with respect to the amount then held in the Certificate Account held by the Trustee and the identity of the investments included therein, as the Depositor, the Servicer or the Certificate Insurer may from time to time request in writing.

     (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to the actual
knowledge  of  a  Responsible  Officer  of  the  Trustee,   without  independent
investigation, of any breach of any of the representations or warranties relating to individual Loans set forth in the Loan Sale Agreement or in Section
3.4 hereof.

     (c) On each Distribution Date, the Trustee shall forward to Bloomberg Financial Markets, L.P. ("Bloomberg") and the Underwriters information prepared by the Trustee with respect to the Loans and the Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee, the Underwriters and Bloomberg.

     Section 6.9 Compensating Interest. Not later than the close of business on the Servicer Remittance Date, the Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Certificate Account an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (ii) its aggregate Servicing Fees received in the related Due Period (the "Compensating Interest").

     Section 6.10 Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (ii) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.


                                   ARTICLE VII

                                     DEFAULT

     Section 7.1    Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of this Agreement (which continues unremedied beyond any grace period permitted by the Certificate Insurer, if any) or to deliver the report required by Section
     6.5 of this Agreement;

          (ii) the failure by the Servicer to make any required Servicing Advance or Periodic Advance;

          (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach of any representation and warranty made pursuant to Section 3.1 to be true and correct which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

          (vi) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (vii) the occurrence of a Servicer Termination Delinquency Rate Trigger or a Servicer Termination Loss Trigger;

then, and in each and every such case, so long as an Event of Default shall not have been remedied with respect to clauses (i) - (vii) above, the Trustee may with the prior written consent of the Certificate Insurer, and shall at the direction of the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer (in the case of any direction of the Majority Certificateholders), by notice in writing to the Servicer, (x) remove the Servicer, (y) terminate all the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, as Servicer; and (z) with respect to clause (vii) above, the Trustee shall, but only at the direction of the Certificate Insurer, after notice in writing to the Servicer, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer and the Trustee of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Loans or otherwise, shall, subject to Section 7.2, pass to and be vested in the Trustee or its designee approved by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Loans. In addition, the Servicer agrees to pay the costs and expenses of the Trustee, the Certificate Insurer and any successor Servicer related to a transfer of the servicing of the Loans. The Trustee shall promptly notify the Certificate Insurer, Moody's and S&P upon receiving notice of, or its discovery of, the occurrence of an Event of Default.

     Section 7.2    Trustee to Act; Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.1, or the Trustee and the Certificate Insurer receive the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to
Section 5.23, or the Servicer is removed as Servicer pursuant to Article VII, in which event the Trustee shall promptly notify the Certificate Insurer and Moody's and S&P, except as otherwise provided in Section 7.1, the Trustee or its designee (with the prior written consent of the Certificate Insurer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Loans, then the Trustee will not be obligated to do so); provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any Servicer prior to it and including, without limitation, the obligations of the Servicer set forth in Sections 2.4 and 3.5. The Trustee, as Successor Servicer, or any other successor Servicer shall be obligated to pay Compensating Interest pursuant to Section 6.9 hereof; the Trustee, as Successor Servicer is obligated to make advances pursuant to Section 5.20 unless, and only to the extent the Trustee, as Successor Servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.4(a), 5.4(b) or 5.4(j), such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as Successor Servicer delivered to the Certificate Insurer.

     (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority
Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, the Trustee shall appoint, pursuant to the provisions set forth in paragraph (d) below, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

     (c) Any Successor Servicer shall be entitled to the same reimbursement for Advances and to the Servicing Compensation (including a fee not to exceed the Servicing Fee) and other funds pursuant to Section 5.14 hereof as the Servicer if the Servicer had continued to act as Servicer hereunder.

     (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Loans. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor Servicer. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (1) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (2) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the Certificate
Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as Servicer until a successor Servicer reasonably acceptable to the Certificate Insurer has been appointed, the successor Servicer has accepted such appointment and the successor Servicer has assumed the servicing of the Loans.

     (e) Pending appointment of a successor to the Servicer hereunder and the assumption of the servicing duties by the successor to the Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 5.14, together with other Servicing Compensation. The Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 7.3 Waiver of Defaults. The Certificate Insurer or the Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Servicer as Servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to Moody's and S&P.

     Section 7.4 Loans, Trust Fund and Accounts Held for Benefit of the Certificate Holders and Certificate Insurer.

     (a) The Trustee shall hold the Trust Fund and the Trustee Loan Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

     (b) The Servicer hereby acknowledges and agrees that it shall service the Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.


                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1    Termination.

     (a) This Agreement shall terminate upon written notice to the Trustee of either: (1) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer under the Certificate Insurance Agreement and the Trustee or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last survivor of the descendants of John D. Rockefeller, alive as of the date hereof.

     (b) In addition, the Servicer may, at its option and at its sole cost and expense (or, if the Servicer does not exercise this option, the Certificate Insurer may, at its option and at its sole cost and expense), repurchase all of the Loans on any Distribution Date on or after the Optional Termination Date at a price equal to the Termination Price. Any such purchase shall be accomplished by deposit into the Certificate Account the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy, or
(ii) unless the Servicer shall have delivered to the Certificate Insurer an Opinion of Counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended.

     (c) If with respect to any Distribution Date, the Servicer determines that there are no outstanding Loans and no other funds or assets in the Trust Fund other than funds in the Certificate Account, the Servicer shall instruct the Trustee to send a final distribution notice promptly to each such Certificateholder in accordance with paragraph (d) below.

     (d) Notice of any termination, specifying the Distribution Date upon which the Trust Fund and the Trust REMICs will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to each of the Certificateholders of record as of the most recent Record Date, and shall be mailed during the month of such final distribution before the Distribution Date in such month, specifying (1) the Distribution Date upon which final payment of such Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Servicer at the time such notice is given to Certificateholders. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Servicer with the Trustee of a sum sufficient to purchase all of the Loans and REO Properties as set forth above and when the aggregate of the Class Principal Balances of the Principal Balance Certificates has been reduced to zero.

     (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the affected Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the affected Certificates shall not have been surrendered for cancellation, the Certificate Insurer shall, to the extent it has not otherwise been reimbursed, be entitled to all unclaimed funds related to an Insured Payment and the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Certificate Insurer and the Class R Certificateholders, respectively, for payment. Such funds shall remain uninvested.

     Section 8.2    Additional Termination Requirements.

     In the event that the Servicer exercises its purchase option as provided in
Section 8.1, each of the Trust REMICs shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel (which shall not be an expense of the Trustee) to the effect that the failure of the Trust REMICs to comply with the requirements of this
Section 8.2 will not (1) result in the imposition of taxes on "prohibited transactions" of any of the Trust REMICs as defined in Section 860F of the Code or (2) cause any such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Trustee shall treat the first date of mailing of the notice of termination specified in Section 8.1(d) as the date of adoption of the plan of complete liquidation of each of the Trust REMICs under Section 860F of the Code and applicable regulations thereunder and shall specify such date as the date of adoption of such plan of complete liquidation in the final Tax Returns of each of the Trust REMICs; and

          (ii) within 89 days of such date of adoption of the plans of complete liquidation, the Trustee shall distribute or credit, or cause to be distributed or credited all amounts distributable to the Trustee as holder of the Uncertificated Regular Interests pursuant to Section 6.5(e)(i)-(iii) and to the Holders of Certificates pursuant to Section 6.5(b), and the Trust REMICs shall terminate at such time.

     Section 8.3 Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

     (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Loan Files and related documents and statements held by it hereunder and a Loan portfolio computer tape;

     (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.


                                   ARTICLE IX

                                   THE TRUSTEE

     Section 9.1    Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and power vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Transferor hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer notify the Certificate Insurer and request written instructions as to the action the Certificate Insurer deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or with the consent of the Certificate Insurer or, any Class of the Class A Certificateholders holding Class A Certificates evidencing Percentage Interests of such Class of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in Section 7.1(a)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default (except a failure to make a Periodic Advance pursuant to Section
     5.20 hereof);

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

          (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (a) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to any insurance, (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Loans, (d) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     (d) It is intended that each of the Trust REMICs formed hereunder shall constitute, and that the affairs of each such REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of each of the Trust REMICs, and that in such capacities it shall:

          (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by each of the Trust REMICs, using a calendar year as the taxable year for the each such REMIC;

          (ii) make, or cause to be made, an election, on behalf of each of the Trust REMICs, to be treated as a REMIC on the federal tax return of each such REMIC for its first taxable year;

          (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

          (iv) to the extent that the affairs of the Trust REMICs are within its control, conduct such affairs of each of the Trust REMICs at all times that any Certificates are outstanding so as to maintain the status of each of the Trust REMICs as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

          (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the Trust REMICs;

          (vi) pay the amount of any and all federal, state, and local taxes imposed on any of the Trust REMICs, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 4.2, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to withdraw funds from the Certificate Account in accordance with Sections 9.1(c) and 9.5 hereof;

          (vii) ensure that any such returns or reports filed on behalf of each of the Trust REMICs by the Trustee are properly executed by the appropriate person and submitted in a timely manner;

          (viii) represent the Trust Fund and the Trust REMICs (at the sole cost and expense of the Trust) in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority with respect thereto, request an administrative adjustment as to any taxable year of the Trust Fund or the Trust REMICs, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund or the Trust REMICs and otherwise act on behalf of the Trust Fund and the Trust REMICs in relation to any tax matter involving the Trust Fund and the Trust REMICs;

          (ix) as provided in Section 5.18 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust REMICs. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the holder of the largest percentage of the Class R-I Certificates (with respect to REMIC I), the Class R-II Certificates (with respect to REMIC II), and the Class R-III Certificates (with respect to REMIC III) shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Servicer;

          (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of any of the Class R-I Interest (in the case of R-I Certificates), Class R-II (in the case of Class R-II) and the Class R-III Certificates (in the case of REMIC III) and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at anytime any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee;

          (xi) pay out of its own funds, without any right of reimbursement from the assets of the Trust Fund, tax return preparation and filing expenses, and pay out of the assets of the Trust Fund all other tax related expenses of the Trust Fund, including, but not limited to professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.5, 5.12 and 8.2 and taxes imposed on any Trust REMIC or the Trust Fund except as specified herein, which shall be expenses of REMIC I;

          (xii) upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066s and each Form 1066Q with respect to the respective Trust REMICs and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

               (1) the original issue discount (or, in the case of the Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests of the respective Trust REMICs created hereunder and with respect to the Loans, together with each constant yield to maturity used in computing the same;

               (2) the treatment of losses realized with respect to the Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of any of the Trust REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Loans;

               (3) the amount and timing of any non-interest expenses of the Trust REMICs; and

               (4) any taxes (including penalties and interest) imposed on any of the Trust REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     In the event that any tax is imposed on "prohibited transactions" of any of the Trust REMICs as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of REMIC I as defined in Section 860G(c) of the Code, on any contribution to any of the Trust REMICs after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the holders of the Class R-I, Class R-II or Class R-III Certificates in proportion to their undivided beneficial ownership interest in the related REMIC as are represented by such Class R Certificates. To the extent such tax is chargeable against the holders of the Class R-I, Class R-II or Class R-III Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R-I, Class R-II or Class R-III Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has paid the tax and not been previously reimbursed or indemnified therefor).

     (e) The Trustee shall not vary the investments of the Grantor Trust and shall otherwise administer the Grantor Trust in compliance with the provisions of Subpart E, Part I, Subchapter J of the Code and applicable Treasury regulations thereunder. The Trustee shall file Form 1041 annually with the Internal Revenue Service (providing the name and address of the Trustee and signed by the Trustee, but otherwise completed in blank) and shall attach thereto and shall furnish to the respective Certificateholders (other than the Class R-I and Class R-III Certificateholders and the Transferor) their pro rata shares of the income and deductions of the Grantor Trust for each of the accrual periods or portions thereof for the preceding calendar year, including (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates, the amount of interest and OID income with respect to the related Class of REMIC III Regular Interests, the amount accrued as income on such Certificates under their related Basis Risk Arrangements in excess of such income accrued on the REMIC III Regular Interests, and the amortized amount of the initial purchase price paid for the respective Class of Certificates that was allocated to the respective Basis Risk Arrangements and (ii) in the case of the Class R-II Certificates, in addition to the information furnished in Schedule Q to Form 1066 with respect to the Class R-II Interest, any amounts deemed paid by the Holders of the Class R-II Certificates under the applicable Basis Risk Arrangements as set forth in Section 6.5(c) and the applicable amortized portions of amounts received or deemed received as the purchase price for the Basis Risk Arrangements. In computing the amounts of interest or OID, the amount accrued as income or expense under the related Basis Risk
Arrangements and the amortization of the purchase price for the Basis Risk Arrangements as an income or expense, unless and until required otherwise by applicable Treasury Regulations or other authority, the Trustee shall use the level yield method and shall treat the original yields for the REMIC III Regular Interests and the related Basis Risk Arrangements as corresponding to the overall yields for the related Classes of Certificates. The Trustee shall report to the Transferor all income and expense with respect to the Pre-Funding Account and Capitalized Interest Account, based on information provided by the Servicer, and any Compensating Interest paid from the Trust Fund. In making the foregoing determinations of allocation of purchase price, income and expense with respect to the Basis Risk Arrangements, the Trustee shall maintain information as to the value of the Basis Risk Arrangements provided by the Class R-II Certificates to the Class A-1 and Class B Certificates based on information provided by the Transferor and shall treat the Basis Risk Arrangements provided by the Class R-II Certificates to the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates as having a value of zero, unless and until the Transferor otherwise notifies the Trustee that it is required otherwise by the Internal Revenue Service.

     Section 9.2    Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 9.1:

          (i) the Trustee (acting as Trustee or as agent for the Tax Matters Person) may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee (acting as Trustee or as agent for the Tax Matters Person) may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend litigation hereunder or in relation hereto at the request, or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of any Class of Class A Certificates evidencing Percentage Interests aggregating not less than 25% of such class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

          (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

          (viii) subject to the prior consent of the Certificate Insurer, the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel (at the expense of the Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause any of the Trust REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

     Section 9.3 Not Liable for Certificates or Loans. The recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Transferor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates, or of any Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

     Section 9.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 9.5    Trustee's Fees and Expenses; Indemnity.

     (a) The Trustee acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive the Trustee Fee which shall not be limited by any law in regard to the compensation of a trustee of an expense trust, in accordance with the provision of Section 6.5(b) and Section 6.5(d). The Trustee shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and, prior to the occurrence of an Event of Default, the Trustee shall have no lien on the Trust Fund for the payment of its fees and expenses.

     (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust or the Trustee, in connection with this Agreement, the Insurance Agreement, the Certificate Insurance Policy or any other related document or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall also be indemnified by the Holders of the Class R Certificates and held harmless against any loss, liability or reasonable expenses incurred by the Trustee in performing its duties as agent for the Tax Matters Person for each of the Trust REMICs under this Agreement, other than any loss, liability or expense incurred by reason of (i) the acts of the Trustee not authorized or required pursuant to this Agreement or taken pursuant to written instructions received from the Servicer, the Certificate Insurer or the Majority Certificateholders, or (ii) by reason of the Trustee's reckless disregard of obligations and duties hereunder. The obligation of the Servicer under this
Section 9.5 arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this
Article IX.

     Section 9.6 Eligibility Requirements for Trustee. The Trustee and any successor Trustee hereunder shall at all times be (a) a banking association organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB by S&P and Baa2 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Certificate Insurer, and (e) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

     Section 9.7 Year 2000 Compliance. The Trustee warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to perform its duties and obligations under this Agreement are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Trustee licenses from third parties and uses to perform its duties and obligations ("Third Party Software"), the Trustee warrants that it has used commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Trustee cannot certify any Third Party Software as 2000 Compliant, the Trustee will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Trustee's Systems and deemed by the Trustee as appropriate under the circumstances. In the event that the Trustee uses third party service providers to perform its duties and obligations or any portion thereof ("Third Party Services"), the Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing Services are 2000 Compliant. As used herein, the term "2000 Compliant" means that the Systems will function without material error caused by the introduction of dates falling on or after January 1, 2000. Notwithstanding the foregoing, Depositor, Transferor and Servicer acknowledge and agree that the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the Depositor, Transferor or Servicer or third parties, nor does the Trustee make any warranties hereunder with respect to any public utility, communications service provider, correspondent bank, securities or commodities exchange, or funds transfer network. Moreover, because of the unprecedented nature of this issue, the Trustee does not make any representation or warranty as to what will in fact occur with respect to the Trustee's Systems of Third Party Software of Third Party Services on or after January 1, 2000.

     Section 9.8    Resignation and Removal of the Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall promptly appoint pursuant to Section 9.6 a successor trustee or trustees by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Transferor by the Servicer, and upon acceptance of appointment by a successor trustee, in accordance with
Section 9.8, the Servicer will give notice thereof to the Certificateholders. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Certificate Insurer or the Servicer with the consent of the Certificate Insurer may remove the Trustee, and shall, within 30 days after such removal and pursuant to Section 9.6, appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Transferor by the Servicer.

     (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Certificate Insurer or the Servicer, with the consent of the Certificate Insurer, may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.8.

     Section 9.9 Successor Trustee. Any successor trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Transferor, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Loan Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6. Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to Moody's and S&P. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 hereunder, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.8 hereof. The prior consent of the Certificate Insurer shall be required prior to the appointment of any co-trustee or separate trustee pursuant to this Section 9.11.

     (a) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (c) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 9.12 Tax Returns; OID Interest Reporting. The Servicer, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust REMICs and the Grantor Trust (including all such loan level information as the Trustee may reasonably request) or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters. Within 10 days of the Closing Date, the Depositor shall furnish to the Trustee the portion of the issue prices of the Certificates allocable to the related REMIC III Regular Interests and to the respective Basis Risk Arrangements and the yields on the Certificates and the Prepayment Assumption with respect to the Loan. Upon request, within seven
(7) Business Days after its receipt thereof, the Servicer shall (I) sign on behalf of the Trust Fund any Tax Return (not including Form 1066) that the Servicer is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Trustee for filing and for distribution to Certificateholders if required.

     Section 9.13 Retirement of Certificates. The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.1 Limitation on Liability of the Depositor and the Servicer. Neither the Depositor nor the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust, the Certificateholders or the Certificate Insurer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

     Section 10.2   Acts of Certificateholders; Certificateholders' Rights.

     (a) Except with respect to Section 10.3 and as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

     (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof or thereof.

     (d) The rights of the Certificateholders of Series 1999-2 will be determined pursuant to this Agreement. The rights of the Holders of any certificates or other instruments which may be issued by the Trustee pursuant to
Section 4.2 of this Agreement shall be determined by a supplement with respect thereto. Such supplement may provide for any other agreements between the parties hereto as long as such agreements do not violate, as to any Certificate, certificates or other instruments, Section 10.3.

     (e) Wherever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval by the Holder of a Certificate shall be conclusive and binding on such Holder and upon all future Holders of a Certificate and of any Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent is made upon any Certificate.

     (f) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 10.2(f), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.3   Amendment or Supplement.

     (a) This Agreement may be amended or supplemented from time to time by the Servicer, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, if any Class A Certificates are outstanding or any amounts are due and owing to the Certificate Insurer under the Insurance Agreement, or the Majority Certificateholders, if no Class A Certificate is outstanding, without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder, adversely affect the status of any of the Trust REMICs as a REMIC or cause a tax to be imposed on such REMIC or adversely affect the grantor trust status of the Grantor Trust; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party; and provided, finally, that any such amendment shall, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Certificate Insurer, comply with the terms of this Agreement. The Trustee shall give prompt written notice to Moody's and S&P of any amendment made pursuant to this Section 10.3 or if the Trustee shall have actual knowledge of any such amendment, pursuant to Section 7.1 of the Loan Sale Agreement.

     (b) This Agreement may be amended or supplemented from time to time by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer), and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any of the Trust REMICs as a REMIC or cause a tax to be imposed on any such REMIC or adversely affect the grantor trust status of the Grantor Trust; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of Certificates affected thereby; and provided, finally, that any such amendment shall, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Certificate Insurer, comply with the terms of this Agreement.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     (d) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Section 10.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer's expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Loans.

     Section 10.5 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 10.6 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer or Transferor, New South Federal Savings Bank, 1900 Crestwood Boulevard, Birmingham, Alabama 35210, with copies to the Transferor, (ii) in the case of the Trustee, 101 Barclay Street - 12E, New York, New York 10286, Attention: Mortgage Backed Securities, (iii) in the case of the Certificateholders, as set forth in the Certificate Register, (iv) in the case of in the case of Moody's, 99 Church Street, New York, New York 10007,
Attention: Residential Mortgage Pass-Through Monitoring Group, (v) in the case of in the case of S&P, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group, (vi) in the case of the Certificate Insurer, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management Structured Finance (IPM-SF) (New South Home Equity Loan Trust 1999-2), (vii) in the case of PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, 18th Floor, New York, New York 10019, Attention:
John Fearey, Esq. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     Section 10.7 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 10.8 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 10.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

     Section 10.11 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 10.12 The Certificate Insurer Default. Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Class A Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer under the Certificate Insurance Agreement remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

     Section 10.13  Third  Party   Beneficiary.   The  parties  agree  that  the
Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

     Section 10.14 Intent of the Parties. It is the intent of the Depositor and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC and, if applicable, a Basis Risk Arrangement. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     Section 10.15 Appointment of Tax Matters Person. The Holders of the Class R-I, Class R-II and Class R-III Certificates hereby appoint the Trustee to act as the Tax Matters Person for REMIC I, REMIC II and REMIC III, respectively for all purposes of the Code. The Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Holders of the Class R Certificates hereby appoint the Trustee as their agent to perform all the duties of the Tax Matters Person of each of the Trust REMICs.

     Section 10.16  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGES FOLLOW]



     IN WITNESS  WHEREOF,  the Depositor,  the Transferor,  the Servicer and the
Trustee have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Pooling and Servicing Agreement.


                                        PAINEWEBBER MORTGAGE ACCEPTANCE
                                           CORPORATION IV, as Depositor


                                        By:   /s/ Barbara J. Dawson
                                             ------------------------------
                                             Name:   Barbara J. Dawson
                                             Title:  Vice President



                                        NEW SOUTH FEDERAL SAVINGS BANK, in its
                                           capacity as Transferor and Servicer


                                        By:  ______________________________
                                             Name:
                                             Title:



                                        THE BANK OF NEW YORK, as Trustee


                                        By:  ______________________________
                                             Name:
                                             Title:



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of ____________, 1999 personally appeared Barbara J. Dawson, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, as the Depositor, and that she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, this the ____ day of _______, 1999.


                                        ________________________________________
                                        Notary Public, State of ________________



STATE OF            )
                    ) ss.:
COUNTY OF           )


     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of __________, 1999 personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE BANK OF NEW YORK, a New York banking corporation, as the Trustee, and that he/she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF THE BANK OF NEW YORK, this the __ day of ______, 1999.


                                        ________________________________________
                                        Notary Public, State of ________________



STATE OF            )
                    ) ss.:
COUNTY OF           )


     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of ______, 1999 personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NEW SOUTH FEDERAL SAVINGS BANK, in its capacity as the Transferor and the Servicer, and that he/she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF NEW SOUTH FEDERAL SAVINGS BANK, this the __ day of ______, 1999.


                                        ________________________________________
                                        Notary Public, State of ________________

                         (FORM OF CLASS A-1 CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



Certificate No.:                        A-1-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                December 27, 1999

Pass-Through Rate:                      LIBOR + 0.240%  per  annum,  subject  to
                                        adjustment as described herein.

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $87,000,000

Initial Class Principal Balances of
all Certificates of this Class:         $87,000,000

CUSIP:                                  64880M AH 5

ISIN:                                   US64880MAH51

COMMON CODE:                            010511275

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class A-1

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be LIBOR plus 0.480%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________



Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

The Holder, by its purchase of this Certificate, agrees that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a claim seeking the avoidance of characterization as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law, direct all matters relating to such Preference Claim.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Certificate Insurer, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Certificate Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                        ________________________________________
                                         Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                         (FORM OF CLASS A-2 CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


Certificate No.:                        A-2-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                January 25, 2000

Pass-Through Rate:                      7.130%,   subject   to   adjustment   as
                                        described herein.

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $22,000,000

Initial Class Principal Balances of
all Certificates of this Class:         $22,000,000

CUSIP:                                  64880M AJ 1

ISIN:                                   US64880MAJ18

COMMON CODE:                            010511658

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class A-2

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.50%. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date (other than the initial Distribution Date) is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

The Holder, by its purchase of this Certificate, agrees that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a claim seeking the avoidance of characterization as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law, direct all matters relating to such Preference Claim.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Certificate Insurer, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Certificate Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                        DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                         (FORM OF CLASS A-3 CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


Certificate No.:                        A-3-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                January 25, 2000

Pass-Through Rate:                      7.310%,   subject   to   adjustment   as
                                        described herein.

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $47,000,000

Initial Class Principal Balances of
all Certificates of this Class:         $47,000,000

CUSIP:                                  64880M AK 8

ISIN:                                   US64880MAK80

COMMON CODE:                            010511763

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class A-3

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.50%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date (other than the initial Distribution Date) is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

The Holder, by its purchase of this Certificate, agrees that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a claim seeking the avoidance of characterization as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law, direct all matters relating to such Preference Claim.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Certificate Insurer, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Certificate Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                         (FORM OF CLASS A-4 CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



Certificate No.:                        A-4-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                January 25, 2000

Pass-Through Rate:                      7.590%,   subject   to   adjustment   as
                                        described herein.

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $29,000,000

Initial Class Principal Balances of
all Certificates of this Class:         $29,000,000

CUSIP:                                  64880M AL 6

ISIN:                                   US64880MAL63

COMMON CODE:                            010511801

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class A-4

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.50%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

The Holder, by its purchase of this Certificate, agrees that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a claim seeking the avoidance of characterization as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law, direct all matters relating to such Preference Claim.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Certificate Insurer, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Certificate Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                         (FORM OF CLASS A-5 CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


Certificate No.:                        A-5-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                January 25, 2000

Pass-Through Rate:                      7.780%, subject to adjustment as defined
                                        herein

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $20,155,000

Initial Class Principal Balances of
all Certificates of this Class:         $20,155,000

CUSIP:                                  64880M AM 4

ISIN:                                   US64880MAM47

COMMON CODE:                            010511852

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class A-5

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.50%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

The Holder, by its purchase of this Certificate, agrees that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a claim seeking the avoidance of characterization as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law, direct all matters relating to such Preference Claim.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Certificate Insurer, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Certificate Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                         (FORM OF CLASS A-6 CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


Certificate No.:                        A-6-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                January 25, 1999

Pass-Through Rate:                      7.530%,   subject   to   adjustment   as
                                        described herein.

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $23,500,000

Initial Class Principal Balances of
all Certificates of this Class:         $23,500,000

CUSIP:                                  64880M AN 2

ISIN:                                   US64880MAN20

COMMON CODE:                            010511887

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class A-6

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.50%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

The Holder, by its purchase of this Certificate, agrees that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a claim seeking the avoidance of characterization as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law, direct all matters relating to such Preference Claim.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Certificate Insurer, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Certificate Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                          (FORM OF CLASS B CERTIFICATE)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CLASS B CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

The regular interest represented by this Certificate is issued on December 2, 1999, and based on its issue price of 98.01066%, including accrued interest, and a stated redemption price at maturity equal to its original principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of a 27% constant prepayment rate used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 0.41330000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.13%.

Certificate No.:                        B-[_]

Cut-Off Date:                           November 1, 1999

First Distribution Date:                January 25, 1999

Pass-Through Rate:                      9.230%,   subject   to   adjustment   as
                                        described herein.

Initial Class Principal  Balance of
this Certificate ("Denomination"):      $6,345,000

Initial Class Principal Balances of
all Certificates of this Class:         $6,345,000

CUSIP:                                  64880M AP 7

ISIN:                                   US64880MAP77

COMMON CODE:                            [________]

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                     Class B

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Class Principal Balance at any time may be less than the Class Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.50%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     ______IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        The Bank of New York, as Trustee


                                        By:  ___________________________________

Countersigned:

By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Certificate Insurer exists.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                         (FORM OF CLASS R-I CERTIFICATE)

FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER  THIS  CERTIFICATE  NOR ANY  INTEREST  HEREIN  MAY BE  TRANSFERRED  TO A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND THE PROPOSED TRANSFEREE MUST DELIVER TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (a) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (b) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (d) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION
SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THIS CERTIFICATE HAS NO PRINCIPAL OR NOTIONAL BALANCE, AND IS ENTITLED TO DISTRIBUTIONS IN ACCORDANCE WITH THE AGREEMENT

Certificate No.:                        R-I-[  ]

Cut-Off Date:                           November 1, 1999

Percentage Interest:                    100%

First Distribution Date:                January 25, 1999

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                    Class R-I

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [ ] is the registered owner of the Percentage Interest as specified on the face hereof of the Class R-I Interest with respect to a Trust Fund consisting of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the office of the Trustee or the office or agency maintained by the Trustee in New York, New York.

No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________ __, 1999

                                        THE BANK OF NEW YORK, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                        (FORM OF CLASS R-II CERTIFICATE)

FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES (1) A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND (2) OBLIGATIONS UNDER BASIS RISK AGREEMENTS AS SET FORTH IN THE AGREEMENT.

NEITHER  THIS  CERTIFICATE  NOR ANY  INTEREST  HEREIN  MAY BE  TRANSFERRED  TO A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND THE PROPOSED TRANSFEREE MUST DELIVER TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE CERTIFICATE INSURER (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD; PROVIDED THAT SUCH CONSENT SHALL NOT BE REQUIRED IF THE TRANSFER OF THIS CERTIFICATE IS TO AN AFFILIATE OF THE TRANSFEROR) AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (a) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (b) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (d) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION
SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THIS CERTIFICATE HAS NO PRINCIPAL OR NOTIONAL BALANCE, AND IS ENTITLED TO DISTRIBUTIONS IN ACCORDANCE WITH THE AGREEMENT

Certificate No.:                        R-II-[  ]

Cut-Off Date:                           November 1, 1999

Percentage Interest:                    100%

First Distribution Date:                January 25, 1999

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                   Class R-II

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [ ] is the registered owner of the Percentage Interest as specified on the face hereof of the Class R-II Interest with respect to a Trust Fund consisting of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the office of the Trustee or the office or agency maintained by the Trustee in New York, New York.

No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        THE BANK OF NEW YORK, as Trustee


                                        By:  ___________________________________

Countersigned:

By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                        (FORM OF CLASS R-III CERTIFICATE)

FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER  THIS  CERTIFICATE  NOR ANY  INTEREST  HEREIN  MAY BE  TRANSFERRED  TO A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND THE PROPOSED TRANSFEREE MUST DELIVER TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (a) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (b) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (d) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO
DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION
SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

THIS CERTIFICATE HAS NO PRINCIPAL OR NOTIONAL BALANCE, AND IS ENTITLED TO DISTRIBUTIONS IN ACCORDANCE WITH THE AGREEMENT

Certificate No.:                        R-III-[  ]

Cut-Off Date:                           November 1, 1999

Percentage Interest:                    100%

First Distribution Date:                January 25, 1999

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

                                   Class R-III

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of closed-end, fixed-rate loans (the "Loans") secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties.

     PaineWebber Mortgage Acceptance Corporation IV, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_] is the registered owner of the Percentage Interest as specified on the face hereof of the Class R-III Interest with respect to a Trust Fund consisting of the Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Depositor, New South Federal Savings Bank, as transferor and servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the office of the Trustee or the office or agency maintained by the Trustee in New York, New York.

No transfer of this Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________ __, 1999

                                        THE BANK OF NEW YORK, as Trustee


                                        By:  ___________________________________


Countersigned:


By:  ______________________________
     Authorized Signatory of
     The Bank of New York,
     as Trustee

                        (Form of Reverse of Certificates)

                       NEW SOUTH HOME EQUITY TRUST 1999-2

             Home Equity Asset Backed Certificates, Series 1999-2

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the
Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the prior written consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first date on which the Aggregate Principal Balance is less than 10% of the Maximum Collateral Amount, the Servicer or the Certificate Insurer in certain circumstances will have the option to repurchase, in whole, from the Trust Fund all remaining Loans at the Termination Price as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Certificate Insurer and the Trustee pursuant to the Agreement or (2) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.



STATE OF            )
                    ) ss.:
COUNTY OF           )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                        ________________________________________
                                                     Notary Public


          [Notarial Seal]

                                    EXHIBIT C

                                  LOAN SCHEDULE

                                   EXHIBIT D-1

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, NY 10019

New South Federal Savings Bank
1900 Crestwood Boulevard
Birmingham, AL 35210

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

     Re: Pooling and Servicing Agreement among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Transferor and Servicer, and The Bank of New York, as Trustee, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Gentlemen:

In accordance with Section 2.3 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, (i) it has received the Certificate Insurance Policy and
(ii) as to each Loan listed in the Loan Schedule, it has received the original Mortgage Note and the original Assignment of Mortgage as provided in Section 2.3(a)(3) of the Pooling and Servicing Agreement, subject to the exceptions set forth on the attached.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Loan File of any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        The Bank of New York,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT D-2

               FORM OF UPDATED INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, NY 10019

New South Federal Savings Bank
1900 Crestwood Boulevard
Birmingham, AL 35210

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

     Re: Pooling and Servicing Agreement among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Transferor and Servicer, and The Bank of New York, as Trustee, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Gentlemen:

In accordance with Section 2.4 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Loan listed in Loan Schedule, (1) all documents required to be delivered to it pursuant to Section 2.3 of the Pooling and Servicing Agreement and (2) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Loan, subject to the exceptions set forth on the attached, which exceptions are divided into two categories, namely "critical exceptions" and "non-critical exceptions" as further described in Section 2.4(b) of the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Loan File of any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        The Bank of New York,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                    EXHIBIT E

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, NY 10019

New South Federal Savings Bank
1900 Crestwood Boulevard
Birmingham, AL 35210

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

     Re: Pooling and Servicing Agreement among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Transferor and Servicer, and The Bank of New York, as Trustee, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Gentlemen:

In accordance with Section 2.4 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Loan listed in the Loan Schedule (other than any Loan paid in full or any exceptions listed on the attached document exception report, which exceptions are divided into two categories, namely "critical exceptions" and "non-critical exceptions" as further described in
Section 2.4(b) of the Pooling and Servicing Agreement) it has received the Loan File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Loan.

The Trustee has made no independent examination of any documents contained in each Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Loan File of any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        The Bank of New York,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                    EXHIBIT F

                  FORM OF REQUEST FOR RELEASE OF LOAN FILES

To:  The Bank of New York
     101 Barclay Street - 12E
     New York, New York 10286
     Attention:

          Re: Pooling and Servicing Agreement among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Transferor and Servicer, and The Bank of New York, as Trustee, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Trustee for PaineWebber Mortgage Acceptance Corporation IV, we request the release of the Loan File for the Loan(s) described below, for the reason indicated.

FT Account #:                           Pool #:

Borrower's Name, Address and Zip Code:

Loan Number:

Reason for Requesting Documents (check one)

     1. Loan paid in full ([Servicer] hereby certifies that all amounts have been received.)

     2.   Loan  Liquidated  ([Servicer]  hereby  certifies  that all proceeds of
          foreclosure,   insurance,  or  other  liquidation  have  been  finally
          received.)

     3.   Loan in Foreclosure.

     4.   Other (explain):


If item 1 or 2 above is checked, and if all or part of the Loan File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above-specified Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                        NEW SOUTH FEDERAL SAVINGS BANK
                                           1900 Crestwood Boulevard
                                           Birmingham, AL  35210


By:_____________________________________
Name:___________________________________
Title:__________________________________
Date:___________________________________



TRUSTEE CONSENT TO RELEASE
AND ACKNOWLEDGMENT OF RECEIPT


By:_____________________________________
Name:___________________________________
Title:__________________________________
Date:___________________________________

                                   EXHIBIT G-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT   PURSUANT   TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL  REVENUE CODE OF
                                                       1986, AS AMENDED


STATE OF            )
                    ) ss:
COUNTY OF           )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

     2. That the Transferee's Taxpayer Identification Number is [ ].

     3. That the Transferee of a Transfer of PaineWebber Mortgage Acceptance Corporation IV, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2, Class [R-I] [R-II] [R-III] Certificate (the Class [R-I] [R-II] [R-III] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either any REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or any governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

     4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R-I] [R-II] [R-III] Certificate as they become due.

     5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] [R-III] Certificate in excess of any cash flow generated by the Class [R-I] [R-II] [R-III] Certificate.

     6. That the  Transferee  agrees  not to  transfer  the Class  [R-I]  [R-II]
[R-III] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit G-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Transferee agrees to such amendments of Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Servicer and Transferor and The Bank of New York, as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R-I] [R-II] [R-III] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     8. That, if a "tax matters person" is required to be designated with respect to the [REMIC I] [REMIC II or REMIC III], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [REMIC I] [REMIC II, REMIC III] pursuant to Section 10.15 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

     9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 4.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R-I] [R-II] [R-III] Certificates.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 19__.

                                        [NAME OF TRANSFEREE]


                                        By:  ___________________________________
                                                     [Name of Officer]
                                                     [Title of Officer]



     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ___ day of __________, 19__.


_____________________________________________
NOTARY PUBLIC

COUNTY OF ___________________________________

STATE OF ____________________________________

My commission expires the ___ day of __________, 19__.

                                   EXHIBIT G-2


                            FORM OF TRANSFEROR LETTER



                                     [Date]


The Bank of New York,
  as Trustee
101 Barclay Street - 12E
New York, New York 10286

Attention:

     Re: Transfer of PaineWebber Mortgage Acceptance Corporation IV, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                        Very truly yours,

                                        [Transferor]


                                        ______________________________

                                    EXHIBIT H

                   FORM OF INVESTMENT REPRESENTATION LETTER


The Bank of New York,
as Trustee
101 Barclay Street - 12E
New York, New York 10286
Attention:

     Re: Transfer of PaineWebber Mortgage Acceptance Corporation IV, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

     This letter is delivered pursuant to Section 4.2 of the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Servicer and Transferor, and The Bank of New York, as Trustee on behalf of the holders of Transfer of PaineWebber Mortgage Acceptance Corporation IV, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of ____% aggregate Percentage Interest of Class
___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1.   Check one of the following:*

     [ ] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

     [ ] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     5. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 4.02 of the Pooling and Servicing Agreement.

     6. Check one of the following:*

__________
*Each Purchaser must include one of the two alternative certifications.


     [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

     [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

     8. Please make all payments due on the Certificates:**

     [ ] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

     [ ]  Bank: ____________________________________________
          ABA #: ___________________________________________
          Account #: _______________________________________
          Attention: _______________________________________

     [ ]  (b) by mailing a check or draft to the following address:

__________
** Only to be filled out by Purchasers of Definitive Certificates. Please select
(a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.


                                        ________________________________________
                                        ________________________________________
                                        ________________________________________


                                        Very truly yours,


                                        ________________________________________
                                                    [The Purchaser]


                                        By:  ___________________________________
                                             Name:
                                             Title:

Dated:

                                    EXHIBIT I


                       FORM OF ERISA REPRESENTATION LETTER


The Bank of New York,
as Trustee
101 Barclay Street - 12E
New York, New York 10286
Attention:

     Re: Transfer of PaineWebber Mortgage Acceptance Corporation IV, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

The undersigned (the "Purchaser") proposes to purchase ____% initial Percentage Interest of PaineWebber Mortgage Acceptance Corporation IV, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Servicer and Transferor, and The Bank of New York, as Trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

     1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any similar law, and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Trustee or the Trust Fund.

     IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of __________, ____.

                                        Very truly yours,


                                        ________________________________________
                                                    [The Purchaser]


                                        By:  ___________________________________
                                             Name:
                                             Title

                                    EXHIBIT J

        FORM OF OFFICER'S CERTIFICATE OF THE TRANSFEROR: PREPAID LOANS

To:  The Bank of New York
     101 Barclay Street - 12E
     New York, New York 10286
     Attention:

          Re: Pooling and Servicing Agreement among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, New South Federal Savings Bank, as Transferor and Servicer, and The Bank of New York, as Trustee, New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

In connection with the administration of the Loans held by you as Trustee for PaineWebber Mortgage Acceptance Corporation IV, we hereby certify that Loan # __________ had been paid in full. We provide this certification in lieu of the contents of the Loan File. If all or part of the Loan File have been previously released to you, we request that the same along with any related documents be returned to us immediately.

                                        NEW SOUTH FEDERAL SAVINGS BANK
                                           1900 Crestwood Boulevard
                                           Birmingham, AL  35210


By:_____________________________________
Name:___________________________________
Title:__________________________________
Date:___________________________________



TRUSTEE CONSENT TO RELEASE
   AND ACKNOWLEDGMENT OF RECEIPT


By:_____________________________________
Name:___________________________________
Title:__________________________________
Date:___________________________________

                                    EXHIBIT K

                      [Form of Servicer Remittance Report]

                                    EXHIBIT L

     SUBSEQUENT TRANSFER AGREEMENT (the "Subsequent Transfer Agreement"), dated as of [________], between New South Federal Savings Bank ("Transferor") , and The Bank of New York (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, pursuant to the terms of a Loan Sale Agreement, dated as of November 1, 1999 (the "Loan Sale Agreement"), between PaineWebber Mortgage Acceptance Corporation IV, as Depositor (the "Depositor") and the Transferor, the Transferor has sold, transferred, assigned and otherwise conveyed to the Depositor all its right, title and interest in and to certain Loans.

     WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, the Transferor and the Trustee, the Transferor has the obligation to sell, transfer, assign and otherwise convey to the Depositor, and the Depositor has the obligation to sell, transfer, assign and otherwise convey to the Trustee all its right, title and interest in and to certain home loans as listed on
Schedule I attached hereto and the Related Documents thereto (as defined below) (the "Subsequent Loans") pursuant to and in accordance with this Subsequent Transfer Agreement;

     WHEREAS, the parties hereto desire that the Transferor sell all its right, title and interest in and to the Subsequent Loans and the Related Documents to the Depositor and that the Depositor sell all its right, title and interest in and to the Subsequent Loans and the Related Documents to the Trustee pursuant to the terms of this Subsequent Transfer Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1 Definitions. Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

     2. Sale of Subsequent Loans to Trustee. The Transferor concurrently with the execution and delivery of this Subsequent Transfer Agreement, does hereby sell, transfer, assign, set over, and otherwise convey to the Depositor, and the Depositor does hereby sell, transfer, assign, set over, and otherwise convey to the Trustee, without recourse but subject to the other terms and provisions of this Agreement and the Pooling and Servicing Agreement, all of its right, title and interest in and to the following, whether now existing or hereafter acquired and wherever located: (i) such Subsequent Loans as listed in the Subsequent Loan Schedule, as of the [__________] (the "Cut-Off Date"), together with the Servicer's Loan Files and the Trustee's Loan Files relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to such Subsequent Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date, (iv) the Transferor's rights under all insurance policies with respect to such Subsequent Loans and any Insurance Proceeds on or after the Cut-Off Date, and (v) all proceeds of any of the foregoing.

     3. Obligations of the Depositor and Transferor Upon Sale. In connection with any transfer pursuant to Section 2 hereof, the Depositor and the Transferor as applicable, further agrees, at its own expense, on the Subsequent Transfer Date (a) to indicate in its books and records that the Subsequent Loans have been sold to the Depositor or to the Trustee as applicable, pursuant to this Subsequent Transfer Agreement and (b) to deliver to the Depositor or the Trustee as applicable, a computer file containing a true and complete list of all Subsequent Loans in the format required by Section 2.2 of the Loan Sale Agreement.

     In connection with any conveyance by the Depositor, the Transferor shall on behalf of the Depositor deliver to, and deposit with the Trustee, on or before the Subsequent Transfer Date the Related Documents (as defined in the Loan Sale Agreement) with respect to each Subsequent Loan.

     In connection with any conveyance by the Depositor, the Transferor shall on behalf of the Depositor deliver to, and deposit with the Servicer, as the designated agent of the Trustee, on or before the Subsequent Transfer Date the Servicer's Home Loan File with respect to each Subsequent Loan.

     The Transferor hereby confirms to the Trustee that, as of the Subsequent Transfer Date it has caused the portions of the Transferor's electronic ledger relating to the Subsequent Loans to be clearly and unambiguously marked to indicate that the Subsequent Loans have been sold to the Trustee.

     The parties hereto intend that each of the transactions set forth herein be a sale by the Transferor to the Depositor of all of the Transferor's right, title and interest in and to the Subsequent Loans and other property described above and a sale by the Depositor to the Trustee of all of the Depositor's right, title and interest in and to the Subsequent Loans and other property described above. In the event the transactions set forth herein are deemed not to be a sale, the Transferor hereby grants to the Depositor a security interest in all of the Transferor's right, title and interest in, to and under the Subsequent Loans and other property described above, whether now existing or hereafter created, to secure all of the Transferor's obligations hereunder and the Depositor hereby grants to the Trustee a security interest in all of the Depositor's right, title and interest in, to and under the Subsequent Loans and other property described above, whether now existing or hereafter created, to secure all of the Depositor's obligations hereunder; and this Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

     4. Payment of Purchase Price for the Subsequent Loans.

     (a) In consideration of the sale of the Subsequent Loans from the Transferor to the Depositor on the Subsequent Transfer Date, the Depositor agrees to pay to the Transferor on the Subsequent Transfer Date by transfer of immediately available funds, an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans as of the Cut-Off Date. In consideration of the sale of the Subsequent Loans from the Depositor to the Trustee on the Subsequent Transfer Date, the Trustee agrees to pay to the Depositor on the Subsequent Transfer Date by transfer of immediately available funds, an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans as of the Cut-Off Date.

     (b) Within 30 days of the Subsequent Transfer Date, Transferor on behalf of the Depositor, at its own expense, shall record each Assignment of Mortgage in favor of the Trustee to the same extent required under Section 2.2 of the Loan Sale Agreement.

     5. Representations and Warranties. (a) The Transferor hereby makes the representations and warranties to the Depositor as of the Cut-Off Date and the Subsequent Transfer Date specified in Section 3.3 of the Pooling and Servicing Agreement.

     (b) The Transferor further represents and warrants to the Depositor and the Trustee that with respect to the Subsequent Loans as of the Subsequent Transfer Date each of the representations and warranties contained in Section 3.4 of the Pooling and Servicing Agreement are true and correct and each reference to "Loan" and "Initial Loan" shall be deemed a reference to the Subsequent Loans.

     It is understood and agreed that the representations and warranties set forth in this Section 5(b) shall survive delivery of the respective Subsequent Loan Files to the Trustee. In the event that (a) any of the representations and warranties of the Transferor, in Section 3.4 of the Pooling and Servicing Agreement are determined to be untrue in a manner that materially and adversely affects the value of, or the interests of the Certificateholders or the Certificate Insurer in, any Subsequent Loan with respect to which such representation or warranty is made and (b) the Transferor, shall fail to cure such breach within the time period specified in Section 3.5 of the Pooling and Servicing Agreement, the Transferor, shall be obligated to repurchase or substitute the affected Subsequent Loan(s) in accordance with the provisions of
Section 3.5 of the Pooling and Servicing Agreement.

     With respect to representations and warranties made by the Transferor pursuant to this Section 5(b) that are made to the Transferor's best knowledge as applicable, if it is discovered by the Transferor, the Depositor, the Trustee or the Certificate Insurer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Subsequent Loan, notwithstanding the Transferor's lack of knowledge as applicable, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

     6. Covenants of the Transferor. The Transferor will defend the right, title and interest of the Depositor and the Trustee, in, to and under the Subsequent Loans, against all claims of third parties claiming through or under the Transferor or the Depositor.

     Whenever and so often as requested by the Trustee, or the Depositor, or the Transferor the other party promptly will execute and deliver or cause to be executed and delivered all such other and further instruments, documents, or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

     7. Termination. The respective obligations and responsibilities of the Depositor, the Transferor and the Trustee created hereby shall terminate, except for the Transferor's indemnity obligations as provided herein and in the Pooling and Servicing Agreement, upon the termination of the Trust as provided in
Article VIII of the Pooling and Servicing Agreement.

     8. Governing Law. This Subsequent Transfer Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     9. Intention of the Parties. It is the intention of the parties that the Depositor is purchasing, and the Transferor is selling, and the Trustee is purchasing, and the Depositor is selling, the Subsequent Loans rather than pledging the Subsequent Loans to secure a loan by the Depositor to the Transferor, and a loan by the Trustee to the Depositor. The parties hereto each intend to treat the transaction for accounting and federal income tax purposes as a sale by the Transferor to the Depositor, and a purchase by the Trustee from the Depositor, of the Subsequent Loans and that the Subsequent Loans shall become assets of REMIC I as of the date hereof. The Trustee will have the right to review the Subsequent Loans and the related Subsequent Loan Files to determine the characteristics of the Subsequent Loans which will affect the federal income tax consequences of owning the Subsequent Loans and the Transferor on behalf of the Depositor will cooperate with all reasonable requests made by the Trustee in the course of such review.

     10. Third-Party Beneficiary. This Subsequent Transfer Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto acknowledge that the Certificate Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto. Except as otherwise provided in this Section 10 no other Person shall have the right or obligation hereunder.



     IN WITNESS WHEREOF, the Transferor, the Depositor and the Trustee have caused this Subsequent Transfer Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

                                        New South Federal Savings Bank
                                           as Transferor


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        THE BANK OF NEW YORK, not in its
                                           individual capacity but solely as
                                           Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        PAINEWEBBER MORTGAGE ACCEPTANCE
                                        CORPORATION IV
                                           Depositor


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   SCHEDULE I

                            Subsequent Loan Schedule

                                    EXHIBIT M

                          [Form of Liquidation Report]

Customer Name:
Account Number:
Original Principal Balance:

1.   Type of Liquidation (REO disposition/charge-off/short pay-off)

     Date last paid
     Date of foreclosure
     Date of REO
     Date of REO Disposition
     Property Sale Price/Estimated Market Value at disposition

2.   Liquidation Proceeds

     Principal Prepayment                                       $_______________
     Property Sale Proceeds                                      _______________
     Insurance Proceeds                                          _______________
     Other (itemize)                                             _______________

     Total Proceeds                                             $_______________

3.   Liquidation Expenses

     Servicing Advances                                         $_______________
     Delinquency Advances                                        _______________
     Monthly Advances                                            _______________
     Contingency Fees                                            _______________
     Excess Servicing Fees                                       _______________
     Servicing Fees                                              _______________
     Annual Expense Escrow Amount                                _______________
     Other Servicing Compensation                                _______________
     Supplemental Fee (if any)                                   _______________
     Additional Interest (if any)                                _______________

     Total Advances                                             $_______________

4.   Net Liquidation Proceeds $ (Item 2 minus Item 3)

5.   Principal Balance of Mortgage Loan                         $_______________

6.   Loss, if any (Item 5 minus Item 4)                         $_______________